    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                          GOLD BANC CORPORATION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          KANSAS                     6712                    48-1008593
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
  (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL W. GULLION
                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        STEVEN F. CARMAN, ESQ.                MICHAEL M. STEWART, ESQ.
  BLACKWELL SANDERS PEPER MARTIN LLP            CROWE & DUNLEVY, P.C.
          TWO PERSHING SQUARE                   1800 MID-AMERICA TOUR
         2300 MAIN, SUITE 1000                    20 NORTH BROADWAY
      KANSAS CITY, MISSOURI 64108        OKLAHOMA CITY, OKLAHOMA 73102-8273
            (816) 983-8153                         (405) 235-7747
          FAX: (816) 983-9153                    FAX: (405) 272-5238

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement is declared effective and all other conditions to the Merger (as defined herein) have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                                  PROPOSED
                                                                   PROPOSED       MAXIMUM
                                                     AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
             TITLE OF EACH CLASS OF                  TO BE      OFFERING PRICE OFFERING PRICE  REGISTRATION
          SECURITIES TO BE REGISTERED            REGISTERED (1)  PER UNIT (2)       (2)         FEE (2)(3)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share.........   4,250,000         N/A        $13,775,000       $4,064
-----------------------------------------------------------------------------------------------------------

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(1) Under the Amended and Restated Agreement and Plan of Reorganization (the
    "Agreement") to which this Registration Statement relates, outstanding shares of Citizens Bancorporation, Inc. ("Citizens") common stock will be converted into shares of Gold Banc Corporation, Inc. (the "Registrant") based on the stockholders' equity of Citizens on the Closing Date, as provided in the Agreement. Since the number of shares of the Registrant's common stock to be issued will not be determined until the Closing Date, the number of shares registered hereby is an arbitrary number intended to be more than sufficient to cover the maximum number that is expected to be issued under the formula.
(2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price represents the book value of the maximum amount of common stock, $1.00 par value per share of Citizens Bancorporation, Inc., estimated to be outstanding immediately prior to, and to be canceled in, the Merger as of June 30, 1998.
(3) This Registration Statement may also cover the public reoffering of the securities registered hereunder by persons who may be deemed to be underwriters through the use of a separate reoffering prospectus to be included in a post-effective amendment hereto on Form S-3, with no additional registration fee.

                                --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                     [LOGO OF GOLD BANC CORPORATION, INC.]

                                                                          , 1998

Dear Gold Banc Corporation, Inc. Stockholder:

You are cordially invited to attend the special meeting of stockholders of Gold
Banc Corporation, Inc. (the "Company") to be held at         , Kansas, on
               ,                 , 1998, commencing at         a.m., local
time. At this important meeting, holders of common stock of the Company will be asked to consider and vote on a proposal relating to the merger of Citizens Bancorporation, Inc. with and into Gold Banc Acquisition Corporation IX, Inc., a wholly-owned subsidiary of the Company.

This merger is subject to certain required regulatory approvals and other conditions. The merger will be consummated shortly after the conditions to the merger are satisfied or waived. Under Kansas law, holders of common stock of the Company do not have dissenters' rights of appraisal.

The enclosed Prospectus-Proxy/Information Statement describes the terms of the transaction in more detail. You should review the Prospectus-Proxy/Information Statement carefully. Your Board of Directors has carefully reviewed and considered the terms and conditions of the transaction and believes that it is fair and in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote "FOR" the proposal.

The affirmative vote of a majority of the outstanding shares of common stock of the Company is required to approve the transaction. To ensure your shares will be represented at the meeting, whether or not you plan to attend, I urge you to promptly sign, date and mail your proxy in the enclosed self-addressed envelope, which requires no postage. You may cancel your proxy by attending the meeting and voting in person.

                                          Sincerely,

                                          Michael W. Gullion
                                          Chairman of the Board
                                          President and Chief Executive
                                           Officer

                          GOLD BANC CORPORATION, INC.
                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                 (913) 451-8050

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held On          , 1998

To the Stockholders of Gold Banc Corporation, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Gold Banc
Corporation, Inc. (the "Company") will be held at           Kansas, on
               , 1998, commencing at          a.m., local time (the "Company
Special Meeting"). At the Company Special Meeting, stockholders will be asked to consider and vote upon the following matter, which is more fully described in the accompanying Prospectus-Proxy/Information Statement:

  A proposal to approve and adopt the Amended and Restated Agreement and Plan of Reorganization, dated as of October 5, 1998 (the "Agreement"), by and among the Company, Gold Banc Acquisition Corporation IX, Inc., and Citizens Bancorporation, Inc. ("Citizens").

Pursuant to the Agreement, a copy of which is attached as Annex A to the accompanying Prospectus-Proxy/Information Statement, Citizens will be merged with and into Gold Banc Acquisition Corporation IX, Inc. Holders of Company
common stock of record at the close of business on             , 1998, will be
entitled to notice of and to vote at the Company Special Meeting or any adjournment or postponement thereof. Approval of the Agreement, which is a condition to the consummation of the transactions contemplated by the Agreement, requires the affirmative vote of a majority of the outstanding shares of Company common stock.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                          By Order of the Board of Directors

                                          Keith E. Bouchey
                                          Corporate Secretary

Leawood, Kansas
          , 1998

                         CITIZENS BANCORPORATION, INC.
                                 2500 W. EDISON
                             TULSA, OKLAHOMA 71427
                                 (918) 582-2600

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held On          , 1998

To the Stockholders of Citizens Bancorporation, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Citizens
Bancorporation, Inc. (the "Citizens ") will be held at               Tulsa,
Oklahoma, on                , 1998, commencing at          a.m., local time
(the "Citizens Special Meeting"). At the Citizens Special Meeting, stockholders will be asked to consider and vote upon the following matter, which is more fully described in the accompanying Prospectus-Proxy/Information Statement:

  A proposal to approve and adopt the Amended and Restated Agreement and Plan of Reorganization, dated as of October 5, 1998 (the "Agreement"), by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation IX, Inc., and Citizens.

Pursuant to the Agreement, a copy of which is attached as Annex A to the accompanying Prospectus-Proxy/Information Statement, Citizens will be merged with and into Gold Banc Acquisition Corporation IX, Inc. Holders of Citizens
common stock of record at the close of business on             , 1998, will be
entitled to notice of and to vote at the Citizens' Special Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at least 10 days before the Citizens Special Meeting at the offices of Citizens, 5120 S. Garnett, Tulsa, Oklahoma and will be open for examination by any stockholder for any purpose germane to the Citizens Special Meeting during ordinary business hours. Approval of the Agreement, which is a condition to the consummation of the transactions contemplated by the Agreement, requires the affirmative vote of a majority of the outstanding shares of Citizens common stock. Pursuant to Section 1091 of the Oklahoma General Corporation Act, a copy of which is attached as Annex B to the accompanying Prospectus-Proxy/Information Statement, Citizens stockholders are entitled to dissenters' rights.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                          By Order of the Board of Directors

                                          Gentry Parker
                                          Corporate Secretary

Tulsa, Oklahoma
          , 1998

                                   PROSPECTUS

                          GOLD BANC CORPORATION, INC.

                           4,250,000 COMMON SHARES OF
                                $1.00 PAR VALUE

                               ----------------

                               PROXY STATEMENT OF
                          GOLD BANC CORPORATION, INC.
                            INFORMATION STATEMENT OF
                         CITIZENS BANCORPORATION, INC.

                               ----------------

This Prospectus-Proxy/Information Statement relates to the issuance of up to 4,000,000 shares of $1.00 par value common stock of Gold Banc Corporation, Inc. in exchange for shares of $1.00 par value common stock of Citizens Bancorporation, Inc. in the merger described herein, pursuant to which Citizens will be merged into Gold Banc Acquisition Corporation IX, Inc., a wholly-owned subsidiary of Gold Banc Corporation, Inc.

This Prospectus-Proxy/Information Statement is also a proxy statement furnished at the direction of the Board of Directors of Gold Banc Corporation, Inc. because of the solicitation of proxies from its stockholders to be voted at a special meeting of stockholders of Gold Banc Corporation, Inc. to be held on
                    , 1998, and at any adjournment thereof, for the purpose of considering and voting upon approval of the agreement described herein.

This Prospectus-Proxy/Information Statement is also an information statement furnished to stockholders of Citizens Bancorporation, Inc. in preparation for a special meeting of stockholders of Citizens Bancorporation, Inc. to be held on
            , 1998, and at any adjournment thereof, for the purpose of considering and voting upon approval of the agreement described herein. Proxies are not being solicited from the stockholders of Citizens Bancorporation, Inc.

This Prospectus-Proxy/Information Statement does not cover any resale of the securities to be received by stockholders of Citizens Bancorporation, Inc. upon consummation of the proposed transaction, and no person is authorized to make any use of this Prospectus-Proxy/Information Statement in connection with any such resale.

STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 13.

The common stock of Gold Banc Corporation, Inc. is listed for trading on the Nasdaq National Market System ("NASDAQ") under the symbol "GLDB." On
           , 1998, the last reported sale price of Gold Banc Corporation,
Inc.'s common stock on NASDAQ was $           .

                               ----------------

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

The date of this Prospectus-Proxy/Information Statement is                ,
1998, and it is first being mailed on or about                    , 1998.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................   4
INCORPORATION BY REFERENCE..................................................   4
SUMMARY.....................................................................   6
 The Companies..............................................................   6
 The Meetings...............................................................   7
 The Merger.................................................................   7
 Stock Certificates; Dividend Withholding...................................   8
 Conditions to the Merger...................................................   8
 Reasons for the Merger.....................................................   8
 Dissenters' Rights of Appraisal............................................   8
 Accounting Treatment.......................................................   9
 Federal Income Tax Consequences............................................   9
 Risk Factors...............................................................   9
 Comparative Stock Prices...................................................   9
 Comparative Rights of Stockholders.........................................  10
 Comparative Per Share Data.................................................  11
 Pro Forma and Selected Financial Data......................................  12
RISK FACTORS................................................................  13
 Key Personnel..............................................................  13
 Anti-Takeover Measures.....................................................  13
 Limited Trading History....................................................  13
 Year 2000 Risks............................................................  14
 Integration of Acquired Banks and Businesses; Business Combinations........  14
THE COMPANIES...............................................................  16
 The Company................................................................  16
 The Company Subsidiaries...................................................  16
 Brokerage Services.........................................................  17
 Pending Acquisitions.......................................................  17
 Legal Proceedings..........................................................  18
 Citizens...................................................................  18
 Sub........................................................................  19
THE MEETINGS................................................................  19
 Company Special Meeting....................................................  19
 Citizens Special Meeting...................................................  20
THE MERGER..................................................................  20
 General....................................................................  20
 Conversion of Citizens Common Stock........................................  20
 Exchange of Stock Certificates.............................................  21
 Fractional Shares..........................................................  21
 Background of Negotiations.................................................  22
 Reasons for the Merger.....................................................  23
 Operations and Management After the Merger.................................  24

 Conditions to the Merger.................................................   25
 Conduct of Business Pending the Merger...................................   26
 No Solicitation..........................................................   26
 Waiver and Amendment.....................................................   26
 Termination of the Merger................................................   27
 Effective Time...........................................................   27
 Federal Securities Laws Consequences.....................................   27
 Resale of Company Common Stock...........................................   28
 Fees and Expenses of the Merger..........................................   28
 Rights of Dissenting Stockholders........................................   29
 Transactions Between the Company and Citizens............................   31
 Accounting Treatment; Restrictions on Sales by Affiliates................   32
FEDERAL INCOME TAX CONSEQUENCES...........................................   32
SECURITY OWNERSHIP OF CITIZENS COMMON STOCK...............................   33
COMMON STOCK PER SHARE PRICES AND DIVIDENDS...............................   34
COMPARATIVE RIGHTS OF STOCKHOLDERS........................................   34
 General..................................................................   34
 Number of Directors and Term.............................................   35
 Removal of Directors.....................................................   35
 Special Meetings.........................................................   35
 Amendment of Articles or Certificate of Incorporation....................   35
 Action by Written Consent of Stockholders................................   35
 Amendment of Bylaws......................................................   36
 Notice of Stockholder Proposals; Nominations of Directors................   36
PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS.........................   37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF THE COMPANY AND SUBSIDIARIES...............................   45
 Results Of Operations....................................................   45
 Financial Condition......................................................   53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF CITIZENS...................................................   65
 Results Of Operations....................................................   65
 Financial Condition......................................................   70
LEGAL MATTERS.............................................................   79
EXPERTS...................................................................   79
 Independent Public Accountants for the Company...........................   79
 Independent Public Accountants for Citizens..............................   79
STOCKHOLDER PROPOSALS.....................................................   80
INDEX TO FINANCIAL STATEMENTS.............................................  F-1
ANNEX A Amended And Restated Agreement And Plan Of Reorganization.........  A-1
ANNEX B Okla. Stat. Tit. 18, (S) 1091.....................................  B-1

                             AVAILABLE INFORMATION

Gold Banc Corporation, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Room 1400, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the SEC. The address of that site is http://www.sec.gov.

The Company has filed a Registration Statement on Form S-4 with the SEC with respect to shares of $1.00 par value common stock (the "Company Common Stock") of the Company to be issued in connection with the Merger. This Prospectus-Proxy/Information Statement (the "Prospectus") does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available at the SEC for inspection and copying as set forth above.

                               ----------------

                           INCORPORATION BY REFERENCE

This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. Copies of such documents relating to the Company, and the exhibits to such documents, are available without charge to each person to whom a copy of this Prospectus has been delivered upon written or oral request of any such person, from Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211, Attention: Keith E. Bouchey, Telephone Number:
(913) 451-8050. In order to ensure timely delivery of the documents, any
request should be made by               , 1998. Documents will be sent via
first class mail within one day upon receipt of a request.

The following documents filed by the Company with the SEC are hereby incorporated by reference herein:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

  (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

  (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998.

  (d) The description of the Company Common Stock set forth in the Form 8-A12G Registration Statement as filed with the SEC on November 1, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the date of the Citizens Special Meeting shall be deemed to be incorporated by reference into this Prospectus from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or solicitation of an offer to purchase, the securities offered by this Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities pursuant to this Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Prospectus.

The information contained in this Prospectus with respect to the Company and Sub has been supplied by the Company. The information contained herein with respect to Citizens Bancorporation, Inc. ("Citizens") and Citizens Bank of Tulsa has been supplied by Citizens.

                                    SUMMARY

The following is a brief summary of certain information appearing elsewhere or incorporated by reference in this Prospectus. This summary is qualified in its entirety by the more detailed information, including "Risk Factors," appearing elsewhere in this Prospectus, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and the Company's supplemental consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens" and Citizens' consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

THE COMPANIES

The Company is a Kansas corporation organized on December 5, 1985 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company, through its ownership of its subsidiaries (the "Company Subsidiaries"), is engaged primarily in a general commercial banking business, and its primary source of earnings is derived from income generated by the Company Subsidiaries. The Company also provides brokerage services through a wholly-owned non-bank subsidiary that operates as a broker-dealer in securities. As of December 31, 1997 as restated for the pending acquisition of First State Bancorp in a transaction that will be accounted for as a pooling of interest, the Company had total assets of $620.5 million, net loans of $401.1 million, total deposits of $510.7 million, and stockholders' equity of $51.9 million. The Company and the Company Subsidiaries employ 268 persons on a full-time equivalent basis. The principal executive offices of the Company are located at 11301 Nall Avenue, Leawood, Kansas 66211 (telephone number (913) 451-8050).

Citizens is an Oklahoma corporation organized on November 30, 1993 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Citizens is headquartered in Tulsa, Oklahoma. Citizens owns all of the issued and outstanding common stock of Citizens Bank of Tulsa (the "Bank"), an Oklahoma banking corporation also headquartered in Tulsa, Oklahoma. The total assets of Citizens on a consolidated basis, as of December 31, 1997 were approximately $204.8 million and net income for the year ended December 31, 1997, was approximately $4,885,000. The principal executive offices of Citizens are located at 2500 W. Edison, Tulsa, Oklahoma 71427 (telephone number (918) 582-2600).

Sub is a wholly owned subsidiary of the Company. Pursuant to the Amended and Restated Agreement and Plan of Reorganization among the Company, Citizens, and Sub dated as of October 5, 1998 (the "Agreement"), Citizens will be merged into Sub (the "Merger"). The principal executive offices of Sub are located at 11301 Nall Avenue, Leawood, Kansas 66211 (telephone number (913) 451-8050).

THE MEETINGS

Company Special Meeting. A special meeting of the stockholders of the Company
will be held at         , Leawood, Kansas on               ,     , 1998, at
           a.m., local time (the "Company Special Meeting"), for the purpose of approving and adopting the Agreement. Only holders of record of Company Common
Stock at the close of business on               , 1998, will be entitled to
notice of and to vote at the Company Special Meeting. At the Company Special Meeting, each holder of Company Common Stock will be entitled to one vote for each share held, and the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote is required to approve the Agreement. Abstentions and failures to vote will have the same effect as votes cast against approval of the Agreement. On September 30, 1998, directors and
executive officers of the Company beneficially owned approximately     % of the
outstanding shares of Company Common Stock. All directors and executive officers of the Company owning Company Common Stock have indicated they intend to vote in favor of the Agreement.

Citizens Special Meeting. A special meeting of the stockholders of Citizens
will be held at           , Tulsa, Oklahoma on            , 1998, at
a.m., local time (the "Citizens Special Meeting"), for the purpose of approving and adopting the Agreement. Only holders of record of shares of $1.00 par value common stock (the "Citizens Common Stock") of Citizens, at the close of
business on       , 1998, will be entitled to notice of and to vote at the
Citizens Special Meeting. At the Citizens Special Meeting, each holder of Citizens Common Stock will be entitled to one vote for each share held, and the affirmative vote of a majority of the outstanding shares of Citizens Common Stock entitled to vote is required to approve the Agreement. Abstentions and failures to vote will have the same effect as votes cast against approval of the Agreement. On September 30, 1998, directors and executive officers of Citizens beneficially owned approximately 80% of the outstanding shares of Citizens Common Stock. All directors and executive officers of Citizens owning Citizens Common Stock have indicated they intend to vote in favor of the Agreement.

THE MERGER

The Company, Sub and Citizens have entered into the Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference, pursuant to which Citizens will be merged with and into Sub, which will be the surviving corporation. As more fully set forth below, the Agreement provides, generally, that each share of Citizens Common Stock outstanding immediately prior to the Effective Time (as defined in the Agreement) of the Merger will be converted into the right to receive that number of shares of the Company Common Stock as is equal to the applicable conversion ratio determined pursuant to the Agreement. See "The Merger--General;--Conversion of Citizens Common Stock."

The conversion ratio is subject to change, depending on: (i) the price of Company Common Stock prior to the Closing Date, and (ii) the adjusted Stockholder's Equity of Citizens prior to the Closing Date. The formula to determine the conversion ratio is set forth in Section 2.2 of the Agreement and is described in more detail below in "The Merger--Conversion of Citizens Common Stock." If the Merger had been consummated as of September 30, 1998, when the Stockholders' Equity of Citizens and the Average Gold Future Price (both terms as defined in the Agreement) were $16,839,303 and $17.1313, respectively, each outstanding share of Citizens Common Stock would have been converted into approximately 151 shares (or a total of approximately 3,777,094 shares) of Company Common Stock.

Fractional shares of the Company Common Stock will not be issued in connection with the Merger. Holders of Citizens Common Stock otherwise entitled to a fractional share will be paid the value of the fractional share in cash. See "The Merger--Fractional Shares."

STOCK CERTIFICATES; DIVIDEND WITHHOLDING

Stockholders of Citizens other than those Citizens stockholders who perfect their dissenters' rights of appraisal must surrender to the Company the certificates for their shares of Citizens Common Stock, and inform the Company of their federal taxpayer identification number, before receiving any cash or a certificate for the number of shares of the Company Common Stock to which such stockholders are entitled. Until a Citizens stockholder surrenders the certificates for his or her Citizens Common Stock and informs the Company of his or her federal taxpayer identification number, the Company may withhold the payment of any or all dividends otherwise payable to such stockholder as a stockholder of the Company. See "The Merger--Exchange of Stock Certificates."

CONDITIONS TO THE MERGER

The Merger is subject to certain conditions, including approval of the Agreement by the stockholders of Citizens, the stockholders of the Company, and appropriate state and federal banking authorities. Applications seeking approval of the Merger have been filed with the appropriate state and federal banking authorities. See "The Merger--Conditions to the Merger."

REASONS FOR THE MERGER

Company. The Board of Directors of the Company (the "Company Board") believes that the Merger is in the best interest of the Company and its stockholders and unanimously recommends that stockholders vote "FOR" the approval of the Agreement. The Company Board believes that the Merger will result in the addition to the Company's existing organization of a well-suited and positioned banking institution. See "The Meetings--Company Special Meeting;-- Recommendation of the Board of Directors;" and "The Merger--Reasons for the Merger."

Citizens. The Board of Directors of Citizens (the "Citizens Board") believes that the Merger is in the best interest of Citizens and its stockholders and unanimously recommends that stockholders vote "FOR" the approval of the Agreement. The Citizens Board believes that the Merger will provide significant value to all Citizens stockholders and will enable them to participate in the opportunities for growth that the Citizens Board thinks possible. See "The Meetings--Citizens Meeting; --Recommendation of the Board of Directors" and "The Merger--Reasons for the Merger."

DISSENTERS' RIGHTS OF APPRAISAL

Under the Kansas General Corporation Code ("KGCC"), the stockholders of the Company are not entitled to appraisal rights in connection with the transactions related to the consummation of the

Merger. See "The Meetings--Company Special Meeting" and "The Merger--Rights of Dissenting Stockholders."

Holders of Citizens Common Stock who are opposed to the Merger have the right to dissent from the Merger in accordance with Section 1091 of the Oklahoma General Corporation Act ("OGCA"), which provides that holders of record of Citizens Common Stock who object to the Merger in writing and who follow the procedures prescribed by Section 1091 will be entitled to receive a cash payment equal to the fair value of the Citizens Common Stock owned by them in lieu of receiving the consideration proposed under the Agreement. See "The Merger--Rights of Dissenting Stockholders."

ACCOUNTING TREATMENT

The Merger has been structured to qualify as a pooling of interest for accounting and financial reporting purposes. The obligation of the Company to consummate the Merger is subject to the receipt of assurance from KPMG Peat Marwick LLP, its independent accountants, that the Merger will qualify for pooling of interest accounting treatment. See "The Merger--Conditions to the Merger" and "--Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Blackwell Sanders Peper Martin LLP will deliver as a condition to closing of the Merger an opinion, based upon certain customary assumptions and representations, to the effect that, for federal income tax purposes, no gain or loss will be recognized by the Citizens stockholders as a result of the Merger to the extent they receive Company Common Stock in exchange for their Citizens Common Stock. With respect to cash paid to the holders of Citizens Common Stock as the result of the exercise of dissenters' rights (or for fractional shares), normal recognition and gain and loss treatment will apply. For a more complete description of the federal income tax consequences, see "Federal Income Tax Consequences."

RISK FACTORS

In determining whether to exchange Citizens Common Stock for Company Common Stock, the Citizens stockholders should consider carefully the information set forth under the caption "Risk Factors" and all information contained in this Prospectus before making any decision to acquire Company Common Stock. See "Risk Factors."

COMPARATIVE STOCK PRICES

As of September 30, 1998, there were 301 holders of record (representing approximately 2,161 beneficial owners) of Company Common Stock. Shares of the Company Common Stock are listed on the Nasdaq National Market System ("NASDAQ"). The last sale price of the Company Common Stock as reported on NASDAQ on September 1, 1998 (the last trading day preceding the announcement of the execution of the Agreement, which was also the date of the execution of the

Agreement), was $14.00. The last sale price for the Company Common Stock as
reported by NASDAQ on           , 1998 (the most recent date for which it was
practicable to obtain market price data prior to the printing of this
Prospectus), was $         .

As of September 30, 1998, there were six holders of record of Citizens Common Stock. There is no established trading market for the shares of Citizens Common Stock.

The market price of the Company Common Stock will fluctuate between the date of this Prospectus and the Effective Time. A change in the market price of the Company Common Stock before the Effective Time will affect the market value of the Company Common Stock to be received in the Merger in exchange for the Citizens Common Stock. There can be no assurance as to the market price of the Company Common Stock at any time before, at or after the Effective Time. Citizens Stockholders are urged to obtain current market quotations for Company Common Stock. The Company Common Stock issued in connection with the Merger will be listed on NASDAQ.

COMPARATIVE RIGHTS OF STOCKHOLDERS

At the Effective Time, stockholders of Citizens who receive shares of Company Common Stock will have their rights governed by the KGCC and the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, rather than by the OGCA and the Certificate of Incorporation and Bylaws of Citizens. For a discussion of certain differences in the rights of stockholders under Kansas law and stockholders under Oklahoma law, and under the respective articles or certificate of incorporation and bylaws of the Company and Citizens, see "Comparative Rights of Stockholders."

                           COMPARATIVE PER SHARE DATA

The following table sets forth per share data of the Company and Citizens on a historical and pro forma basis and on an equivalent pro forma basis for Citizens. This table should be read in conjunction with the historical supplemental financial statements and notes thereto for the Company and the historical financial statements for Citizens contained herein. Pro forma combined and equivalent pro forma per share data reflect the combined results of the Company and Citizens presented as though they were one company for all periods shown. Pro forma and equivalent pro forma cash dividends paid per share reflect the Company's cash dividends paid in the periods indicated. The pro forma amounts do not include any adjustments for estimated operating efficiencies or revenue enhancements resulting from the Merger.

The following pro forma and equivalent pro forma information is based on an exchange ratio of 158.32 shares of Company Common Stock for each share of Citizens Common Stock. The actual exchange ratio will depend on the Stockholders' Equity of Citizens on the closing date. See "Merger--Conversion of Citizens Common." In addition to the proposed merger with Citizens, the Company has a pending merger with First State Bancorp, Inc. in a business combination to be accounted for as a pooling of interests. The effects of that merger are included in the historical supplemental financial statements of the Company presented elsewhere herein, and in the information presented below. The Company also has pending a merger with The Trust Company. That pending merger is not included in the historical supplemental financial statements of the Company presented elsewhere herein, nor in the information presented below. See "The Companies--Pending Acquisitions."

                                       HISTORICAL
                                  --------------------
                                                                     EQUIVALENT
                                                           PRO FORMA PRO FORMA
                                  COMPANY (1) CITIZENS      COMPANY   CITIZENS
                                  ----------- --------     --------- ----------
Basic net income per common
 share:
 Twelve months ended:
   December 31, 1997............     $0.43    $195.40        $0.64    $101.91
   December 31, 1996............      0.43      71.12         0.45      70.54
   December 31, 1995............      0.30      44.00         0.30      47.19
   December 31, 1994............      0.20      19.44         0.29      45.25
   December 31, 1993............      0.20      -5.17         0.22      35.56
 Six months ended:
   June 30, 1998................      0.26     122.76         0.39      61.97
   June 30, 1997................      0.21      80.04         0.29      45.81
Dividends paid per common share:
 Twelve months ended:
   December 31, 1997............     $0.06    $  0.00        $0.06    $  9.50
   December 31, 1996............      0.00       0.00         0.00       0.00
   December 31, 1995............      0.00       0.00         0.00       0.00
   December 31, 1994............      0.00       0.00         0.00       0.00
   December 31, 1993............      0.00       0.00         0.00       0.00
 Six months ended:
   June 30, 1998................      0.04     158.80 (2)     0.04       6.33
   June 30, 1997................      0.02       0.00         0.02       3.17
Book value per common share at:
   December 31, 1997............     $4.36    $586.44        $4.19    $663.87
   December 31, 1996............      3.82     389.08         3.47     549.06
   December 31, 1995............      3.42     229.08         2.69     426.21
   December 31, 1994............      2.86     178.44         2.23     353.67
   December 31, 1993............      2.74     169.44         2.16     341.60
   June 30, 1998................      4.85     550.52         4.52     716.14
   June 30, 1997................      4.02     489.28         3.84     607.22

-------
(1) On May 18, 1998, the Company completed a 2-for-1 stock split. All per share data presented above has been restated for the effect of the stock split.
(2) Citizens converted to Subchapter S corporation status for tax purposes effective January 1, 1997. Dividends paid in 1998 represent distributions sufficient for stockholders of Citizens to pay applicable tax liabilities.

                     PRO FORMA AND SELECTED FINANCIAL DATA
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE)

The following table presents for the Company and Citizens, on a historical basis, selected consolidated financial data and unaudited pro forma combined amounts reflecting the Merger. The pro forma amounts assume the Merger had been effective during the periods presented. Pro forma per share amounts assume an exchange ratio of 158.32 shares of Company Common Stock for each share of Citizens. The actual exchange ratio will depend on the Stockholders' Equity of Citizens on the closing date. See "The Merger--Conversion of Citizens Common Stock." In addition to the proposed merger with Citizens, the Company has a pending merger with First State Bancorp, Inc. in a business combination to be accounted for as a pooling of interests. The effects of that merger are included in the historical supplemental financial statements of the Company presented elsewhere herein, and in the information presented below. The Company also has pending a merger with The Trust Company. That pending merger is not included in the historical supplemental financial statements of the Company presented elsewhere herein, nor in the information presented below. See "The Companies--Pending Acquisitions."

                          SIX MONTHS ENDED        FOR THE YEAR ENDED DECEMBER 31,
                          ----------------- --------------------------------------------
                          6/30/98  6/30/97    1997     1996     1995     1994     1993
                          -------- -------- -------- -------- -------- -------- --------
Net interest income and
 other income
 Company................  $ 15,021 $ 10,385 $ 22,575 $ 18,142 $ 16,399 $ 12,608 $  8,992
 Citizens...............     5,459    4,321    9,545    6,407    4,156    2,694    1,216
 Pro Forma..............    20,480   14,707   32,120   24,549   20,555   15,302   10,208
Net Income
  Company...............  $  3,177 $  2,436 $  4,989 $  3,128 $  2,105 $  2,646 $  2,276
 Citizens...............     3,069    2,001    4,885    1,778    1,100      486     -129
 Pro Forma..............     6,246    4,438    9,874    4,906    3,205    3,132    2,147
Basic net income per
  common share
  Company (1)...........  $   0.26 $   0.21 $   0.43 $   0.43 $   0.30 $   0.20 $   0.20
 Citizens...............    122.76    80.04   195.40    71.12    44.00    19.44    -5.17
 Pro Forma..............      0.39     0.29     0.64     0.45     0.30     0.29     0.22
Historical dividends
 paid per common share
 Company (1)............  $   0.04 $   0.02 $   0.06 $   0.00 $   0.00 $   0.00 $   0.00
 Citizens (3)...........    158.80     0.00     0.00     0.00     0.00     0.00     0.00
 Pro Forma..............      0.04     0.02     0.06     0.00     0.00     0.00     0.00
Total assets (end of
 period)
 Company................  $697,086 $497,794 $620,526 $471,386 $422,104 $380,735 $267,577
 Citizens...............   231,501  186,883  204,897  161,647  110,125   72,330   31,917
 Pro Forma..............   928,587  684,677  825,423  633,033  532,229  453,065  299,494
Longterm borrowings (end
 of period)
 Company (2)............  $ 47,601 $  5,682 $ 32,735 $  4,893 $ 12,392 $ 12,833 $  4,987
 Citizens...............       888    1,000      925    1,000    1,000        0        0
 Pro Forma..............    48,489    6,682   33,660    5,893   13,392   12,833    4,987
Total stockholders'
 equity (end of period)
 Company................  $ 60,642 $ 45,702 $ 51,906 $ 43,393 $ 23,148 $ 20,018 $ 15,432
 Citizens...............    13,763   12,232   14,661    9,727    5,727    4,461    5,281
 Pro Forma..............    74,405   57,934   66,567   53,120   28,875   24,479   20,623
Book value per common
 share (end of period)
 Company (1)............  $   4.85 $   4.02 $   4.36 $   3.82 $   3.42 $   2.86 $   2.74
 Citizens...............    550.52   489.28   586.44   389.08   229.08   178.44   211.24
 Pro Forma..............      4.52     3.84     4.19     3.47     2.69     2.23     2.16

--------
(1) On May 18, 1998, the Company completed a 2 for 1 stock split. All per share data presented above has been restated for the effect of the stock split.
(2) The long-term borrowings of the Company include $28.8 million of 8.75% guaranteed preferred beneficial interests in Company's debentures issued on December 15, 1997
(3) Citizens converted to Subchapter S corporation status for tax purposes effective January 1, 1997. Dividends paid in 1998 represent distributions sufficient for stockholders of Citizens to pay applicable tax liabilities.

                                  RISK FACTORS

Certain statements in the Summary and under the captions "Risk Factors," "The Merger--Reasons for the Merger;--Operations and Management After the Merger" and elsewhere in this Prospectus (including the documents incorporated by reference herein) constitute "forwarding looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or Citizens to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those discussed below.

In considering whether to approve the Merger, stockholders should consider, in addition to the other information in this Prospectus, the matters described below.

KEY PERSONNEL

Continued profitability of the Company after the Merger will be dependent on the retention of a limited number of key persons, including Michael W. Gullion, the Chairman, President and Chief Executive Officer of the Company, and Keith
E. Bouchey, the Executive Vice President, Secretary and Chief Financial Officer of the Company. There will likely be a difficult transition period if the Company loses the services of either or both men. In recognition of this risk, the Company owns and is the beneficiary of an insurance policy on the life of Mr. Gullion providing death benefits of $1.5 million and has entered into employment agreements with Mr. Gullion and Mr. Bouchey. The Company also places great value on the experience of presidents of the Company Subsidiaries and the branches of the Company Subsidiaries and on their relationships with the communities served by the Company Subsidiaries. The loss of these key persons could negatively impact the affected banking locations. There is no assurance the Company will be able to retain its current key personnel or attract additional qualified key persons as needed.

ANTI-TAKEOVER MEASURES

The Company has adopted certain provisions in its Restated Articles of Incorporation and Amended and Restated Bylaws that may be considered as having the effect of discouraging attempts to take over control of the Company. In addition, the employment agreements of Mr. Gullion and Mr. Bouchey may require the Company to make certain cash payments to them following a change in control of the Company. Such provisions may benefit the Company's stockholders if a takeover were attempted with a view to impose a merger, a sale of all or substantially all of the assets of the Company, or a similar transaction that may not be in the best interests of all of the stockholders. Alternatively, the anti-takeover provisions could adversely affect stockholders of the Company by discouraging takeovers that are structured in a way that would be favorable to the interests of the stockholders.

LIMITED TRADING HISTORY

The Company Common Stock has been listed on NASDAQ since November 1996. Prior to that time there was no public market for the Company Common Stock. There is no assurance that the

Company Common Stock will experience in the future the trading performance experienced since November 1996. Public markets such as that on which the Company Common Stock is traded from time to time experience price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded on such markets. The market price could be subject to significant fluctuations in response to the Company's operating results, the results of its competitors, government regulations, litigation, and other factors.

YEAR 2000 RISKS

Certain of the Company's older computer programs identify years with two digits instead of four. This is likely to cause problems because the programs may recognize the year 2000 as the year 1900. As with other financial institutions, the Company engages in a significant amount of business and reporting activity that depends on accurate date information, such as interest and other calculations pertaining to loans, deposits, assets and investments. As a result, Year 2000 problems could result in a system failure or miscalculations that disrupt operations. The Company is taking steps to implement permanent solutions during 1998, rather than waiting until potential problems develop. A task force began work on identifying and assessing potential issues in 1997, and the Company is currently evaluating hardware and software solutions. Most of the Company Subsidiaries are scheduled to convert their core data processing from their current providers to Bankline Midamerica, Inc. The Company does not expect to convert any Company Subsidiaries later than May of 1999. The Company plans to fully test the first two Company Subsidiaries to convert for Year 2000 compliance. This testing will occur in the fourth quarter of 1998. It is expected that this testing procedure will suffice for proxy testing for Year 2000 compliance for the Company Subsidiaries converting subsequent to the first two. Appropriate resources are being allocated for hardware systems and software as needed at each of the Company Subsidiaries. The Company expects to be fully Year 2000 compliant by late 1998, prior to any anticipated impact on operating systems. Although the Company does not expect Year 2000 issues to have a material adverse affect on its internal operations, it is possible that Year 2000 issues could have a material adverse affect on (i) the Company's service providers and their ability to service the Company; and (ii) the Company's customers and their ability to repay loans. The cumulative effect of such problems, if they occur, could have a material adverse effect on the Company and the value of the Company Common Stock and its other securities.

INTEGRATION OF ACQUIRED BANKS AND BUSINESSES; BUSINESS COMBINATIONS

As part of its general strategy, the Company may, from time to time, acquire community banks and other businesses that it believes provide a strategic fit with its business. In fact, the Company currently has agreements with respect to the acquisitions of First State Bancorp, Inc. of Pittsburg, Kansas and The Trust Company of St. Joseph, Missouri, and it has reviewed potential acquisition candidates and has held preliminary discussions with a number of these candidates. The acquisition of Citizens and any other banks or businesses will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired banks and businesses, the difficulty and expense of integrating the operations and personnel of the banks or businesses, the potential disruption to the business of the Company, the potential diversion of management time and attention, the impairments of relationships with and the possible loss of key employees and customers of the acquired banks or businesses, the incurrence of amortization expenses if an acquisition is accounted for as a purchase and dilution to the stockholders of the Company if the acquisition is made for stock. The risks associated with the acquisition of Citizens (as well as other acquisitions) could have a material adverse effect on the Company and the value of the Company Common Stock and its other securities. See "The Companies-- Pending Acquisitions."

                                 THE COMPANIES

THE COMPANY

The Company is a Kansas corporation organized on December 5, 1985 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company, through its ownership of the Company Subsidiaries, is engaged primarily in a general commercial banking business, and its primary source of earnings is derived from income generated by the Company Subsidiaries. As of December 31, 1997 as restated for the pending acquisition of First State Bancorp in a transaction that will be accounted for as a pooling of interests, the Company had total assets of $620.5 million, net loans of $401.1 million, total deposits of $510.7 million, and stockholders' equity of $51.9 million. The Company and the Company Subsidiaries employ 268 persons on a full-time equivalent basis. The principal executive offices of the Company are located at 11301 Nall Avenue, Leawood, Kansas 66211 (telephone number (913) 451-8050).

THE COMPANY SUBSIDIARIES

Exchange National Bank ("Exchange Bank"). Exchange Bank has five locations and is headquartered in Marysville, Kansas. The Marysville location's loan portfolio as of December 31, 1997 consisted primarily of commercial and real estate loans. Since April 1992 and October 1995, Exchange Bank has been operating branches in Shawnee and Leawood, Kansas, respectively. These branches are located in Johnson County, the rapidly developing suburbs southwest of Kansas City, Missouri. In addition, Exchange Bank opened a new Shawnee branch on March 2, 1998 and has plans to open a third location in Shawnee during the second quarter of 1999. The three Johnson County, Kansas branches of Exchange Bank's loan portfolio as of December 31, 1997 consisted primarily of commercial, real estate construction and residential real estate loans. As of December 31, 1997, Exchange Bank had assets of $226.4 million.

Provident Bank f.s.b. ("Provident Bank"). Provident Bank, a federally chartered savings and loan, has one location and a second location under construction both in the city of St. Joseph, Missouri. Provident Bank's loan portfolio as of December 31, 1997 consisted primarily of real estate loans. As of December 31, 1997, Provident Bank had assets of $82.9 million.

Citizens State Bank ("Citizens"). Citizens State Bank has two locations in the town of Seneca, Kansas. As of December 31, 1997 Citizens State Bank's loan portfolio consisted primarily of the agricultural sector, including farm real estate, agricultural production and agricultural industrial and residential home loans. As of December 31, 1997, Citizens State Bank had assets of $57.3 million.

Peoples National Bank ("Peoples"). Peoples has one location in the town of Clay Center, Kansas. Peoples was acquired by the Company on August 22, 1997. As of December 31, 1997, Peoples' loan portfolio consisted primarily of real estate and agricultural loans. As of December 31, 1997, Peoples had assets of $71.0 million.

Farmers National Bank ("Farmers"). Farmers has two locations and is headquartered in Oberlin, Kansas. Farmers was acquired by the Company on October 1, 1997. As of December 31, 1997, Farmers' loan portfolio consisted primarily of agricultural and real estate loans. As of December 31, 1997, Farmers had assets of $53.6 million.

Farmers National in Alma ("Alma"). Alma has one location in the town of Alma, Kansas. Alma was acquired by the Company on February 19, 1998. As of December 31, 1997 Alma's loan portfolio consisted primarily of agricultural and real estate loans. As of December 31, 1997, Alma had assets of $30.1 million.

Farmers State Bank of Sabetha ("Sabetha"). Sabetha has three locations in the town of Sabetha, Kansas. The Company acquired Sabetha on July 9, 1998. As of December 31, 1997, Sabetha's loan portfolio consisted primarily of agriculture and real estate loans. Sabetha had assets of $41.9 million as of December 31, 1997.

Peoples State Bank, Colby, Kansas ("Colby"). Colby has two locations and is headquartered in the town of Colby, Kansas. The Company acquired Colby on August 4, 1998. As of December 31, 1997, Colby's loan portfolio consisted primarily of real estate and agricultural loans. As of December 31, 1997, Colby had assets of $20.0 million.

Tri-County National Bank ("Tri-County"). Tri-County is headquartered in Washington, Kansas, with locations in Concordia and Linn, Kansas. The Company acquired Tri-County on August 17, 1998. As of December 31, 1997, Tri-County's loan portfolio consisted primarily of agricultural, real estate and commercial loans. As of December 31, 1997, Tri-County had assets of $43.7 million. The Company plans to merge Tri-County into Peoples during the fourth quarter of 1998.

BROKERAGE SERVICES

The Company provides brokerage services through Midwest Capital Management, Inc. ("Midwest Capital"), a wholly-owned nonbank subsidiary, which operates as a broker-dealer in securities. Customers consist primarily of financial institutions located throughout the United States, with concentration in the Midwestern section of the United States. Midwest Capital manages a wide variety of stock, bond and money market portfolios for clients that currently include a significant number of commercial banks located primarily in Kansas, Missouri, Oklahoma, Nebraska and Iowa, as well as trusts, pension plans, insurance companies, commercial businesses, government entities, foundations and high net worth individuals. Midwest Capital is registered with the National Association of Securities Dealers as a broker/dealer and investment advisor.

PENDING ACQUISITIONS

On May 19, 1998, the Company entered into a definitive merger agreement with First State Bancorp, Inc. ("First State Bancorp") to acquire First State Bancorp and its wholly-owned subsidiary, The First State Bank and Trust Company, both headquartered in Pittsburg, Kansas. The transaction, a tax-free stock exchange valued at approximately $25.0 million, is expected to close in the fourth quarter of 1998. The transaction will be accounted for as a pooling of interest. Under the terms of that agreement, First State Bancorp stockholders will receive 19.6082 shares of Company Common Stock for each outstanding share of common stock of First State Bancorp or a total of 1,787,248 shares of Company Common Stock. Applications seeking approval of that merger have been filed with and approved by appropriate federal and state banking authorities. The First State Bank and Trust Company had total assets of $111.4 million, deposits of $93.0 million and loans of $59.6 million as of June 30, 1998.

Also, on August 28, 1998, the Company entered into a definitive merger agreement with The Trust Company ("The Trust Company"), a Midwest trust services business headquartered in St. Joseph, Missouri, to acquire The Trust Company in a tax-free stock exchange valued at approximately $4.3 million. The transaction will be accounted for as a pooling of interest. The transaction is expected to close in the fourth quarter of 1998. Under the terms of that agreement, stockholders of The Trust Company will receive ten (10) shares of Company Common Stock for each outstanding share of common stock of The Trust Company or a total of 300,000 shares of Company Common Stock. Regulatory approvals are pending. As of June 30, 1998, The Trust Company had approximately $250 million in trust assets under management.

LEGAL PROCEEDINGS

Exchange Bank, along with approximately twenty-four other persons and entities including a number of depository institutions, is a named defendant in a case filed in the United States District Court for the District of Kansas on September 11, 1997 on behalf of a putative class of over 2,400 persons who allegedly invested at least $14,900 each in entities known as Parade of Toys and Bandero Cigar Company. The complaint alleges violations of the Racketeer Influenced Corrupt Organizations ("RICO") statute (18 U.S.C. 1962(c)), conspiracy to violate RICO, negligent misrepresentation, fraud, civil conspiracy and negligence on the part of the defendants. The plaintiffs contend that the defendants, including Exchange Bank, were listed in trade reference sheets provided to plaintiffs by Parade of Toys and Bandero Cigar Company and that the defendants made false and misleading representations on which the plaintiffs relied to their detriment. In each count, the plaintiffs have sought actual damages in an amount in excess of $75,000 each, treble damages under RICO, and punitive damages. Exchange Bank denies liability and is in the process of vigorously defending this claim.

A hearing was conducted on March 25, 1998, on the issue of class certification. On September 29, 1998, the Court denied class certification and entered a scheduling order.

A second lawsuit arising out of the same facts was filed in the United States District Court for the District of Kansas on September 23, 1998 on behalf of 670 individually named persons. The complaint, which names Exchange Bank along with approximately sixteen (16) other persons and entities as defendants, alleges similar causes of action as the federal court action previously filed on behalf of a putative class of over 2,400 persons. The defendants, including Exchange Bank, now have until November 30, 1998 to file an answer. Exchange Bank denies any liability and intends to vigorously defend this claim.

CITIZENS

Citizens is a registered bank holding company headquartered in Tulsa, Oklahoma. Citizens owns all of the issued and outstanding common stock of the Bank, an Oklahoma banking corporation also headquartered in Tulsa. The total assets of Citizens on a consolidated basis, as of December 31, 1997 were approximately $
204.9 million and net income for the year ended December 31, 1997 was approximately $4.9 million. See "Financial Statements of Citizens and Subsidiary." The principal executive offices of Citizens are located at 2500 W. Edison, Tulsa, Oklahoma 71427 (telephone number (918) 582-2600).

SUB

Sub is a wholly owned subsidiary of the Company. Pursuant to the Agreement, Citizens will be merged into Sub.

                                  THE MEETINGS

COMPANY SPECIAL MEETING

Purpose of the Special Meeting. The purpose of the Company Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement which provides, among other things, for the merger of Citizens with and into Sub and in which Sub will be the surviving corporation.

Recommendation of the Board of Directors. The Board of Directors of the Company (the "Company Board") has unanimously approved the Agreement and has determined that the terms of the Merger and the Agreement are fair to and in the best interests of the Company and its stockholders. The Company Board therefore unanimously recommends that the Company's stockholders vote "FOR" approval and adoption of the Agreement.

Solicitation and Revocation of Proxies. This Prospectus is being furnished to the stockholders of the Company because of the solicitation of proxies by the Company Board for use at the Company Special Meeting to be held at
a.m., local time, on               , 1998 at                Leawood, Kansas and
at any adjournment or adjournments thereof. Any proxy given does not affect the right to vote in person at the Company Special Meeting and may be revoked at any time before it is exercised; there is no formal method required for revocation. The cost of solicitation of proxies for the Company Special Meeting will be borne by the Company. In addition to solicitation by mail, the Company may cause proxies to be solicited personally or by telephone or facsimile by the Company's employees.

HOLDERS OF COMPANY COMMON STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

Voting of Proxies, Persons Entitled to Vote, and Vote Required. All shares represented by a proxy given pursuant to this solicitation will be voted as specified thereon at the Company Special Meeting. If no specification is given, such shares will be voted in favor of the proposal to approve and adopt the Agreement. The Company Board is not aware of any other business to be presented at the Company Special Meeting. Should any such other business be presented at the Company Special Meeting, the person or persons named in the proxy will vote the same in accordance with their judgment; provided, however, that shares voted against approval and adoption of the Agreement will not be used to adjourn or postpone the Company Special Meeting.

The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote is required to approve and adopt the Agreement. Only holders of Company Common Stock of record as of the
close of business on                 , 1998 are entitled to vote at the Company
Special Meeting. At the close of business on that date, shares of Company Common Stock were outstanding. Holders of shares of Company Common Stock are entitled to one vote for each share held on the record date.

CITIZENS SPECIAL MEETING

Purpose of the Special Meeting. The purpose of the Citizens Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement which provides, among other things, for the merger of Citizens with and into Sub and in which Sub will be the surviving corporation

Recommendation of the Board of Directors. The Board of Directors of Citizens (the "Citizens Board") has unanimously approved the Agreement and has determined that the terms of the Merger and the Agreement are fair to and in the best interests of Citizens and its stockholders. The Citizens Board therefore unanimously recommends that the Citizens' stockholders vote "FOR" approval and adoption of the Agreement.

Persons Entitled to Vote and Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of the Citizens Common Stock entitled to vote is required to approve the Agreement. Only holders of Citizens
Common Stock of record as of the close of business on           , 1998 are
entitled at the Citizens Special Meeting. At the close of business on that date, 25,000 shares of Citizens Common Stock were outstanding. Holders of shares of Citizens Common Stock are entitled to one vote for each share held on the record date. The Citizens Board is not soliciting proxies for use at the Citizens Special Meeting.

THE CITIZENS BOARD IS NOT ASKING HOLDERS OF CITIZENS COMMON STOCK FOR A PROXY AND HOLDERS OF CITIZENS COMMON STOCK ARE REQUESTED NOT TO SEND A PROXY.

                                   THE MERGER

GENERAL

The Agreement and certain related matters are summarized below. This summary does not purport to be a complete statement of the terms and conditions of the Merger and is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement attached as Annex A to this Prospectus and incorporated herein by reference.

At the Effective Time, Citizens will merge with and into Sub, the separate corporate existence of Citizens will cease and Sub will survive and continue to exist as a wholly-owned subsidiary of the Company. The Agreement has been structured so that the aggregate number and value of the Company Common Stock to be issued to Citizens stockholders in the Merger is uncertain until the closing date.

CONVERSION OF CITIZENS COMMON STOCK

At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder, each share of Citizens Common Stock (excluding (i) shares held by

Citizens or by the Company or any of the Company Subsidiaries, in each case other than in a fiduciary capacity and (ii) any shares with respect to which dissenters' rights are being exercised) issued and outstanding immediately prior to the Effective Time will be converted into that number of shares of the Company Common Stock as is equal to the applicable conversion ratio determined pursuant to the Agreement. The actual conversion ratio will be determined by dividing the "Common Per Share Amount" by $15.00. The "Common Per Share Amount" is determined by dividing the "Aggregate Company Value" by 25,000. The "Aggregate Company Value" at the closing date depends on: (i) the Stockholders' Equity (as defined in the Agreement) of Citizens at the Closing Date, and (ii) the price of Company Common Stock for the ten trading days ending on the third day prior to the Closing Date. If the merger had been consummated as of September 30, 1998, when the Stockholders' Equity of Citizens and the Average Gold Future Price (both terms as defined in the Agreement) were $16,839,303 and $17.1313, respectively, each outstanding share of Citizens Common Stock would have been converted into approximately 151 shares (or a total of approximately 3,777,094 shares) of Company Common Stock. The formula for calculating the conversion ratio is set forth in Section 2.2 of the Agreement

EXCHANGE OF STOCK CERTIFICATES

At and after the Effective Time, the Company will make available to Exchange Bank and/or to Midwest Capital (the "Exchange Agents"), such number of shares of Company Common Stock as shall be issuable to the holders of Citizens Common Stock. At the Effective Time, certificates evidencing shares of Citizens Common Stock to be exchanged for shares of the Company Common Stock will be deemed for all corporate purposes, other than the payment of dividends and other distributions on such stock, to evidence ownership of such shares of the Company Common Stock. As soon as practicable after the Effective Time, the Company, on behalf of the Exchange Agents, will send a notice and transmittal form to each record holder of certificates for Citizens Common Stock advising such holder of the procedures for surrendering Citizens certificates to the Company or its agent in exchange for a certificate for the number of whole shares of the Company Common Stock to which such holder is entitled. The shares of the Company Common Stock will be deemed to have been issued at the Effective Time. Promptly following the surrender of the Citizens certificates, the Company or its agent will deliver to the surrendering Citizens stockholders, or to a brokerage account established at Midwest Capital, at the option of each surrendering Citizens stockholder, certificates evidencing whole shares of the Company Common Stock and a check for the cash amount of any fractional interest. See "--Fractional Shares." Holders of Citizens Common Stock will be entitled to dividends, without interest, that may be declared and payable to holders of record of the Company Common Stock after the Effective Time; provided, however, that any such dividends will be remitted to each Citizens stockholder entitled thereto, without interest, at the time that such certificates representing shares of Citizens Common Stock are surrendered for exchange, subject to any applicable abandoned property, escheat or similar law.

FRACTIONAL SHARES

Neither certificates nor scrip representing fractional shares of the Company Common Stock will be issued. In lieu thereof, each holder of shares of Citizens Common Stock who would otherwise have been entitled to a fraction of a share of the Company Common Stock will be paid the cash value of such fraction determined by multiplying such fraction by $15.00. The Company will make available to the Exchange Agents, as required from time to time, any cash necessary for this purpose.

BACKGROUND OF NEGOTIATIONS

The Buford family has owned directly or indirectly a majority of the outstanding stock of Citizens since 1991. Under Oklahoma law, a simple majority of the outstanding Citizens Common Stock has the power to approve a merger.

In recent years, management of Citizens has periodically received inquiries or expressions of interest with respect to a possible acquisition of the Bank from various entities; however, neither Citizens nor the Bank engaged any finder or broker. With the exception of the following, such inquiries did not result in serious negotiations or in the exchange of confidential information.

In May 1998, John O'Connor from the Kansas City office of GRA Thompson White & Co. P.C., on behalf of the Company, contacted Citizens to arrange a meeting to discuss a possible business combination. Subsequently, on May 26, 1998 Michael
W. Gullion, President and Chief Executive Officer of the Company, met with E.
E. Dillard and Eric Bohne in Tulsa, Oklahoma to discuss a possible acquisition of Citizens by the Company.

On June 24, 1998, the Company sent a letter to Mr. Dillard expressing formally the Company's interest in acquiring Citizens. The letter proposed an exchange ratio of approximately 86.36 shares of Company Common Stock for each outstanding share of Citizens Common Stock, which would have resulted in a total price of approximately $47,500,000 based upon the market price of the Company Common Stock on the date of that letter. That proposal was not acceptable to Citizens and no counter offer was made. On July 9, 1998, the Company sent another letter to Mr. Dillard confirming its earlier expression of interest in acquiring Citizens and increasing the amount of proposed consideration. This letter increased the proposed exchange ratio to 95.24 shares of Company Common Stock for each outstanding share of Citizens Common Stock, which would have resulted in a total price of approximately $50,000,000 based upon the market price of the Company Common Stock on the date of that letter.

On July 22, 1998, representatives of the Company (Mr. Gullion from the Company and Thomas G. Rudkin from Advest, Inc.), Mr. Dillard, Mr. Bohne, Daniel Buford, Sam Buford, Stephen Buford, and a representative of Crowe and Dunlevy, P.C. (outside legal counsel for Citizens and the Bank) met in Oklahoma City, Oklahoma to further discuss the possibility of the Company acquiring Citizens. At the meeting, representatives of the Company presented a proposal that included an increase in the consideration over that previously proposed in the Company's July 9 letter that would be paid to the stockholders of Citizens. The parties then executed a confidentiality agreement and certain information was provided to the Company describing the operations and financial conditions of Citizens and the Bank.

Following the July 22 meeting, on July 24, 1998, the Company sent another letter to Mr. Dillard. This letter proposed an exchange ratio of approximately
106.67 shares of Company Common Stock for each outstanding share of Citizens Common Stock, which would have resulted in a total price of approximately $56,000,000 based upon the market price of the Company Common Stock on the date of the letter. In addition, this letter contemplated the granting of registration rights to "affiliates" of Citizens in order to register the reoffering or resales of Company Common Stock to be received by affiliates of Citizens in the Merger.

On August 3, 1998, the Company commenced its due diligence investigation of Citizens and the Bank. Shortly thereafter, Mr. Dillard and other representatives of Citizens began active negotiation of the price, terms, and structure of the transaction with management of the Company which resulted in the final terms as set forth in the Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Original Agreement"). The Company Board reviewed the form of the Original Agreement at a meeting held on August 11, 1998 and approved the Merger and the Original Agreement. The Citizens Board reviewed the form of the Original Agreement at a meeting held on September 1, 1998 and approved the Merger and the Original Agreement. The Original Agreement was executed by both parties on September 1, 1998.

On October 1, 1998, Messrs. Gullion and Bouchey met with Mr. Daniel Buford, Mr. Dillard and Mr. Bohne in Tulsa, Oklahoma to discuss an amendment to the Original Agreement to ensure that the proposed transaction qualifies for pooling of interest accounting treatment. At this meeting, the parties negotiated changes to the formula in the Original Agreement used to determine the conversion ratio. Specifically, the adjustment to the conversion ratio for contributions to Citizens' capital for the repayment of Citizens' debt, as previously contemplated, was eliminated. On October 5, 1998, the parties executed the Amended and Restated Agreement and Plan of Reorganization (the "Agreement"). A copy of the Agreement is included herein as Annex A.

REASONS FOR THE MERGER

Company. In negotiating the terms of the Merger and in considering its recommendation for the approval for the Agreement, the Company Board considered a number of factors including, without limitation, the following (which are all the material factors that the Company Board considered):

  (a) The anticipated merger consideration to be paid to the Citizens stockholders in relation to the book value and earnings per share of the Citizens Common Stock;

  (b) The Company Board's review of the business, operations and financial condition of Citizens, as well as the market presence, economies of scale, cost savings opportunities, and enhanced opportunities for growth made possible by the Merger;

  (c) The Company Board's recognition of the complimentary nature of the markets served and products offered by the Company and Citizens in expectation that the Merger would provide it with opportunities for additional growth, and permitted the Company to establish its market presence in Oklahoma in a manner that would provide greater geographic diversification;

  (d) The impact of the Merger on depositors, employees, customers and communities served by the Company and Citizens;

  (e) The expectation that the Merger will be a tax-free transaction to the Company, Citizens and their stockholders and that the Merger will be accounted for under the pooling of interest method of accounting. See "-- Federal Income Tax Consequences" and "--Accounting Treatment;"

  (f) The Merger is consistent with the Company's ongoing strategy of growth through acquisitions of community banks and businesses with strong existing management; and

  (g) The terms of the Agreement and the other documents executed in connection with the Merger.

The Company Board did not assign any specific or relative weights to the factors under consideration and reviewed all of the foregoing factors as favoring the proposed transaction.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT.

Citizens. The Citizens Board believes that the terms of the Agreement are fair to, and in the best interests of, Citizens and its stockholders. In considering the terms and conditions of the Agreement, the Citizens Board considered a number of factors. They did not assign any relative or specific weights to the factors considered. The material factors considered were:

  The Financial Terms and Structure of the Merger. The Citizens Board is of the view that, based on historical and anticipated trading ranges for the Company Common Stock, the value of the consideration to be received by Citizens stockholders represents a fair multiple of Citizens per share book value and earnings. Additionally, the Board recognized that the shares of the Company Common Stock are listed for trading on NASDAQ and provide a liquid investment as compared to shares of Citizens Common Stock. The Citizens Board also considered that the Merger would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Consequences."

  The Non-Financial Terms of the Merger. The Citizens Board considered the social and economic effect on the employees, depositors and customers of, and others dealing with, the Bank and on the community in which the Bank operates. They concluded that because of its large menu of banking and banking related products, strong management, transaction experience and history of operating acquired banking locations as community banks, the Company would be an excellent successor to Citizens as the owner of the Bank. In addition, the Citizens Board considered that the Company has an operating policy and history of retaining the names of financial institutions it has acquired, retaining a local board of directors to govern such institutions, and maintaining a local presence in the communities where such institutions are located.

THE CITIZENS BOARD UNANIMOUSLY RECOMMENDS THAT CITIZENS STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT.

OPERATIONS AND MANAGEMENT AFTER THE MERGER

At the Effective Time, the separate corporate existence of Citizens will terminate and all of the assets and liabilities of Citizens will become assets and liabilities of Sub. The Articles of Incorporation and Bylaws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and Bylaws of the surviving corporation from and after the Effective Time until amended as provided by law. The officers and directors of Sub will become the officers and directors of the surviving corporation from and after the Effective Time. The Bank will receive assistance in bringing new methods and systems to the Bank. The Company also expects to enhance the net interest margin and non-interest income of the Bank by expanding the products and services offered.

The Company will analyze the Bank's operations for potential efficiencies. The Company anticipates achieving operating cost savings through the proposed consolidation and the elimination of redundant costs. While there can be no assurances that operating cost savings will be realized or in what fiscal period the savings will actually be recorded, plans are currently being developed to realize operating cost savings. It is expected that the annualized level of operating cost savings achieved will be realized unevenly throughout the period of consolidation, with the majority of any savings realized in the latter part of the period. The extent to which operating cost savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and operating costs.

CONDITIONS TO THE MERGER

Consummation of the Merger is subject to the fulfillment of certain conditions set forth in the Agreement, including the following:

  (a) Approval of the Agreement by the holders of a majority of all the outstanding shares of Citizens Common Stock;

  (b) Approval of the Agreement by the holders of a majority of all outstanding shares of Company Common Stock.

  (c) The accuracy of representations of the Company, Sub and Citizens made in the Agreement and the performance of their respective obligations thereunder;

  (d) The absence of a material adverse event since September 1, 1998, affecting the financial condition, properties, assets, liabilities, rights or business of the Company, Citizens or the Bank;

  (e) The absence on the Closing Date, except as previously disclosed, of (1) any actions, suits, claims, demands or other proceedings or investigations pending or threatened against or affecting the properties, assets, rights or business of Citizens or the Bank or the right to carry on their respective businesses; (2) any debt, liability or obligation of Citizens or the Bank not reflected in their financial statements or not incurred in the ordinary course of business; and (3) any material breach or default of Citizens or the Bank under any material agreement or commitment.

  (f) The receipt by the Company, Citizens and the Citizens stockholders of an opinion from Blackwell Sanders Peper Martin LLP relating to certain tax matters;

  (g) The receipt by the Company of an opinion from Crowe & Dunlevy, P.C. as to certain corporate matters regarding Citizens and the Bank;

  (h) The receipt by Citizens of an opinion from Blackwell Sanders Peper Martin LLP as to certain corporate matters regarding the Company and Sub;

  (i) The receipt by the Company of an opinion from KPMG Peat Marwick LLP that the transaction will qualify for pooling of interest accounting treatment;

  (j) The receipt by Citizens of a registration rights agreement (in the form of exhibit 6.5 to the Agreement) properly executed and dated as of the Closing Date;

  (k) The receipt by the Company of an affiliate letter from each person who is an "affiliate" of Citizens or the Bank at the time the Agreement is submitted for approval of the stockholders of the Company;

  (l) The absence of any pending or threatened litigation that could reasonably result in restraining, enjoining or prohibiting consummation of the Merger; and

  (m) The receipt of necessary regulatory approvals.

CONDUCT OF BUSINESS PENDING THE MERGER

Until either the Merger is completed or the Agreement is terminated, the Company, Sub, Citizens and the Bank have agreed to carry on their business in the usual, regular and ordinary course in substantially the same manner as they conducted prior to the execution of the Agreement. Both the Company and Citizens have also agreed to certain limitations on their ability to engage in material transactions. Among those limitations, Citizens and the Bank have agreed, subject to certain exceptions, to refrain from:

  . Amending its articles of incorporation or bylaws;

  . Making any capital expenditure or entering into any material contract or commitment (except loan commitments) in excess of $15,000;

  . Making any single loan or commitment for a loan in an amount greater than $500,000.00;

  . Acquiring a substantial equity interest in or substantial portion of the assets in any business or entity that would be material; or

  . Entering into, modifying, amending, renewing, or terminating any material contract, agreement or lease for goods, services or office space.

The Company has agreed among other limitations, subject to certain exceptions, to refrain from acquiring other entities other than acquisitions in existing or related lines of business of the Company where the fair market value of the total consideration does not exceed $56,000,000 per acquisition. The Company and Sub have also agreed not to amend its articles of incorporation or bylaws.

NO SOLICITATION

The Agreement provides that, unless and until the Merger has been terminated, neither Citizens nor the Bank will directly or indirectly solicit or encourage or hold discussions or negotiations with, or provide information to, any person in connection with any proposal from any person relating to the transfer of all or a substantial portion of the business, assets or stock of Citizens or the Bank. Citizens is required to promptly advise the Company of the receipt of, and the substance of, any such proposal or inquiry.

WAIVER AND AMENDMENT

Prior to or at the Effective Time, any provision of the Agreement, including, without limitation, the conditions to consummation of the Merger, may be (i) waived, to the extent permitted under law, in writing by the party which is entitled to the benefits thereof; or (ii) amended at any time by written agreement of the parties, whether before or after approval of the Agreement by the stockholders of

Citizens; provided, however, that after any such approval, no such amendment or modification shall alter the amount or change the form of the consideration or alter or change any of the terms of the Agreement if such alteration or change would adversely affect the holders of Citizens Common Stock. It is anticipated that a condition to consummate the Merger would be waived only in those circumstances where the Board of Directors of the Company, Sub, or Citizens, as the case may be, deems such waiver to be in the best interests of such company and its stockholders.

TERMINATION OF THE MERGER

The Agreement and the Merger may be terminated at any time prior to the closing date, provided that the terminating party is not then in material breach of the Agreement, by:

  (a) The mutual consents of the Boards of Directors of the Company, Sub and Citizens;

  (b) The Company, if any regulatory approval shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which would materially adversely affect the operations of or would be unduly burdensome to the Company;

  (c) Citizens or the Company if the other party has materially breached the Agreement and has not cured such breach;

  (d) Citizens or the Company upon written notice to the other of any other condition imposed for the benefit of such party that shall not have been satisfied or waived prior to the Closing Date;

  (e) Citizens or the Company if the Merger has not been consummated by December 31, 1998, unless the Company and Citizens agree to extend the deadline;

  (f) Citizens or the Company in the event the Company stockholders fail to vote their approval of the Agreement;

  (g) Citizens or the Company in the event the Citizens stockholders fail to vote their approval of the Agreement; or

  (h) The Company, in the event the Citizens Board (i) fails to recommend to its stockholders the approval of the Agreement; or (ii) has resolved not to recommend to its stockholders approval of the Merger to the exclusion of any other business combination involving the acquisition of Citizens or the Bank; or (iii) has affirmed, recommended or authorized entering into another transaction involving a merger, share exchange, consolidation or transfer of substantially all of the assets of Citizens or Bank; or (iv) fails to call and hold the Citizens Special Meeting for purposes of voting on the approval of the Merger.

EFFECTIVE TIME

It is presently anticipated that the Effective Time of the Merger will occur sometime in the fourth quarter of 1998, but no assurance can be given to that effect.

FEDERAL SECURITIES LAWS CONSEQUENCES

The shares of the Company to be issued pursuant to the Merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The provisions of Rule 145 under the Securities Act allow such shares to be sold without restriction by stockholders of Citizens who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of

Citizens and who do not become affiliates of the Company. The shares of the Company to be issued to affiliates of Citizens may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act.

RESALE OF COMPANY COMMON STOCK

The shares of Company Common Stock issued pursuant to the Agreement will be freely transferable under the Securities Act, except that shares received by an affiliate of Citizens may not be resold except in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. It is a condition to the obligations of the Company and Sub to consummate the Merger that Citizens shall deliver to the Company a letter from each affiliate (an "Affiliate Letter") in substantially the form of Exhibit 7.9 attached to the Agreement. As of the date of the Agreement, Citizens has identified its affiliates as being each of its directors, each of its executive officers, and Sharon Buford.

An Affiliate Letter will constitute an agreement by each affiliate with the Company to the effect that such affiliate: (i) will not sell, transfer or otherwise dispose of any shares of Company Common Stock issued to such a person in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act, and (ii) has not made or will not make any disposition or other reduction of such person's risk relative to any Company or Citizens stock during the period commencing 30 days prior to the Effective Time of the Merger and ending at such time as the financial results covering at least 30 days of post-Merger combined operations have been published by the Company. The "affiliates" of the Company are also subject to the restrictions referred to in clause (i) during such risk-sharing period.

The Company has agreed to enter into a registration rights agreement with the affiliates of Citizens, to be dated the Closing Date, in substantially the form of Exhibit 6.5 attached to the Agreement (the "Registration Rights Agreement"). In the Registration Rights Agreement, the Company will agree to register for resale, after the risk-sharing period has been satisfied, the shares of Company Common Stock received by the affiliates in connection with the Merger, either by filing a post-affective amendment to the Registration Statement that would replace this Prospectus with a reoffering prospectus, or by filing another registration statement to cover such resales. The Registration Rights Agreement will contain customary provisions for indemnification against certain liabilities, including liabilities under the Securities Act. This Prospectus does not cover resales of Company Common Stock by the affiliates of Citizens, but, as discussed above, the Registration Statement may be amended to include a reoffering prospectus that would cover such resales.

FEES AND EXPENSES OF THE MERGER

Each party is responsible for its own expenses in connection with the Merger; provided, however, that Citizens will pay up to $30,000.00 of the total cost associated with (i) the certified audit of the financial statements of Citizens and (ii) the preparation and filing of the Registration Statement and Prospectus.

Notwithstanding the foregoing, the Company must pay all of Citizens' out-of-pocket costs and expenses incurred in connection with the Agreement, up to but not exceeding $100,000, if the

Agreement is terminated by the Company or Citizens in the event the stockholders of the Company fail to vote their approval of the Agreement. Similarly, Citizens must pay all of the Company's out-of-pocket costs and expenses incurred in connection with the Agreement, up to but not exceeding $100,000, if the Agreement is terminated by:

  (a) The Company in the event the Citizens Board (i) fails to recommend to its stockholders the approval of the Merger to their exclusion of any other business combination involving the acquisition of Citizens or the Bank;
  (ii) have resolved to recommend to its stockholders the approval of the Merger; (iii) have affirmed, recommended or authorized entering into any other business combination; and (iv) failed to call and hold a special meeting for purposes of voting on the approval of the Merger; or

  (b) The Company or Citizens in the event stockholders of Citizens fail to vote approval of the Agreement.

RIGHTS OF DISSENTING STOCKHOLDERS

Availability of Appraisal Rights

Under the KGCC, holders of the Company Common Stock have no dissenters' appraisal rights in connection with the Merger. However, holders of record of Citizens Common Stock will have the right to exercise dissenters' appraisal rights under the OGCA. Pursuant to Section 1091 of the OGCA, holders of record of Citizens Common Stock who object to the Merger in writing and who follow the procedures prescribed by Section 1091 will be entitled to receive a cash payment equal to the value of the Citizens Common Stock held by them in lieu of receiving the consideration proposed under the Agreement. Set forth below is a summary of the procedures that holders of Citizens Common Stock must follow in order to exercise dissenters' appraisal rights under Section 1091. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1091, a copy of which, as of the date hereof, is attached hereto as Appendix B and is incorporated herein by reference, and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof.

ANY HOLDER OF CITIZENS COMMON STOCK CONTEMPLATING THE POSSIBILITY OF OBJECTING TO THE MERGER IN WRITING SHOULD CAREFULLY REVIEW THE TEXT OF APPENDIX B (PARTICULARLY THE SPECIFIED PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' APPRAISAL RIGHTS) AND SHOULD CONSULT AS APPROPRIATE WITH SUCH HOLDER'S LEGAL COUNSEL. DISSENTERS' APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 1091 OF THE OGCA ARE NOT FULLY AND PRECISELY SATISFIED.

Exercise of Appraisal Rights

A stockholder of Citizens who desires to dissent from the Merger pursuant to
Section 1091 of the OGCA and receive cash payment for his or her shares must comply with each of the following conditions and requirements:

  1. Such stockholder must deliver to Citizens before the taking of the vote on the Merger a written demand for appraisal of such stockholder's shares. Such demand should be delivered or mailed in time to arrive before the vote to be taken at the Citizens Special Meeting, to Citizens at 2500 W. Edison, Tulsa, Oklahoma 71427, to the attention of the corporate secretary. Such a written demand must be made in addition to, and separate from, any proxy or vote against adoption and approval of, the Merger. Neither a proxy vote against, nor a vote at the Citizens Special Meeting against, nor a failure to vote for, nor abstaining from voting on the Merger will constitute the required written demand.

  2. Such stockholder must not vote by proxy or in person in favor of adoption and approval of the Merger. A stockholder who abstains from voting by marking a proxy "abstain" or by otherwise not voting will not thereby be foreclosed from exercising dissenters' rights. The failure of a stockholder to vote at the Citizens Special Meeting will not constitute a waiver of his or her rights as a dissenting stockholder.

Within 10 days from the Effective Time of the Merger, the Company must mail to any stockholder who has complied with the two conditions described above (a "Dissenting Stockholder") written notice that the Merger has become effective.

Within 120 days after the Effective Time of the Merger, either the Company or any Dissenting Stockholder may file a petition with the district court demanding a determination of the value of the stock of all Dissenting Stockholders of Citizens represented by the shares of stock owned by the Dissenting Stockholder. Any Dissenting Stockholder may, at any time within 60 days after the Effective Time of the Merger, withdraw the demand for appraisal and accept the terms of the Merger Agreement. Dissenting Stockholders are entitled to receive from the Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

If such an action is commenced, the Company would be required to file with the court a certified list containing the names and addresses of all Dissenting Stockholders. If so ordered by the court, the clerk of the court would then give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the Company and to all Dissenting Stockholders. Notice would also be published in a newspaper of general circulation in Oklahoma City, Oklahoma or other publication as the court deems advisable.

At the hearing, the court would determine the stockholders who have perfected their dissenters' rights and may require them to submit their stock certificates to the court clerk for notation thereon of the tendency of the appraisal proceedings, and may dismiss the proceedings with respect to any Dissenting Stockholder who fails to comply with that order. The court would then, taking into account all relevant factors, determine the fair value of the stock of all of the Dissenting Stockholders of such corporation exclusive of any element of value arising from the accomplishment or expectation of the Merger, and order its payment to the Dissenting Stockholders, together with a fair rate of interest, if any, to be paid upon such amount. Discovery and other pretrial proceedings would be conducted to the extent permitted by the court in its discretion. Interest may be simple or compound as the court may direct. Court costs would be imposed upon the parties as the court directs. Upon application of any Dissenting Stockholder, the court may order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceedings, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against all of the shares entitled to an appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 1091 of the OGCA will not, after the Effective Time, be entitled to vote for any purpose the shares of stock subject to such demand or to receive payment of dividends or other distributions with respect to the shares held by such holder, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger.

A demand for appraisal must be made by or for and in the name of the stockholder of record, fully and correctly, as such stockholder's name appears on the stockholder's stock certificates. Such demand cannot be made by the beneficial owner if the stockholder does not also hold the shares of record. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the stock is owned of record by more than on person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

A record owner, such as a broker, who holds stock as a nominee for others, may exercise the right of appraisal with respect to the shares held for all or less than all beneficial owners of shares held by the record owner. In such case, the written demand must set forth the number of shares as to which appraisal is sought. If the number of shares as to which appraisal is sought is not expressly mentioned, the demand will be presumed to cover all shares of stock outstanding in the name of such record owner. Persons whose shares are held by brokers or other nominees and who desire to exercise dissenters' rights of appraisal should consider either (a) arranging to have their shares transferred into their own names of record and making the necessary written demand for appraisal or (b) arranging to have their broker or other nominee, as the case may be, take all of the steps necessary to comply with the applicable statute.

Stockholders who have elected to dissent are bound by their election unless they withdraw their demand within 60 days after the Effective Time and may not thereafter withdraw their election and receive Company Common Stock or cash, as the case may be, without the written consent of the Company.

The foregoing summary does not purport to be a complete statement of the appraisal rights of dissenting stockholders, and is qualified in its entirety by reference to the applicable provisions of Section 1091 of the OGCA, which are reproduced in full as Appendix B to this Prospectus.

TRANSACTIONS BETWEEN THE COMPANY AND CITIZENS

No shares of Citizens Common Stock are presently owned by the Company or by any of the Company Subsidiaries or principals, or by trustees for the benefit of the Company or any of the Company Subsidiaries, stockholders or employees as a class or by an escrow arrangement instituted by the Company.

ACCOUNTING TREATMENT; RESTRICTIONS ON SALES BY AFFILIATES

It is intended that the Merger will qualify as a pooling of interest for accounting and financial reporting purposes. Under this method of accounting, the consolidated assets and liabilities of Citizens will be carried forward to the consolidated financial statements of the Company at their recorded amounts and the historical consolidated net income of Citizens, if material, will be included in the historical net income of the Company.

In order for the Merger to qualify as a pooling of interest, each person who is an "affiliate" (as defined in the rules under the Securities Act) of Citizens at the time the Agreement is submitted for the approval of Citizens' stockholders must agree in writing not to sell, pledge, transfer or otherwise dispose of, or reduce such stockholder's risk relative to, any shares of the Company Common Stock until financial results covering at least 30 days of combined operations of the Company and Citizens have been published. Pursuant to the Agreement, the Company has agreed to publish such results in a timely manner.

                        FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based upon the provisions of the Code, the applicable regulations thereunder, judicial authority, current administrative rulings and practice as of the date hereof and the opinion to be provided by Blackwell Sanders Peper Martin LLP. The opinion of Blackwell Sanders Peper Martin LLP will be based upon certain assumptions and representations by the management of each of Citizens and the Company. A ruling from the Internal Revenue Service concerning the tax consequences of the Merger will not be requested. The following discussion does not address the federal income tax consequences to special classes of taxpayers including, without limitation, foreign corporations, tax exempt entities and persons who acquired their Citizens Common Stock pursuant to the exercise of an employee option or otherwise as compensation.

In the opinion of Blackwell Sanders Peper Martin LLP, the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code. Consequently:

  1. Stockholders of Citizens will not recognize gain or loss upon the receipt of the Company Common Stock in exchange for their shares of Citizens Common Stock.

  2. The basis of the Company Common Stock received by stockholders of Citizens in the Merger will equal the basis of their stock exchanged, adjusted for any gain or loss realized in the transaction.

  3. The tax holding period of the Company Common Stock received by stockholders of Citizens in the Merger will include the holding period of their stock exchanged.

  4. Cash paid to holders of shares of Citizens Common Stock who dissent from the Merger and cash paid to holders of shares of Citizens in lieu of fractional shares will be treated as proceeds of sales on which gain or loss will be recognized.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH CITIZENS STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL AND OTHER TAX LAWS.

                  SECURITY OWNERSHIP OF CITIZENS COMMON STOCK

The following information pertains to Citizens Common Stock beneficially owned, directly or indirectly, as of September 30, 1998, by (i) each director and executive officer of Citizens, (ii) all directors and executive officers as a group and (iii) each person known to Citizens to own beneficially 5% or more of the outstanding Citizens Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as noted below, beneficial owners have sole voting and investment power with respect to all shares shown as beneficially owned by them.

       NAME OF DIRECTOR OR EXECUTIVE
                  OFFICER
          OR NAME AND ADDRESS OF       NUMBER OF SHARES  PERCENTAGE OF SHARES
             BENEFICIAL OWNER         BENEFICIALLY OWNED BENEFICIALLY OWNED(1)
       -----------------------------  ------------------ ---------------------
      Daniel Buford(2)...............        3,750               15.00%
      P.O. Box 3669
      Tulsa, OK 74101
      Sam Buford(3)..................        5,167               20.67%
      P.O. Box 3669
      Tulsa, OK 74101
      Sharon Buford..................        5,166               20.66%
      P.O. Box 3669
      Tulsa, OK 74101
      Stephen Buford(4)..............        5,167               20.67%
      P.O. Box 3669
      Tulsa, OK 74101
      Eric Bohne(5)..................        2,875               11.50%
      5120 S. Garnett
      Tulsa, OK 74146
      E.E. Dillard(6)................        2,875               11.50%
      5120 S. Garnett
      Tulsa, OK 74146
      All Directors and Executive
       Officers (five persons) as a
       group.........................       19,834               79.34%

--------
(1) At the close of business on September 30, 1998, there were 25,000 shares of Citizens Common Stock outstanding.
(2) Daniel Buford is a director of Citizens.
(3) Sam Buford is a director of Citizens.
(4) Stephen Buford is a director of Citizens.
(5) Eric Bohne is the President and a director of Citizens.
(6) E.E. Dillard is the Chief Executive Officer and Chairman of the Board of Citizens.

                  COMMON STOCK PER SHARE PRICES AND DIVIDENDS

Shares of the Company Common Stock are listed on NASDAQ. As of September 30, 1998, there were 301 holders of record (representing approximately 2,161 beneficial owners) of Company Common Stock. As of September 30, 1998, there were six (6) holders of record of Citizens Common Stock. There is no established public trading market for the shares of Citizens Common Stock.

The following table sets forth the high and low sales prices for Company Common Stock and cash dividends declared on Citizens Common Stock and Company Common Stock thereon during the periods indicated.

                                                CITIZENS(2)       COMPANY(1)
                                                -----------  --------------------
                                                                STOCK
                                                               PRICES
                                                             -----------
      1996                                       DIVIDENDS   HIGH   LOW  DIVIDEND
      ----                                      -----------  ----- ----- --------
      Fourth Quarter...........................   $ 0.00     $4.63 $4.19  $0.00
      1997
      ----
      First Quarter............................     0.00      5.94  4.25   0.00
      Second Quarter...........................     0.00      7.25  5.25   0.02
      Third Quarter............................     0.00     10.25  6.94   0.02
      Fourth Quarter...........................     0.00     13.13  9.25   0.02
      1998
      ----
      First Quarter............................     0.00     13.38 11.63   0.01
      Second Quarter...........................   158.80(3)  22.75 12.50   0.03
      Third Quarter............................     0.00     21.75 14.00   0.00

--------
(1) The high and low sale prices of, and dividends declared on, Company Common Stock are adjusted to reflect the 2 for 1 stock split completed on May 18, 1998.
(2) There were no known sales of Citizens Stock during such periods.
(3) Citizens converted to Subchapter S corporation status for tax purposes effective January 1, 1997. Dividends paid in 1998 represent distributions sufficient for stockholders of Citizens to pay applicable tax liabilities.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

Citizens is incorporated in the State of Oklahoma. Citizens stockholders, whose rights are currently governed by Oklahoma law (including the OGCA), the Certificate of Incorporation of Citizens (the "Citizens Certificate") and the Amended and Restated Bylaws of Citizens (the "Citizens Bylaws"), will, upon consummation of the Merger, become stockholders of the Company. After such time, their rights will be governed by Kansas (including the KGCC) law; and they will be subject to the provisions of the Restated Articles of Incorporation of the Company (the "Company Articles") and the Amended and Restated Bylaws of the Company (the "Company Bylaws").

Material differences that may affect the rights and interests of stockholders of Citizens are set forth below. This summary is not intended to be an exhaustive description of the provisions discussed. It is qualified in its entirety by reference to the Citizens Certificate, the Citizens Bylaws, the Company Articles, the Company Bylaws and the OGCA and the KGCC.

NUMBER OF DIRECTORS AND TERM

Under the Citizens Bylaws, the Citizens Board consists of at least one, but not more than ten directors and currently consists of five directors until such number is changed by the Board, each of who serve a term of one year. Under the Company Articles and the Company Bylaws, the Company Board consists of at least three, but not more than fifteen directors. Currently, the Company Board consists of six directors. The Company Bylaws provide that directors are elected to a three year term. The Company Articles and the Company Bylaws provide for a staggered Board of Directors comprised of three classes as nearly equal in size as practicable. Each class holds office until the third annual meeting for election of directors following the election of such class.

Under the Company Bylaws, the Company Board may also appoint individuals to serve as members of an advisory board of directors. Such advisory directors attend all meetings of the Company Board and serve in the same capacity as a director of the Company, however, advisory directors do not have the power to vote. There are currently no advisory directors of the Company. The Citizens Bylaws also provide for the appointment of advisory directors who advise with respect to the affairs of Citizens. There are currently no advisory directors of Citizens.

REMOVAL OF DIRECTORS

Under the OGCA, any director or the entire Citizens Board may be removed by a majority of the stockholders with or without cause. The Company Articles provide that any director or the entire Company Board may only be removed for "cause," as defined in the Company Articles.

SPECIAL MEETINGS

The Citizens Bylaws provide that the President, the Citizens Board, or stockholders holding not less than a majority of the outstanding capital stock entitled to vote may call a special meeting of the Citizens stockholders. The Company Bylaws provide that special meetings of the Company stockholders may only be called by the Chief Executive Officer, the Company Board, or upon the written request of the holders of not less than fifty-five percent of the outstanding shares of Company Common Stock.

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION

Under the OGCA, the Citizens Certificate may be amended upon a resolution adopted by the Citizens Board proposing the amendment and its submission to the Citizens stockholders for their approval by the majority of the shares of Citizens Common Stock entitled to vote. The Company Articles provide that certain provisions of the Company Articles may not be repealed or amended without the affirmative vote of holders of at least two-thirds of the outstanding shares of voting stock. Company stockholders holding a majority of the Company Common Stock may otherwise amend, alter, change or repeal any provision of the Company Articles.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

The Citizens Bylaws permit any action that may be taken at a meeting of the stockholders, to be taken without a meeting if authorized in writing by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The Company Articles provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such stockholders.

AMENDMENT OF BYLAWS

The power to adopt, amend or repeal the Citizens Bylaws is conferred on the Citizens Board under the Citizens Certificate. The Company Articles authorize the Company Board to make, alter and repeal bylaws, subject to the rights of stockholders at any regular or special meeting to alter or repeal the Company Bylaws. In addition, stockholders of the Company may make, alter, amend or repeal the Company Bylaws by a majority vote, except that the amendment of certain provisions requires a two-thirds vote.

NOTICE OF STOCKHOLDER PROPOSALS; NOMINATIONS OF DIRECTORS

The Citizens Bylaws do not require advance notice for the introduction by stockholders of business to be transacted at stockholder meetings.

The Company Bylaws provide that any stockholder who intends to bring a matter before the annual meeting of stockholders must deliver written notice of such stockholder's intent to the Secretary of the Company. Such notice must be received by the Secretary not later than 120 days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous years annual meeting. Such written notice must set forth (i) a brief description of the proposal and the reasons for it, (ii) the name and address of the stockholder, (iii) the class and number of shares of capital stock of the Company beneficially owned by the stockholder, (iv) any arrangement between such stockholder and any other person in connection with the proposal and any material interest of the stockholder in the proposed business described in the notice, (v) a representation that such stockholder will appear in person or proxy at the annual meeting and (vi) if such business is a nomination for director, each nomination sought to be made, together with a description of the qualifications and business or professional experience of each proposed nominee and disclosing the information about him or her that is required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved as if he or she were a nominee of the corporation for election as one of its directors.

               PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

The following pro forma unaudited combined financial statements assume a business combination between the Company and Citizens (in the form of a merger) accounted for on a pooling of interests basis. The pro forma combined balance sheets combine the Company's June 30, 1998, and December 31, 1997 consolidated balance sheets with Citizens' June 30, 1998, and December 31, 1997 consolidated balance sheets, respectively, giving effect to the merger as if such transaction had occurred as of such dates. The pro forma combined statements of income combine the Company's historical consolidated statements of income for the unaudited six month periods ended June 30, 1998 and 1997, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, with the corresponding historical consolidated statements of income of Citizens for such periods, giving effect to the merger as if such transaction had happened at the beginning of the respective periods.

The unaudited historical consolidated financial statement data of the Company as of June 30, 1998 and for the six month periods ended June 30, 1998 and 1997, and the unaudited historical consolidated financial statement data of Citizens as of June 30, 1998 and for the six month periods ended June 30, 1998 and 1997, have been prepared on the same basis as the historical information derived from audited financial statements, and, in the opinion of their respective management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operation for such periods.

Historical financial statement data of the Company has been restated to reflect the pending acquisition of First State Bancorp in a business combination to be accounted for as a pooling of interest.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position of the combined entity that would have been achieved had the merger been consummated at the dates presented, nor is it necessarily indicative of the combined entity's future operating results or financial position. The unaudited pro forma combined financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined entity that may occur. The Company and Citizens anticipate incurring direct transaction costs and integration costs related to the merger. Such anticipated costs are not reflected in the pro forma information.

The pro forma combined financial statements are based on the historical consolidated supplemental financial statements of the Company and the historical financial statements of Citizens and the notes thereto, and should be read in conjunction with the supplemental financial statements of the Company and the historical financial statements of Citizens included elsewhere in this document.

                        PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     GOLD BANC
                                                                                    CORPORATION,
                              GOLD BANC                             ADJUSTMENTS       INC. AND
                          CORPORATION, INC.         CITIZENS       -------------    SUBSIDIARIES
                         AND SUBSIDIARIES (3) BANCORPORATION, INC.   DR     CR       PRO FORMA
                         -------------------- -------------------- ------ ------    ------------
ASSETS
  Cash and cash
   equivalents..........       $ 32,332             $ 36,717                          $ 69,049
  Available-for-sale
   securities...........       $155,525             $ 25,555                          $181,080
  Other securities......       $ 14,452             $     30                          $ 14,482
  Loans, net............       $446,670             $163,042                          $609,712
  Accrued interest and
   other assets.........       $ 48,107             $  6,157                          $ 54,264
                               --------             --------                          --------
    Total Assets........       $697,086             $231,501                          $928,587
                               ========             ========                          ========
LIABILITIES
  Deposits..............       $558,367             $213,709                          $772,076
  Accrued interest and
   other liabilities....       $ 78,077             $  4,029                          $ 82,106
                               --------             --------                          --------
    Total Liabilities...       $636,444             $217,738                          $854,182
                               --------             --------                          --------
STOCKHOLDERS' EQUITY
  Common stock..........       $ 12,491             $     25              $3,933(1)   $ 16,449
  Additional paid-in
   capital..............       $ 23,216             $  6,683(2)    $3,933             $ 25,966
  Undivided profits.....       $ 24,760             $  6,987                          $ 31,747
  Accumulated other
   comprehensive
   income...............       $    411             $     68                          $    479
  Unearned
   compensation.........       $   (236)                 --                           $   (236)
                               --------             --------                          --------
  Total Stockholders'
   Equity...............       $ 60,642             $ 13,763                          $ 74,405
                               --------             --------                          --------
    Total Liabilities
     and Stockholders'
     Equity.............       $697,086             $231,501                          $928,587
                               ========             ========                          ========

--------
(1) Adjustment to common stock to account for merger computed as follows:

     Number of Citizens Bancorporation shares outstanding prior to
      merger...........................................................     25
     Exchange ratio of Gold Banc Corporation stock for Citizens
      Bancorporation stock............................................. 158.32
                                                                        ------
     Gold Banc Corporation shares to be issued ($1 par value)..........  3,958
     Gold Banc Corporation shares outstanding prior to merger ($1 par value)........................................................... 12,491
                                                                        ------
     Pro forma common stock............................................ 16,449
                                                                        ======

(2) Adjustment to additional paid-in capital to account for merger computed as follows:

     Historical capital:
       Gold Banc Corporation common stock............................. $ 12,491
       Citizens Bancorporation common stock........................... $     25
       Gold Banc Corporation additional paid-in capital............... $ 23,216
       Citizens additional paid-in capital............................ $  6,683
                                                                       --------
         Total historical common stock and paid-in capital............ $ 42,415
       Less: Pro forma common stock................................... ($16,449)
                                                                       --------
       Pro forma additional paid-in capital........................... $ 25,966
                                                                       ========

(3) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1998

                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                                      GOLD BANC
                                                                     CORPORATION,
                              GOLD BANC                                INC. AND
                          CORPORATION, INC.         CITIZENS         SUBSIDIARIES
                         AND SUBSIDIARIES(2) BANCORPORATION, INC.(1)  PRO FORMA
                         ------------------- ----------------------- ------------
Interest income
  Loans, including
   fees.................       $20,291               $ 7,743           $28,034
  Investment
   securities...........       $ 4,721               $   711           $ 5,432
  Other.................       $   527               $   664           $ 1,191
                               -------               -------           -------
                               $25,539               $ 9,118           $34,657
                               -------               -------           -------
Interest expense
  Deposits..............       $11,873               $ 4,169           $16,042
  Borrowings and other..       $ 2,041               $    70           $ 2,111
                               -------               -------           -------
                               $13,914               $ 4,239           $18,153
                               -------               -------           -------
    Net interest
     income.............       $11,625               $ 4,879           $16,504
  Provision for loan
   losses...............       $  (754)              $  (670)          $(1,424)
                               -------               -------           -------
  Net interest income
   after provision for
   loan losses..........       $10,871               $ 4,209           $15,080
                               -------               -------           -------
Other income
  Service fees..........       $   836               $   533           $ 1,369
  Net gains on sale of
   mortgage loans.......       $   519                   --            $   519
  Investment trading
   fees and
   commissions..........       $ 1,409                   --            $ 1,409
  Other.................       $   632               $    47           $   679
                               -------               -------           -------
                               $ 3,396               $   580           $ 3,976
                               -------               -------           -------
Other expense
  Salaries and employee
   benefits.............       $ 5,102               $   808           $ 5,910
  Occupancy expense.....       $ 1,263               $   114           $ 1,397
  Other.................       $ 3,205               $   798           $ 4,003
                               -------               -------           -------
                               $ 9,570               $ 1,720           $11,290
                               -------               -------           -------
    Earnings before
     income taxes.......       $ 4,697               $ 3,069           $ 7,766
Income tax expense......       $ 1,520                   --            $ 1,520
                               -------               -------           -------
Net earnings............       $ 3,177               $ 3,069           $ 6,246
                               =======               =======           =======
Basic and diluted
 earnings per share.....       $  0.26               $122.76           $  0.39
                               =======               =======           =======

--------
(1) Citizens Bancorporation converted to Subchapter S Corporation status on January 1, 1997 and, as such, taxes on earnings are the obligations of the Citizens Bancorporation stockholders. Distributions made to stockholders in order to pay taxes have been charged to retained earnings. Pro forma net earnings and basic earnings per share, as if Citizens Bancorporation had been subject to income tax at the regular corporate rates, would be $5,049,000 and $.32, respectively.
(2) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1997
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                                       GOLD BANC
                                                                      CORPORATION,
                              GOLD BANC                                 INC. AND
                         CORPORATION, INC.AND        CITIZENS         SUBSIDIARIES
                           SUBSIDIARIES(2)    BANCORPORATION, INC.(1)  PRO FORMA
                         -------------------- ----------------------- ------------
Interest income
  Loans, including
   fees.................       $13,947                $6,528            $20,475
  Investment
   securities...........       $ 3,919                $  550            $ 4,469
  Other.................       $   293                $  340            $   633
                               -------                ------            -------
                               $18,159                $7,418            $25,577
                               -------                ------            -------
Interest expense
  Deposits..............       $ 8,591                $3,516            $12,107
  Borrowings and other..       $   717                $   54            $   771
                               -------                ------            -------
                               $ 9,308                $3,570            $12,878
                               -------                ------            -------
    Net interest
     income.............       $ 8,851                $3,847            $12,699
  Provision for loan
   losses...............       $  (315)               $ (420)           $  (735)
                               -------                ------            -------
    Net interest income
     after provision for
     loan losses........       $ 8,536                $3,427            $11,964
                               -------                ------            -------
Other income
  Service fees..........       $   662                $  437            $ 1,099
  Net gains on sale of
   mortgage loans.......       $   289                   --             $   298
  Other.................       $   583                $   37            $   620
                               -------                ------            -------
                               $ 1,534                $  474            $ 2,008
                               -------                ------            -------
Other expense
  Salaries and employee
   benefits.............       $ 3,362                $  694            $ 4,056
  Occupancy expense.....       $ 1,033                $   89            $ 1,122
  Other.................       $ 2,043                $  722            $ 2,765
                               -------                ------            -------
                               $ 6,438                $1,505            $ 7,943
                               -------                ------            -------
    Earnings before
     taxes..............       $ 3,632                $2,396            $ 6,029
Income tax expense......       $ 1,196                $  395            $ 1,591
                               -------                ------            -------
Net earnings............       $ 2,436                $2,001            $ 4,438
                               =======                ======            =======
Basic and diluted
 earnings per share.....       $  0.21                $80.04            $  0.29
                               =======                ======            =======

--------
(1) Citizens Bancorporation converted to Subchapter S Corporation status on January 1, 1997 and, as such, taxes on earnings are the obligations of the stockholders. Distributions made to stockholders in order to pay taxes have been charged to retained earnings. Pro forma net earnings and basic earnings per share, as if Citizens Bancorporation had been subject to income tax at the regular corporate rates, would be $3,942,000 and $0.26, respectively.
(2) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                      GOLD BANC
                                                                                     CORPORATION,
                              GOLD BANC                             ADJUSTMENTS        INC. AND
                          CORPORATION, INC.         CITIZENS       -------------     SUBSIDIARIES
                         AND SUBSIDIARIES (3) BANCORPORATION, INC.   DR     CR        PRO FORMA
                         -------------------- -------------------- ------ ------     ------------
ASSETS
  Cash and cash
   equivalents..........       $ 45,858             $ 32,411                           $ 78,269
  Available-for-sale
   securities...........       $137,171             $ 22,435                           $159,606
  Other securities......       $  4,094             $    517                           $  4,611
  Loans, net............       $396,728             $145,246                           $541,974
  Accrued interest and
   other assets.........       $ 36,675             $  4,288                           $ 40,963
                               --------             --------                           --------
    Total Assets........       $620,526             $204,897                           $825,423
                               ========             ========                           ========
LIABILITIES
  Deposits..............       $510,700             $186,463                           $687,163
  Accrued interest and
   other liabilities....       $ 57,920             $  3,773                           $ 61,693
                               --------             --------                           --------
    Total Liabilities...       $568,620             $190,236                           $758,856
                               --------             --------                           --------
STOCKHOLDERS' EQUITY
  Common Stock..........       $ 11,920             $     25              $3,933 (1)   $ 15,878
  Additional paid-in
   capital..............       $ 17,791             $  6,683 (2)   $3,933              $ 20,541 (3)
  Undivided profits.....       $ 22,140             $  7,888                           $ 30,028
  Accumulated other
   comprehensive
   income...............       $    291             $     65                           $    356
  Unearned
   compensation.........       $   (236)                 --                            $      0
                               --------             --------                           --------
    Total Stockholders'
     Equity.............       $ 51,906             $ 14,661                           $   (236)
                               --------             --------                           --------
                                                                                       $ 66,567
                                                                                       --------
    Total Liabilities
     and Stockholders'
     Equity.............       $620,526             $204,897                           $825,423
                               ========             ========                           ========

--------
(1) Adjustment to common stock to account for merger computed as follows:

     Number of Citizens Bancorporation shares outstanding prior to
      merger............................................................     25
     Exchange ratio of Gold Banc Corporation common stock for Citizens
      Bancorporation
      common stock...................................................... 158.32
                                                                         ------
     Gold Banc Corporation shares to be issued ($1 par value)...........  3,958
     Gold Banc Corporation shares outstanding prior to merger ($1 par value)............................................................ 11,920
                                                                         ------
     Pro forma common stock............................................. 15,878
                                                                         ======

(2) Adjustment to additional paid-in capital to account for merger computed as follows:

     Historical capital:
       Gold Banc Corporation common stock............................. $ 11,920
       Citizens Bancorporation common stock........................... $     25
       Gold Banc Corporation additional paid-in-capital............... $ 17,791
       Citizens Bancorporation additional paid-in-capital............. $  6,683
                                                                       --------
         Total historical common stock and paid-in capital............ $ 36,419
       Less: Pro forma common stock................................... $(15,878)
                                                                       --------
       Pro forma additional paid-in-capital........................... $ 20,541
                                                                       ========

(3) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                               DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                                    GOLD BANC
                                      GOLD BANC                    CORPORATION,
                                    CORPORATION,      CITIZENS       INC. AND
                                      INC. AND     BANCORPORATION, SUBSIDIARIES
                                   SUBSIDIARIES(2)     INC.(1)      PRO FORMA
                                   --------------- --------------- ------------
Interest income
  Loans, including fees...........     $31,045         $13,878       $44,923
  Investment securities...........     $ 7,623         $ 1,179       $ 8,802
  Other...........................     $   757         $   991       $ 1,748
                                       -------         -------       -------
                                       $39,425         $16,048       $55,473
                                       -------         -------       -------
Interest expense
  Deposits........................     $18,703         $ 7,468       $26,171
  Borrowings and other............     $ 1,671         $   129       $ 1,800
                                       -------         -------       -------
                                       $20,374         $ 7,597       $27,971
                                       -------         -------       -------
    Net interest income...........     $19,051         $ 8,451       $27,502
  Provision for loan losses.......     $  (985)        $(1,145)      $(2,130)
                                       -------         -------       -------
    Net interest income after
     provision for loan losses....     $18,066         $ 7,306       $25,372
                                       -------         -------       -------
Other income
  Service fees....................     $ 1,409         $   903       $ 2,312
  Net gains on sale of mortgage
   loans..........................     $   679             --        $   679
  Other...........................     $ 1,436         $   191       $ 1,627
                                       -------         -------       -------
                                       $ 3,524         $ 1,094       $ 4,618
                                       -------         -------       -------
Other expense
  Salaries and employee benefits..     $ 7,391         $ 1,419       $ 8,810
  Occupancy expense...............     $ 2,143         $   194       $ 2,337
  Other...........................     $ 4,635         $ 1,507       $ 6,142
                                       -------         -------       -------
                                       $14,169         $ 3,120       $17,289
                                       -------         -------       -------
    Earnings before taxes.........     $ 7,421         $ 5,280       $12,701
Income tax expense................     $ 2,432         $   395       $ 2,827
                                       -------         -------       -------
Net earnings......................     $ 4,989         $ 4,885       $ 9,874
                                       =======         =======       =======
Basic and diluted earnings per
 share............................     $  0.43         $195.40       $  0.64
                                       =======         =======       =======

--------
(1) Citizens Bancorporation converted to S.-Corp status on January 1, 1997 and as such taxes on earnings are the obligations of the stockholders. Distributions made to stockholders in order to pay taxes have been changed to retained earnings. Pro forma earnings, and basic earnings per share as if Citizens Bancorporation had been subject to income tax at the regular corporate rates, would be $8,295,000, and $.54, respectively.
(2) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                               DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                                    GOLD BANC
                                      GOLD BANC                    CORPORATION,
                                    CORPORATION,      CITIZENS       INC. AND
                                      INC. AND     BANCORPORATION, SUBSIDIARIES
                                   SUBSIDIARIES(1)      INC.        PRO FORMA
                                   --------------- --------------- ------------
Interest income
  Loans, including fees...........     $24,649         $10,025       $34,674
  Investment securities...........     $ 7,872         $   905       $ 8,777
  Other...........................     $   558         $   643       $ 1,201
                                       -------         -------       -------
                                       $33,079         $11,573       $44,652
                                       -------         -------       -------
Interest expense
  Deposits........................     $16,537         $ 5,799       $22,336
  Borrowings and other............     $ 1,862         $    84       $ 1,946
                                       -------         -------       -------
                                       $18,399         $ 5,883       $24,282
                                       -------         -------       -------
    Net interest income...........     $14,680         $ 5,690       $20,370
  Provision for loan losses.......     $   (93)        $(1,169)      $(1,262)
                                       -------         -------       -------
    Net interest income after
     provision for loan losses....     $14,587         $ 4,521       $19,108
                                       -------         -------       -------
Other income
  Service fees....................     $ 1,341         $   641       $ 1,982
  Net gains on sale of mortgage
   loans..........................     $ 1,128             --        $ 1,128
  Other...........................     $   993         $    76       $ 1,069
                                       -------         -------       -------
                                       $ 3,462         $   717       $ 4,179
                                       -------         -------       -------
Other expense
  Salaries and employee benefits..     $ 7,145         $ 1,156       $ 8,301
  Occupancy expense...............     $ 1,853         $   181       $ 2,034
  Other...........................     $ 4,422         $ 1,290       $ 5,712
                                       -------         -------       -------
                                       $13,420         $ 2,627       $16,047
                                       -------         -------       -------
    Earnings before taxes.........     $ 4,629         $ 2,611       $17,240
Income tax expense................     $ 1,501         $   833       $ 2,334
                                       -------         -------       -------
Net earnings......................     $ 3,128         $ 1,778       $ 4,906
                                       =======         =======       =======
Basic and diluted earnings per
 share............................     $  0.43         $ 71.12       $  0.45
                                       =======         =======       =======

--------
(1) Restated for the pending acquisition of First State Bancorp.

                      PRO FORMA COMBINED INCOME STATEMENT

                               DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                            GOLD BANC                             GOLD BANC
                          CORPORATION,                        CORPORATION, INC.
                            INC. AND           CITIZENS       AND SUBSIDIARIES
                         SUBSIDIARIES(1) BANCORPORATION, INC.     PRO FORMA
                         --------------- -------------------- -----------------
Interest income
  Loans, including
   fees.................     $21,867            $6,411             $28,278
  Investment
   securities...........     $ 7,574            $  587             $ 8,161
  Other.................     $   287            $  630             $   917
                             -------            ------             -------
                             $29,728            $7,628             $37,356
                             -------            ------             -------
Interest expense
  Deposits..............     $14,321            $3,939             $18,260
  Borrowings and other..     $ 1,819            $   44             $ 1,863
                             -------            ------             -------
                             $16,140            $3,983             $20,123
                             -------            ------             -------
    Net interest
     income.............     $13,588            $3,645             $17,233
  Provision for loan
   losses...............     $(1,394)           $ (419)            $(1,813)
                             -------            ------             -------
    Net interest income
     after provision for
     loan losses........     $12,194            $3,226             $15,420
                             -------            ------             -------
Other income
  Service fees..........     $ 1,233            $  464             $ 1,697
  Net gains on sale of
   mortgage loans.......     $ 1,058               --              $ 1,058
  Other.................     $   520            $   47             $   567
                             -------            ------             -------
                             $ 2,811            $  511             $ 3,322
                             -------            ------             -------
Other expense
  Salaries and employee
   benefits.............     $ 6,369            $  909             $ 7,278
  Occupancy expense.....     $ 1,601            $  131             $ 1,732
  Other.................     $ 4,110            $  997             $ 5,107
                             -------            ------             -------
                             $12,080            $2,037             $14,117
                             -------            ------             -------
    Earnings before
     taxes..............     $ 2,925            $1,700             $ 4,625
Income tax expense......     $   820            $  600             $ 1,420
                             -------            ------             -------
Net earnings............     $ 2,105            $1,100             $ 3,205
                             =======            ======             =======
Basic and diluted
 earnings per share.....     $  0.30            $44.00             $  0.30
                             =======            ======             =======

--------
(1) Restated for the pending acquisition of First State Bancorp.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                   OPERATIONS OF THE COMPANY AND SUBSIDIARIES

The following discussion of financial condition and results of operations should be read in conjunction with the supplemental consolidated financial statements of the Company as restated for the pending acquisition of First State Bancorp, a business combination to be accounted for as a pooling of interest, and the notes thereto, that are included elsewhere in the Prospectus.

OVERVIEW

The Company's net income was $3.2 million for the six months ended June 30, 1998, compared to net income of $2.4 million for the six months ended June 30, 1997, yielding an annualized return on average assets ("ROA") 0.94% for the six months ended June 30, 1998, compared to 1.02% for the six months ended June 30, 1997. Return on average common stockholders' equity ("ROE") for the six months ended June 30, 1998 and 1997 was 10.83% and 11.39%, respectively. The earnings increase for the first half of 1998 over 1997 was primarily due to the addition of three new subsidiaries to the organization and greater interest income through greater loan volume. On October 1, 1997 the Company acquired Farmers. In January, 1998 the Company acquired Midwest Capital, a full service broker/dealer, through a purchase transaction. In February, 1998 the Company acquired Alma through a purchase transaction. There were no transactions closed during the second quarter of 1998.

                             RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

Net Interest Income

Total interest income for the six months ended June 30, 1998 was $25.5 million, a 40.6% increase over the six months ended June 30, 1997. Average total earnings assets increased $177.5 million or 40.0% at June 30, 1998, compared to June 30, 1997. The increase is primarily the result of loan growth at Exchange National Bank's offices in Leawood and Shawnee, Kansas in addition to the acquisitions of Farmers, Midwest Capital and Alma.

Total interest expense for the first six months of 1998 was 49.5% higher than the same period in 1997 as a result of 36.8% increase in deposits. Average total interest-bearing liabilities increased by $166.2 million or 41.4% during the second quarter of 1998 compared to June 30, 1997, primarily due to the acquisitions of Farmers and Alma and to the increased volume in interest bearing deposits.

Net interest income was $11.6 million for the first six months ended June 30, 1998, compared to $8.9 million for the same period in 1997, an increase of 31.3%. This increase is attributable to significantly greater loan volumes primarily originated from Exchange National Bank's Leawood and Shawnee, Kansas locations and the acquisitions of Farmers, Midwest Capital and Alma. The Company's net interest margin decreased from 4.05% for the six months ended June 30, 1997 to 3.79% for the six months ended June 30, 1998, as a result of additional interest expense associated with the Company's issuance of subordinated debentures in December 1997 and increased cost of funds.

Provisions for Loan Losses

The provision for loan losses for the six months ended June 30, 1998, was $754,000, an increase of $439,000, or 139.4% from the $315,000 provision during the comparable 1997 period. This increase is consistent with the Company's significant loan growth. The allowance represented 1.43% and 1.27% of total loans as of June 30, 1998 and June 30, 1997, respectively.

Other Income

Other income for the six months ended June 30, 1998, increased $1.9 million, or 121.4% from the same period in 1997. This increase is primarily a result of the Company's acquisition of Midwest Capital and increased gain on the sale of mortgage loans through Provident Bank.

Other Expense

Other expense increased by $3.1 million for the six months ended June 30, 1998, as compared to the same period in 1997. This increase was primarily due to an increased salaries and benefits expenses and other non interest expenses, such as investor relations, professional fees, advertising, and acquisition-related expenses. Net occupancy expense increased primarily due to the acquisitions of Farmers, Midwest Capital and Alma. The Company's overall efficiency ratio increased during the first half of 1998 to 67.4% compared to 65.2% for the first half in 1997.

Income Tax Expense

Income tax expense for the six months ended June 30, 1998 and June 30, 1997 was $1.5 million and $1.2 million respectively. The effective tax rates for those periods were 32.4% and 32.9%, respectively.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1997 AND 1996

The Company's net income was $5.0 million for the year ended December 31, 1997, an increase of 59.5% from $3.1 million for the year ended December 31, 1996. The primary reason for the earnings increase was a 29.8% increase in net interest income as a result of significantly higher loan volume, coupled with an improved net interest margin. The Company's acquisition of Farmers in the fourth quarter of 1997 also contributed to higher earnings, as did cost management efforts that improved the Company's efficiency ratio. In addition, net income in 1996 was negatively impacted by a one-time, industry-wide Savings Association Insurance Fund ("SAIF") assessment by the FDIC on SAIF assessable deposits, which was paid in the third quarter of 1996.

These results yielded an improvement in annual return on average assets ("ROA") to 0.91% for the year ended December 31, 1997 compared with 0.71% for the previous year. Return on average common stockholders' equity ("ROE") was 9.99% for the year ended December 31, 1997 compared with 11.49% for the year ended December 31, 1996, the decrease in 1997 is primarily due to increased equity capital following the initial public offering in late 1996.

Total assets were $620.5 million at December 31, 1997, an increase of 31.7% from $471.1 million at December 31, 1996. The growth in assets was achieved both through acquisitions and through internal growth in 1997, particularly in the Johnson County locations. Total average assets were

$547.6 million for the year ended December 31, 1997, compared to $438.7 million for the year ended December 31, 1996. Average interest-earning assets were $504.4 million for the year ended December 31, 1997 and $404.8 million for 1996.

The increase in loans from December 31, 1996 to December 31, 1997 was funded through increases in deposits of $111.0 million and an increase in short-term borrowings of $2.1 million. The allowance for loan losses increased to $5.3 million at December 31, 1997 from $3.6 million at December 31, 1996. The allowance represented 1.31% and 1.22% of total loans as of December 31, 1997, and December 31, 1996, respectively.

COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND 1995

The Company's net income was $3.1 million for the year ended December 31, 1996, compared to net income of $2.1 million for the year ended December 31, 1995, yielding an ROA of 0.71% for the year ended December 31, 1996, compared to 0.54% for the year ended December 31, 1995. ROE for 1996 and 1995 was 11.49% and 9.35%, respectively.

Total assets of $471.1 million at December 31, 1996, represented an increase of 11.7% from $421.7 million at December 31, 1995. Total average assets were $438.7 million for the year ended December 31, 1996, compared to $390.8 million for the previous year. Average interest-earning assets were $404.8 million for the year ended December 31, 1996, and $361.4 million for 1995. Assets increased primarily because of the opening of Exchange Bank's office in Leawood in the fourth quarter of 1995, as well as growth at its Shawnee location.

The Company's net loans totaled $287.8 million and $243.5 million, as of December 31, 1996 and 1995, respectively. The increase in net loans of $44.3 million during 1996 compared to 1995 was funded primarily through increases in deposits of $35.8 million, Federal Funds purchased and other short-term borrowings of $1.0 million, and $3.0 million from proceeds of the Company's public stock offering. The allowance for loan losses decreased to $3.6 million at December 31, 1996, from $3.8 million at December 31, 1995. This represented 1.22% and 1.53% of total loans as of December 31, 1996 and 1995, respectively. See "Allowance for Loan Losses."

NET INTEREST INCOME

Total interest income was $39.4 million for the year ended December 31, 1997, a 19.2% increase from 1996. The increase was primarily the result of growth in total average interest-earning assets of approximately $99.7 million.

Total interest expense was $20.4 million for 1997, or 10.7% higher than in 1996, as a result of an increase in total interest-bearing liabilities, partially offset by slightly lower interest rates paid. Average total interest-bearing liabilities increased by $75.1 million or 19.7% for 1997 compared to 1996, primarily due to the increased volume of deposits originated by Exchange Bank in connection with the opening of its Leawood location and increased short-term borrowings to fund loan demand in Johnson County. Exchange Bank has offered slightly above-market rates in an effort to attract and retain deposits in order to fund loan growth. The Company intends to periodically offer above-market rates in certain markets to gain market share and liquidity.

Net interest income was $19.1 million for 1997, up 29.8% from 1996. This increase is due to significantly greater loan volumes, primarily from Exchange Bank's Leawood and Shawnee locations, as well as a 3.89% net interest margin in 1997 compared with 3.76% in 1996.

For the year ended December 31, 1996, total interest income was $33.1 million, an 11.3% increase from the previous year. Average total earning assets increased $43.4 million, or 12.0%, for 1996 compared to 1995, primarily as a result of growth in Exchange Bank's business in Johnson County.

Total interest expense for 1996 was $18.4 million, a 14.0% increase from 1995, reflecting an increase in the rate paid on interest-bearing liabilities. Average total interest-bearing liabilities increased by $32.4 million for 1996, or 9.3%, primarily due to the increased volume of deposits originated by Exchange Bank in connection with its Leawood location.

Net interest income was $14.7 million for 1996, an increase of 8.0% from 1995. The Company believes this growth would have been greater but for an increase in interest expense resulting from offering above-market rates on time deposits to promote the opening of Exchange Bank's Leawood location. Although these deposits are maturing, a substantial portion of such deposits has been retained.

The following table presents the Company's average balances, interest income or expense, and the related yields and rates on major categories of the Company's interest-earning assets and interest-bearing liabilities for the periods indicated:

                                                     YEAR ENDED DECEMBER 31,
                         --------------------------------------------------------------------------------
                                    1997                       1996                       1995
                         -------------------------- -------------------------- --------------------------
                                           INTEREST                   INTEREST                   INTEREST
                                            YIELDS                     YIELDS                     YIELDS
                         AVERAGE             AND    AVERAGE             AND    AVERAGE             AND
                         BALANCE  INTEREST  RATES   BALANCE  INTEREST  RATES   BALANCE  INTEREST  RATES
                         -------- -------- -------- -------- -------- -------- -------- -------- --------
                                                      (DOLLARS IN THOUSANDS)
ASSETS
Loans, net.............. $352,952 $31,045    8.80%  $260,816 $24,649    9.45%  $230,839 $21,866    9.47%
Investment securities--
 taxable................  115,685   6,602    5.71%   110,522   6,812    6.16%    98,334   6,169    6.27%
Investment securities--
 nontaxable.............   21,457   1,603    7.47%    20,876   1,613    7.73%    23,172   1,715    7.40%
Other earning assets....   14,347     750    5.23%    12,537     554    4.42%     9,048     531    5.87%
                         -------- -------    ----   -------- -------    ----   -------- -------    ----
 Total earnings assets..  504,441  40,000    7.93%   404,751  33,628    8.31%   361,393  30,281    8.38%
                                  -------    ----            -------    ----            -------    ----
Noninterest-earning
 assets.................   43,190                     33,927                     29,434
                         --------                   --------                   --------
 Total assets........... $547,631                   $438,678                   $390,827
                         ========                   ========                   ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Savings deposits and
 interest- bearing
 checking............... $163,784 $ 5,145    3.14%  $114,969 $ 3,810    3.31%  $109,862 $ 3,093    2.82%
Time deposits...........  263,845  13,558    5.14%   234,981  12,729    5.42%   208,731  11,230    5.38%
Short-term borrowings...   21,727   1,281    5.90%    17,928   1,022    5.70%    14,778     824    5.58%
Long-term borrowings....    6,013     391    6.50%    12,429     839    6.75%    14,563     993    6.82%
                         -------- -------    ----   -------- -------    ----   -------- -------    ----
 Total interest-bearing
  liabilities...........  455,369  20,375    4.47%   380,307  18,400    4.84%   347,934  16,140    4.64%
                                  -------    ----
Noninterest-bearing
 liabilities............   42,335                     31,152                     20,327
Shareholders' equity....   49,927                     27,219                     22,566
                         --------                   --------                   --------
 Total liabilities and
  shareholders' equity.. $547,631                   $438,678                   $390,827
                         ========                   ========                   ========
Net interest income.....          $19,625                    $15,228                    $14,141
                                  =======                    =======                    =======
Net interest spread.....                     3.46%                      3.47%                      3.74%
                                             ====                       ====                       ====
Net interest margin.....                     3.89%                      3.76%                      3.91%
                                             ====                       ====                       ====

--------
(1) Non-accruing loans are included in the computation of average balance.
(2) Yield is adjusted for the tax effect of tax exempt securities. The tax effects in 1997, 1996 and 1995 were $574, $549 and $553, respectively. The combined marginal tax rate used was 34%.
(3) The Company includes loan fees in interest income. Such fees totaled $1,155, $974, and $746 in 1997, 1995 and 1995, respectively.
(4) The net yield on average earnings assets is the net interest income divided by average interest-earning assets.

The following table presents the components of changes in the Company's net interest income as attributed to volume and rate on a tax-equivalent basis. The net change attributable to the combined impact of volume and rate has been solely allocated to the change in rate.

                                        YEAR ENDED DECEMBER 31,
                              ------------------------------------------------
                              1997 COMPARED TO 1996    1996 COMPARED TO 1995
                              -----------------------  -----------------------
                                      AVERAGE                  AVERAGE
                                      CHANGES                  CHANGES
                              VOLUME   RATE    TOTAL   VOLUME   RATE    TOTAL
                              ------  -------  ------  ------  -------  ------
                                        (DOLLARS IN THOUSANDS)
INTEREST INCOME
  Loans...................... $8,825  $(2,429) $6,396  $2,897  $  (114) $2,783
  Investment securities--
   taxable...................    602     (812)   (210)    766     (123)    643
  Investment securities--
   nontaxable................     84      (56)    (10)   (172)      70    (102)
  Other earning assets.......    (97)     293     196     205     (182)     23
                              ------  -------  ------  ------  -------  ------
Total interest income........ $9,376  $(3,004) $6,372  $3,696  $  (349) $3,347
                              ------  -------  ------  ------  -------  ------
INTEREST EXPENSE
  Savings deposits and
   interest-bearing
   checking.................. $1,721  $ (386)  $1,335  $  145  $   573  $  718
  Time deposits..............  1,568     (739)    829   1,412       87   1,499
  Short-term borrowings......    216       43     259     176       22     198
  Long-term borrowings.......   (432)     (16)   (448)   (145)     (10)   (155)
                              ------  -------  ------  ------  -------  ------
Total interest expense....... $3,073  $(1,098) $1,975  $1,588  $   672  $2,260
                              ------  -------  ------  ------  -------  ------
Increase (decrease) in net
 interest income............. $6,303  $(1,906) $4,397  $2,108  $(1,021) $1,087
                              ======  =======  ======  ======  =======  ======

PROVISION FOR LOAN LOSSES

The provision for loan losses for the year ended December 31, 1997, was $985,000, an increase of $892,000 over 1996. This increase reflects the Company's recognition of strong expansion in its loan business. The allowance represented 1.31% of total loans as of December 31, 1997, and 1.22% of total loans as of December 31, 1996. For the year ended December 31, 1996, the provision for loan losses was $93,000, compared to $1.4 million for 1995. The lower provision in 1996 as compared to 1995 was the result of management's estimate of the required reserve, coupled with loan recoveries realized in the fourth quarter of 1996 by Peoples, a subsidiary acquired by the Company in pending transaction completed in 1997.

NON-INTEREST INCOME

Non-interest income for the year ended December 31, 1997 was $3.5 million, an increase of 1.8% from 1996. Non-interest income remained relatively unchanged in 1997 compared to 1996 as lower gains on sales of mortgage loans were offset by gains on sales of investment securities coupled with greater other non-interest income. The Company sold its loan servicing business in 1997, and all mortgages sold into the secondary market are now sold without servicing rights retained. Of the $3.5 million in other non-interest income in 1997, $229,000 was unrealized gain on trading securities.

Non-interest income for the year ended December 31, 1996 was $3.5 million, an increase of 23.2% from 1995, primarily as a result of increased service fees, gains on sales of assets in the second half of 1996 and the gain on the sale of loans in the first half of 1996. The Company realizes periodic gains and losses in connection with the sale of securities to meet its liquidity needs and in anticipation of changes in interest rates. See "Investment Activities."

The following table presents the components of the Company's non-interest income for the periods indicated (in thousands):

                                                       YEAR ENDED DECEMBER
                                                                31
                                                       ----------------------
                                                        1997    1996    1995
                                                       ------  ------  ------
      Service charges on deposit accounts............. $1,409  $1,341  $1,233
      Gain/(loss) on sale of loans....................    679   1,128   1,058
      Gain/(loss) on sale of securities...............    116     --      (93)
      Insurance premium income........................     99      35      67
      Fiduciary income................................    405     338     252
      Other noninterest income........................    816     620     294
                                                       ------  ------  ------
        Total non-interest income..................... $3,524  $3,462  $2,811
                                                       ======  ======  ======
      Noninterest income as a percentage of average
       total assets...................................   0.64%   0.79%   0.72%
                                                       ======  ======  ======

NON-INTEREST EXPENSE

Certain savings deposits of two of the Company Banks are insured by the Savings Association Insurance Fund ("SAIF"), with the remaining deposits of the Company Banks insured by the Bank Insurance Fund ("BIF"). Both SAIF and BIF have had a designated reserve ratio of 1.25%. On September 30, 1996, the President signed into law the Deposit Insurance Fund Act of 1996 ("DIFA"). DIFA directed the FDIC to impose a special assessment on SAIF-assessable deposits insured as of March 31, 1995. The one-time expense for the Company, incurred in 1996, totaled $389,100 ($240,000 net after tax). In addition to this special one-time assessment, the premiums for BIF deposits were increased to 1.29 basis points per $100 of deposits and for SAIF deposits were decreased to 6.44 basis points per $100 of deposits. The new premiums took effect January 1, 1997, and continue through December 31, 1999.

Non-interest expense increased 5.6% to $14.2 million for the year ended December 31, 1997, as compared to 1996. The Company experienced an increase in professional services expenses as a result of legal and accounting expenses associated with the Company's recent acquisitions and its obligation to comply for the first time with the periodic reporting requirements of the SEC imposed on publicly held companies. This was partially offset by the ongoing centralization of certain administrative functions, increases in operating efficiencies, and the realization of cost savings.

Non-interest expense was $13.4 million for the year ended December 31, 1996, an 11.1% increase from 1995. This increase was primarily due to the addition of employees at the newly opened Leawood location and Provident Bank's mortgage loan production office and also was affected by annual increases in salaries and employee benefits and the addition of two executive positions at the

Company. Net occupancy expense increased due to remodeling projects that were completed in Shawnee and St. Joseph and because Exchange Bank's Leawood location was not open in the first half of 1995. Non-interest expense as a percentage of average assets was 2.59%, 3.06% and 3.09% as of December 31, 1997, 1996 and 1995, respectively.

The following table presents the components of non-interest expense for the periods indicated:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1997     1996     1995
                                                      -------  -------  -------
                                                      (DOLLARS IN THOUSANDS)
      Salaries and employee benefits................  $ 7,391  $ 7,145  $ 6,369
      Net occupancy expense.........................    1,857    1,644    1,444
      Deposit insurance expense.....................      106      553      491
      Professional services.........................      916      591      636
      Data processing expense.......................      412      407      319
      Supplies......................................      366      393      332
      Telephone.....................................      173      197      174
      Postage.......................................      252      255      245
      Advertising/Promo.............................      679      575      359
      Other.........................................    2,017    1,660    1,711
                                                      -------  -------  -------
        Total non-interest expense..................  $14,169  $13,420  $12,080
                                                      =======  =======  =======
          Efficiency Ratio (1)......................    67.28%   75.60%   80.08%
                                                      =======  =======  =======

--------
(1) The efficiency ratio represents total non-interest expense divided by net interest income after provision for loan losses plus total non-interest income adjusted for non-recurring gains and losses.

INCOME TAX EXPENSE

Income tax expense was $2.4 million for the year ended December 31, 1997, compared with $1.5 million for 1996. The effective tax rate was 32.8% for 1997, virtually unchanged from 1996. The 1996 income tax expense of $1.5 million, representing an effective tax rate of 32.4%, was an increase from $681,000 for 1995, an effective tax rate of 28.0%. The 1995 effective tax rate was lower than subsequent years, primarily because a larger portion of income before taxes in 1995 came from tax-exempt securities.

ASSET/LIABILITY MANAGEMENT

Asset/liability management refers to management's efforts to minimize fluctuations in net interest income caused by interest rate changes. This is accomplished by managing the repricing of interest rate sensitive interest-earning assets and interest-bearing liabilities. An interest rate sensitive balance sheet item is one that is able to reprice quickly, through maturity or otherwise. Controlling the maturity or repricing of an institution's liabilities and assets in order to minimize interest rate risk is commonly referred to as gap management. Close matching of the repricing of assets and liabilities will normally result in little change in net interest income when interest rates change. A mismatched gap position will normally result in changes in net interest income as interest rates change.

Along with internal gap management reports, the Company and the Company Banks use an asset/liability modeling service to analyze each Company Bank's current gap position. The system simulates the Banks' asset and liability base and projects future net interest income results under several interest rate assumptions. The Company strives to maintain an aggregate gap position such that changes in interest rates will not affect net interest income by more than 10% in any twelve-month period. The Company has not engaged in derivatives transactions for its own account.

The following table indicates that, at December 31,1997, if there had been a sudden and sustained increase in prevailing market interest rates, the Company's 1998 net interest income would be expected to increase, while a decrease in rates would indicate a decrease in income.

                                                    NET
                                                 INTEREST                PERCENT
      CHANGES IN INTEREST RATES                   INCOME      CHANGE     CHANGE
      -------------------------                 ----------- -----------  -------
      200 basis point rise..................... $23,135,400 $   744,800    3.33%
      100 basis point rise.....................  22,750,600     360,000    1.61%
      Base Rate Scenario.......................  22,390,600
      100 basis point decline..................  21,831,400    (559,200)  -2.50%
      200 basis point decline..................  21,302,000  (1,088,600)  -4.86%

The following table sets forth the maturities of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997.

                                    AS OF DECEMBER 31, 1997
                                       TERM TO REPRICING
                                    -----------------------
                          ZERO TO                  OVER ONE
                           THREE    FOUR MONTHS TO TO FIVE   OVER FIVE
                           MONTHS   TWELVE MONTHS   YEARS      YEARS    TOTAL
                          --------  -------------- --------  --------- --------
                                        (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans.................. $153,496     $ 93,207    $137,051   $22,656  $406,410
  Investment securities..   27,726       20,663      65,484    27,235   141,108
  Other interest-bearing
   assets................   24,601          --          --        --     24,601
                          --------     --------    --------   -------  --------
    Total interest-
     earning assets...... $205,823     $113,870    $202,535   $49,891  $572,119
Interest-bearing
 liabilities:
  Savings deposits and
   interest-bearing
   checking.............. $182,636     $    --     $    --    $   --   $182,636
  Time deposits..........   76,307      105,604      98,924     2,166   283,001
  Short-term borrowings..   16,471        2,230       1,365       --     20,066
  Long-term borrowings...      828        1,906       1,376    29,256    33,366
                          --------     --------    --------   -------  --------
    Total interest-
     bearing
     liabilities......... $276,242     $109,740    $101,665   $31,422  $519,069
Interest sensitivity
 gap..................... $(70,419)    $  4,130    $100,870   $18,469  $ 53,050
Cumulative gap........... $(70,419)    $(66,289)   $ 34,581   $53,050
Cumulative ratio of
 interest-earning assets
 to interest-bearing
 liabilities.............    74.51%       82.83%     107.09%   110.22%
Ratio of cumulative gap
 to interest-earning
 assets..................   -34.21%      -20.74%       6.62%     9.27%

The cumulative gap value indicated above for the zero to five-year time periods indicates that a rise in interest rates would have a positive effect on net interest income. The Company has the ability to reprice the rates on savings deposits and interest bearing checking. Historically the rates on these deposits have not been repriced when rates have had small movements.

                              FINANCIAL CONDITION

Total assets were $697.1 million at June 30, 1998, in increase of $76.6 million from December 31, 1997. Total average assets were $677.1 million for the six months ended June 30, 1998, compared to $478.3 million for the six months ended June 30, 1997. Average interest-earning assets were $621.2 million for the six months ended June 30, 1998 and $443.7 million for the six months ended June 30, 1997. Assets increased during the first half of 1998 due to two acquisitions and internal growth. Net loans grew $49.9 million during the first half of 1998 of which $28.7 million primarily at Exchange National Bank's Leawood and Shawnee, Kansas locations.

The increase in net loans from December 31, 1997 to June 30, 1998 attributed to internal growth, was primarily funded through an increase in deposits and additional advances of Federal Home Loan Bank borrowings. The allowance for loan losses increased to $6.5 million at June 30, 1998 from $5.3 million at December 31, 1997. The allowance represented 1.43% and 1.27% of total loans as of June 30, 1998 and December 31, 1997, respectively.

LENDING ACTIVITIES

Commercial Loans. This category includes loans to service, retail, wholesale and light manufacturing businesses, including agricultural service businesses. Commercial loans were $96.0 million as of December 31, 1997, or 23.6% of total loans. The proportion of commercial loans increased in 1997, due primarily to Exchange Bank's expanding business in Shawnee and Leawood. Provident Bank has also increased its commercial loan portfolio.

Real Estate Loans. Real estate loans represent the largest class of loans of the Company. The Company categorizes real estate loans as follows:

  i) Commercial. Commercial real estate loans increased from December 31, 1995 to December 31, 1997, due primarily to increased lending activity in the Johnson County suburbs southwest of Kansas City.

  ii) Construction. Construction lending consists primarily of single family construction in Johnson County. The Company has experienced steady growth in the suburban Kansas City market, and the December 31, 1997 balance reflects continued, although seasonal, growth in the Johnson County market.

  iii) 1 to 4 Family Residential. Loans in this category consist primarily of owner-occupied residential loans. Since December 31, 1995 the mix of loans has begun to shift from fixed rate loans to variable rate products.

The Company has elected to portfolio selected variable rate real estate loans, which has resulted in the loan growth in this category.

  iii) Agricultural. This category consists of loans secured by agricultural real estate. The demand for agricultural real estate loans has remained flat due to an historically low turnover of farm property.

  iv) Held for Sale. Loans held for sale represent residential loans intended to be sold to secondary market investors and in the process of being delivered.

Agricultural Loans. Agricultural loans are typically made to farmers, small corporate farms and feed and grain dealers. Agricultural loans were $37.7 million as of December 31, 1997, or 9.3% of total loans. The proportion compared to total loans has been relatively stable, as the Company's acquisitions have added to agricultural loans, while internal growth has been stronger in other categories. Agricultural loan demand, generally, has remained stable due to a stable agricultural economy.

Consumer and Other Loans. Loans classified as consumer and other loans include automobile, residential, other personal loans and credit card loans. The majority of these loans are installment loans with fixed interest rates. Consumer and other loans were $33.1 million as of December 31, 1997, or 8.15% of total loans, only slightly changed from the proportion a year earlier. The Company issues credit cards to its existing customers.

The following table presents the balance of each major category of the Company's loans at the dates indicated.

                                                DECEMBER 31,
                             ----------------------------------------------------
                                   1997              1996              1995
                             ----------------  ----------------  ----------------
                                      PERCENT           PERCENT           PERCENT
                                        OF                OF                OF
                                       TOTAL             TOTAL             TOTAL
                              AMOUNT   LOANS    AMOUNT   LOANS    AMOUNT   LOANS
                             -------- -------  -------- -------  -------- -------
                                           (DOLLARS IN THOUSANDS)
Loan Category
  Commercial................ $ 96,045  23.63%  $ 58,850  20.20%  $ 47,314  19.13%
  Real estate construction..   50,689  12.47%    31,129  10.69%    22,508   9.10%
  Real estate...............  184,489  45.40%   148,362  50.93%   119,069  48.15%
  Loans Held for Sale.......    4,359   1.07%     4,934   1.69%     9,631   3.89%
  Agricultural..............   37,720   9.28%    21,783   7.48%    20,775   8.40%
  Consumer and other loans..   33,108   8.15%    26,270   9.02%    27,995  11.32%
                             -------- ------   -------- ------   -------- ------
    Total loans............. $406,410 100.00%  $291,328 100.00%  $247,292 100.00%
  Less allowance for loan
   losses...................    5,322             3,568             3,784
                             --------          --------          --------
  Total..................... $401,088          $287,760          $243,508
                             ========          ========          ========

                                                       DECEMBER 31,
                                             ----------------------------------
                                                   1994              1993
                                             ----------------  ----------------
                                                      PERCENT           PERCENT
                                                        OF                OF
                                                       TOTAL             TOTAL
                                              AMOUNT   LOANS    AMOUNT   LOANS
                                             -------- -------  -------- -------
                                                   (DOLLARS IN THOUSANDS)
Loan Category
  Commercial................................ $ 40,707  18.29%  $ 29,542  20.66%
  Real estate construction..................   43,249  19.43%    23,948  16.75%
  Real estate...............................   81,184  36.47%    43,888  30.69%
  Loans Held for Sale.......................    1,786   0.80%       --    0.00%
  Agricultural..............................   23,332  10.48%    17,614  12.32%
  Consumer and other loans..................   32,346  14.53%    27,992  19.58%
                                             -------- ------   -------- ------
    Total loans............................. $222,604 100.00%  $142,984 100.00%
  Less allowance for loan losses............    3,210             1,685
                                             --------          --------
  Total..................................... $219,394          $141,299
                                             ========          ========

The following table sets forth the repricing of portfolio loans outstanding at December 31, 1997:

                                                     AFTER
                                                    ONE YEAR
                                AFTER                 BUT
                               IN THREE FOUR MONTHS  BEFORE
                                MONTHS  BUT BEFORE    FIVE     AFTER
                               OR LESS   ONE YEAR    YEARS   FIVE YEARS  TOTAL
                               -------- ----------- -------- ---------- --------
                                            (DOLLARS IN THOUSANDS)
Loan category:
  Commercial.................. $ 55,799   $18,720   $ 20,193  $ 1,424   $ 96,136
  Real estate construction....   43,890     6,224        575      --      50,689
  Real estate.................   24,626    49,449     93,524   16,890    184,489
  Agricultural................   15,253    14,573      7,033      861     37,720
  Consumer and other..........    8,585     8,726     12,226    3,481     33,018
  Loans held for sale.........      858       --       3,500      --       4,358
                               --------   -------   --------  -------   --------
    Total loans............... $149,011   $97,692   $137,051  $22,656   $406,410
                               ========   =======   ========  =======   ========

As of December 31, 1997, loans repricing after one year include approximately $78 million in fixed rate loans and $82 million in floating or adjustable rate loans.

ASSET QUALITY

The Company's asset quality compares favorably to its peer institutions. The Company follows regulatory guidelines in placing loans on a non-accrual basis and places loans with doubtful principal repayment on a non-accrual basis, whether current or past due. The Company considers non-performing assets to include all non-accrual loans, other loans past due 90 days or more as to principal and interest (with the exception of those loans which in management's opinion are well collateralized or exhibit other characteristics suggesting they are collectable), other real estate owned ("OREO") and repossessed assets. The Company does not return a loan to accrual status until it is brought current with respect to both principal and interest and future principal payments are no longer in doubt. When a loan is placed on non-accrual status, any previously accrued and uncollected interest income is reversed.

Restructured and impaired loans are considered insignificant for all periods presented. The Company would have recorded additional interest in the amounts of $40,000, $24,000 and $27,000 for the years ended December 31, 1997, 1996 and
1995, respectively, if non-accrual loans had been current during these periods.

Non-performing assets are summarized in the following table:

                                                     DECEMBER 31,
                                            ----------------------------------
                                             1997   1996   1995   1994   1993
                                            ------  ----  ------  ----  ------
                                                (DOLLARS IN THOUSANDS)
Loans:
  Loans 90 days or more past due still
   accruing................................ $  102  $234  $   23  $319  $  367
  Non-accrual loans........................    969   367   1,889   169     437
                                            ------  ----  ------  ----  ------
    Non-performing loans...................  1,071   601   1,912   488     804
  Other assets.............................     44     5      39     0       0
  Other real estate owned..................    723    70     170   294     221
                                            ------  ----  ------  ----  ------
    Non-performing assets.................. $1,838  $676  $2,121  $782  $1,025
                                            ======  ====  ======  ====  ======
  Non-performing loans as a percentage of
   total loans.............................   0.26% 0.21%   0.47% 0.22%   0.56%
                                            ======  ====  ======  ====  ======
  Non-performing assets as a percentage of
   total assets............................   0.30% 0.25%   0.49% 0.21%   0.39%
                                            ======  ====  ======  ====  ======

ALLOWANCE FOR LOAN LOSSES

The success of a particular Company Bank depends to a significant extent upon the quality of its assets, particularly loans. This is highlighted by the fact that net loans represented 64% of the Company's total assets as of December 31, 1997. In originating loans, there is a substantial likelihood that some credit losses will be experienced. The risk of loss will vary with general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and the quality of the collateral in the case of a collateralized loan, among other things. Management maintains an allowance for loan losses based on industry standards, management's experience, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans if their ultimate collectability is considered questionable. Since certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

The Company actively manages its past due and non-performing loans in each Company Bank to minimize credit losses and monitors asset quality to maintain an adequate loan loss allowance. Although management believes its allowance for loan losses is adequate for each Company Bank and collectively, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to non-performing or performing loans. Accordingly, there can be no assurance that the allowance for loan losses will be adequate to cover loan losses or that significant increases to the allowance will not be required in the future if economic conditions should worsen. Material additions to the allowance for loan losses would result in a decrease of the Company's net income and capital and could result in the inability to pay dividends, among other adverse consequences.

  The allowance for loan losses on December 31, 1997 totaled $5.3 million, a $1.8 million increase from a year earlier, resulting from charge-offs of $510,000, recoveries of $471,000, provisions of $985,000, and additional adjustments of $808,000 related to the purchase of Farmers.

  The allowance for loan losses on December 31, 1996 totaled $3.6 million, a decrease from December 31, 1995, resulting from charge-offs of $566,000, recoveries of $257,000 and provisions of $93,000. The allowance for loan losses totaled $3.8 million as of December 31, 1995. The allowance increased during 1995 by $574,000 due to a combination of additional provisions of $1.4 million and net charge-offs of $680,000.

The following table sets forth activity in the Company's allowance for loan losses during the periods indicated:

                                        YEAR ENDED DECEMBER 31,
                              ------------------------------------------------
                                1997      1996      1995      1994      1993
                              --------  --------  --------  --------  --------
                                         (DOLLARS IN THOUSANDS)
Total net loans outstanding
 at the end of period.......  $401,088  $287,760  $243,508  $219,394  $141,299
Average net loans
 outstanding during the
 period.....................  $352,952  $260,816  $230,839  $204,549  $125,958
Allowance for loan losses,
 beginning of period........  $  3,568  $  3,784  $  3,210  $  1,685  $  1,386
                              --------  --------  --------  --------  --------
Charge-Offs:
  Commercial................       262       320       542       137       189
Real Estate
  Commercial................        80       --        --        --        --
  Construction..............         3        24       --        --        --
  1 to 4 family
   residential..............        28        32        17        27       --
  Agricultural..............       --        --        --        --        --
  Loans held for sale.......       --        --        --        --         --
  Agricultural..............         2        99       260        88         1
  Consumer and other........       135        91       165        60        32
                              --------  --------  --------  --------  --------
Total charge-offs...........  $    510  $    566  $    984  $    312  $    222
                              --------  --------  --------  --------  --------
Recoveries:
  Commercial................       349        90        10       164        27
Real Estate
  Commercial................        29       --        --        --        --
  Construction..............       --         11       --        --        --
  1 to 4 family
   residential..............         5         7         5        22        12
  Agricultural..............        20       100        53         8       --
  Loans held for sale.......       --        --         --       --        --
Agricultural................        28        27        58        25       --
Consumer and other..........        40        22        38        19        15
                              --------  --------  --------  --------  --------
Total Recoveries............  $    471  $    257  $    164  $    238  $    138
                              --------  --------  --------  --------  --------
Net charge-offs
 (recoveries)...............        39       309       820        74        84
Provision charged to
 operations.................       985        93     1,394       247       383
Adjustments due to mergers
 and sales..................       808       --        --        728       --
Adjustments due to reclass
 to ORE reserve.............       --        --        --        624       --
                              --------  --------  --------  --------  --------
Balance at end of year......  $  5,322  $  3,568  $  3,784  $  3,210  $  1,685
                              ========  ========  ========  ========  ========
Allowance as a percentage of
 total loans................      1.31%     1.22%     1.53%     1.44%     1.18%
Net charge-offs to average
 loans Outstanding..........      0.01%     0.12%     0.36%     0.04%     0.07%
Allowance as a percentage of
 non-performing loans.......    496.92%   593.68%   197.91%   657.79%   209.58%

The following table sets forth the allocation of the Company's allowance for loan losses among categories of loans at December 31, 1997:

                                 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                     1997            1996            1995
                                --------------- --------------- ---------------
                                       PERCENT         PERCENT         PERCENT
                                       OF LOANS        OF LOANS        OF LOANS
                                       IN EACH         IN EACH         IN EACH
                                       CATEGORY        CATEGORY        CATEGORY
                                       TO TOTAL        TO TOTAL        TO TOTAL
LOAN CATEGORY                   AMOUNT  LOANS   AMOUNT  LOANS   AMOUNT  LOANS
-------------                   ------ -------- ------ -------- ------ --------
Commercial..................... $1,258   23.6%  $  721   20.2%  $  724   19.1%
Real Estate Construction.......    664   12.5%     441   12.3%     412   10.9%
Real Estate....................  2,427   45.6%   1,818   51.0%   1,902   50.3%
Agricultural...................    494    9.3%     267    7.5%     318    8.4%
Consumer and other loans.......    479    9.0%     324    9.0%     428   11.3%
                                ------  -----   ------  -----   ------  -----
  Total Loans.................. $5,322  100.0%  $3,568  100.0%  $3,784  100.0%
                                ======  =====   ======  =====   ======  =====

                                                 DECEMBER 31,    DECEMBER 31,
                                                     1994            1993
                                                --------------- ---------------
                                                       PERCENT         PERCENT
                                                       OF LOANS        OF LOANS
                                                       IN EACH         IN EACH
                                                       CATEGORY        CATEGORY
                                                       TO TOTAL        TO TOTAL
LOAN CATEGORY                                   AMOUNT  LOANS   AMOUNT  LOANS
-------------                                   ------ -------- ------ --------
Commercial..................................... $  587   18.3%  $  348   20.7%
Real Estate Construction.......................    624   19.4%     282   16.7%
Real Estate....................................  1,195   37.3%     517   30.7%
Agricultural...................................    318   10.5%     208   12.3%
Consumer and other loans.......................    428   14.5%     330   19.6%
                                                ------  -----   ------  -----
  Total Loans.................................. $3,210  100.0%  $1,685  100.0%
                                                ======  =====   ======  =====

INVESTMENT ACTIVITIES

The Company's investment portfolio serves three important functions: First, it enables the adjustment of the balance sheet's sensitivity to changes in interest rate movements; second, it provides an outlet for investing excess funds; and third, it provides liquidity. The investment portfolio is structured to maximize the return on invested funds within conservative risk management guidelines.

The portfolio is comprised of U.S. Treasury securities, U.S. government agency obligations, state municipal obligations, Federal Reserve Bank stock, FNMA stock, and FHLB stock. The U.S. government agency obligations include Federal Home Loan Mortgage Corporation ("FHLMC"), FNMA notes and mortgage-backed securities, FHLB notes and Government National Mortgage Association ("GNMA") mortgage-backed securities. As of December 31, 1997, the portfolio included $11.5 million of collateralized mortgage obligations, all of which are rated AA or better. Federal Funds sold are not classified as investment securities.

The investment portfolio increased $2.4 million, or 1.89%, during the year ended December 31, 1996, and increased $10.6 million, or 8.12%, for the year ended December 31, 1997. The decreases are primarily due to strong loan demand.

The composition of the investment portfolio as of December 31, 1997 was 59.8% U.S. Treasury notes and U.S. government obligations, 23.1% mortgage-backed securities, 13.9% state, municipal securities, 0.9% trading securities and 2.3% other securities. The comparable distribution for December 31, 1996 was 52.3% U.S. Treasury notes and U.S. government obligations, 29.5% mortgage-backed securities, 15.8% state and municipal securities, and 2.4% other securities. The estimated maturity of the investment portfolio on December 31, 1997 was 2 years and 2 months. The average balance of the investment portfolio as of December 31, 1997 represented 27.2% of average earning assets as compared to 32.5% on December 31, 1996. In 1997, the Company invested in trading securities for the purpose of generating additional non-interest income. The Company intends to turn over these securities as market conditions dictate in order to maximize their profitability.

The Company periodically changes its balance sheet strategy to accommodate a new interest rate environment when, in management's opinion, economic and policy signals indicate a changing trend in interest rates. Accordingly, in the first half of 1995 the Company sold bonds in anticipation of an increase in interest rates.

The following table sets forth the composition of the Company's investment portfolio at the dates indicated:

                                                           DECEMBER 31,
                                                    --------------------------
                                                      1997     1996     1995
                                                    -------- -------- --------
                                                      (DOLLARS IN THOUSANDS)
      Securities held to maturity:
      Obligations of states and political
       subdivisions................................      100      102       99
                                                    -------- -------- --------
      Total........................................ $    100 $    102 $     99
                                                    ======== ======== ========
      Securities Available for sale:
      U.S. Treasury and other U.S. agencies and
       corporations................................ $ 84,714 $ 68,518 $ 65,742
      Obligations of states and political
       subdivisions................................   19,683   20,636   21,358
      Mortgage-backed securities...................   32,774   38,585   37,136
      Trading......................................    1,072
      Other*.......................................    3,240    3,114    4,196
                                                    -------- -------- --------
      Total........................................ $141,483 $130,853 $128,432
                                                    ======== ======== ========
      Total Investment Securities.................. $141,583 $130,955 $128,531
                                                    ======== ======== ========

The following table sets forth a summary of maturities in the investment portfolio at December 31, 1997:

                                                   MATURITY SCHEDULE OF SECURITIES
                                                          (AT MARKET VALUE)
                                           OVER ONE YEAR     OVER 5 YEARS
                         ONE YEAR OR LESS THROUGH 5 YEARS  THROUGH 10 YEARS  OVER 10 YEARS        TOTAL
                         ---------------- ---------------- ---------------- --------------- -----------------
                                 WEIGHTED         WEIGHTED         WEIGHTED        WEIGHTED          WEIGHTED
                         AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT  YIELD    AMOUNT   YIELD
                         ------- -------- ------- -------- ------- -------- ------ -------- -------- --------
U.S. Treasury and other
 U.S. agencies and
 corporations........... $35,222   5.25%  $37,997   5.97%  $10,966   6.86%  $  529   7.05%  $ 84,714   5.62%
Obligations of states
 and political
 subdivisions...........   2,252   6.77%    9,466   7.79%    6,254   7.99%   1,811   8.38%    19,783   7.73%
Mortgage-backed
 securities.............   2,463   5.82%   21,970   6.10%    6,632   6.99%   1,709   6.72%    32,774   6.29%
Other...................   4,312   4.58%      --     --                        --     --       4,312   4.58%
                         -------          -------          -------          ------          --------
Total................... $44,249          $69,433          $23,852          $4,049          $141,583   6.04%
                         =======          =======          =======          ======          ========

DEPOSIT ACTIVITIES

Deposits are the major source of the Company Banks' funds for lending and other investment purposes. In addition to deposits, the Company Banks derive funds from interest payments, loan principal payments, loan and securities sales, and funds from operations. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. The Company Banks may use borrowings on a short-term basis if necessary to compensate for reductions in the availability of other sources of funds, or borrowings may be used on a longer-term basis for general business purposes.

Deposits are attracted principally from within the Company Banks' primary market area through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, savings accounts, certificates of deposit (including jumbo certificates in denominations of $100,000 or more), and retirement savings plans. The Company Banks have aggressively attempted to obtain deposits in selected markets to increase market share or meet particular liquidity needs. The Company has not used brokered deposits and has not sought to attract deposits outside its market areas.

Maturity terms, service fees and withdrawal penalties are established by the Company Banks on a periodic basis. The determination of rates and terms is predicated on funds transaction and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

The growth in deposits is primarily the result of the Company's relatively new locations in Leawood and Shawnee. During 1997 the Company experienced an increase in savings and interest-bearing transaction accounts with balances of less than $100,000. The non-interest-bearing account balance as of December 31, 1997, showed a $11.3 million or 33.7% increase from the balance as of December 31, 1996. The average balance increased accordingly by $9.1 million or 31.5% primarily as a result of growth at the Company's Shawnee and Leawood locations.

The following table sets forth the average balances and weighted average rates for the Company's categories of deposits at the dates indicated:

                             DECEMBER 31, 1997         DECEMBER 31, 1996         DECEMBER 31, 1995
                         ------------------------- ------------------------- -------------------------
                                            % OF                      % OF                      % OF
                         AVERAGE  AVERAGE  TOTAL   AVERAGE  AVERAGE  TOTAL   AVERAGE  AVERAGE  TOTAL
                         BALANCE   RATE   DEPOSITS BALANCE   RATE   DEPOSITS BALANCE   RATE   DEPOSITS
                         -------- ------- -------- -------- ------- -------- -------- ------- --------
Noninterest-bearing
 demand................. $ 38,134  0.00%      8%   $ 29,006  0.00%      8%   $ 23,972  0.00%      7%
Savings and interest-
 bearing................  163,784  3.14%     35%    114,969  3.31%     30%    103,873  2.98%     31%
Time Deposits...........  263,845  5.14%     57%    234,981  5.42%     62%    208,689  5.38%     62%
                         --------           ----   --------           ----   --------           ----
 Total.................. $465,763           100%   $378,956           100%   $336,534           100%
                         ========           ====   ========           ====   ========           ====

The Company does not have a concentration of deposits from any one source, the loss of which would have a material adverse effect on its business. Management believes that substantially all of the Company Banks' depositors are residents in their respective primary market areas.

The following table sets forth a summary of the deposits of the Company at the dates indicated:

                                                            DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                       (DOLLARS IN THOUSANDS)
      Non-interest-bearing.......................... $ 45,033 $ 33,691 $ 30,793
      Interest-bearing:
        Savings and NOW accounts....................  182,666  125,332  100,295
        Time accounts less than $100,000............  231,579  190,155  193,570
        Time accounts greater than $100,000.........   51,422   50,526   39,261
                                                     -------- -------- --------
          Total deposits............................ $510,700 $399,704 $363,919
                                                     ======== ======== ========

The following table summarizes at December 31, 1997, the Company's certificates of deposit of $100,000 or more by time remaining until maturity:

                                         DECEMBER 31, 1997
                                       ----------------------
                                       (DOLLARS IN THOUSANDS)
           < 3 Months.................        $19,261
           3 Months to 6 Months.......         10,874
           6 Months to 12 Months......          9,551
           > 12 Months................         11,736
                                              -------
             Total....................        $51,422
                                              =======

FINANCIAL CONDITION

Following are key financial and operating ratios for the Company for all periods reported:

                                       SIX MONTHS
                                          ENDED              YEAR ENDED
                                     --------------- --------------------------
                                     6/30/98 6/30/97 12/31/97 12/31/96 12/31/95
                                     ------- ------- -------- -------- --------
Return on average assets............  0.94%   1.02%    0.91%    0.71%   0.54%
Return on average equity............ 10.83%  11.39%    9.99%   11.49%   9.35%
Average equity to average assets....  8.67%   8.95%    9.12%    6.20%   5.77%
Dividend payout ratio............... 17.58%   9.03%   13.07%    0.00%   0.00%

CAPITAL AND LIQUIDITY

Liquidity defines the ability of the Company and the Company Banks to generate funds to support asset growth, satisfy other disbursement needs, meet deposit withdrawals and other fund reductions, maintain reserve requirements and otherwise operate on an ongoing basis. The immediate liquidity needs of the Company Banks are met primarily by Federal Funds sold, short-term investments, deposits and the generally predictable cash flow (primarily repayments) from each Company Bank's assets. Intermediate term liquidity is provided by the Company Banks' investment portfolios. The Company Banks also have established a credit facility with the FHLB under which the Company Banks are eligible for short-term advances secured by real estate loans or mortgage-related investments. The Company's liquidity needs and funding are provided through non-affiliated bank borrowing, cash dividends and tax payments from its subsidiary banks.

The Company and the Company Banks actively monitor their compliance with regulatory capital requirements. The elements of capital adequacy standards include strict definitions of core capital and total assets, which include off-balance sheet items such as commitments to extend credit. Under the risk-based capital method of capital measurement, the ratio computed is dependent on the amount and composition of assets recorded on the balance sheet and the amount and composition of off-balance sheet items, in addition to the level of capital. Historically, the Company Banks have increased core capital through the retention of earnings or capital infusions. Each Company Bank's ability to incur additional indebtedness or to issue or pay dividends on common stock may be limited by regulatory policies and the terms of the outstanding securities.

At June 30, 1998, the Company's leverage, Tier 1 risk-based capital, and total risk-based capital ratios were 10.3%, 14.7%, and 16.0%, respectively, compared to minimum required levels of 4%, 8% and 4%, respectively (subject to change and the discretion of regulatory authorities to impose higher standards in individual cases). At June 30, 1998, the Company had risk-weighted assets of $484.1 million. On August 11, 1998, the Company's Board of Directors declared a quarterly dividend in the amount of $.02 per common share.

The Company had approximately $14.7 million in cash and short-term investment grade securities at June 30, 1998 remaining from the issuance of subordinated debentures in December 1997. Those proceeds are expected to be used to finance the Company's growth strategy and for general corporate purposes. Additionally, $8.3 million of cash was utilized for the acquisition of Sabetha on July 9, 1998. The Company established a line of credit in the amount of $15 million with a correspondent bank during the second quarter of 1998. No amounts had been drawn under the line as of June 30, 1998.

At December 31, 1997, the Company's Tier 1 risk-based capital, total risk-based capital and leverage ratios were 14.68%, 15.89% and 11.50% respectively, compared to minimum required levels of 4%, 8% and 4%, respectively (subject to change and the discretion of regulatory authorities to impose higher standards in individual cases).

Proceeds from the Trust Preferred Securities issued in December 1997 by GBCI Capital Trust, a statutory business trust established by the Company, accounted for 25%, or $16.1 million, of the Company's Tier I, or core, capital at December 31, 1997. In the offering, approximately $27 million in net proceeds was raised for expansion, debt retirement and general corporate purposes.

IMPACT OF INFLATION AND CHANGING PRICES

The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of a financial institution than do changes in the general rate of inflation and changes in prices. Interest rate changes do not necessarily move in the same direction or have the same magnitude as changes in the prices of goods and services.

ACCOUNTING AND FINANCIAL REPORTING

The Financial and Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," in June 1997. SFAS No. 130 will require the Company to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of stockholders' equity. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by management. Both SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997. The adoption of the standards is not expected to have a significant impact on the financial statements of the Company.

The FASB adopted SFAS No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning June 15, 1999, may be adopted early for periods beginning after issuance of the statement and may not be applied retroactively. The Company does not expect to adopt SFAS No. 133 early. Management is currently unable to determine whether the effects of adoption of SFAS No. 133 will have a material impact on the Company's supplemental consolidated financial statements.

YEAR 2000 INITIATIVES

In response to potential Year 2000 transition issues for computer systems, the Company is actively addressing these issues as they relate to the Company Subsidiaries and corporate systems. As with other financial institutions, the Company engages in a significant amount of business and reporting activity that depends on accurate date information, such as interest and other calculations pertaining to loans, deposits, assets and investments. The Company is taking steps to implement permanent solutions during 1998, rather than waiting until potential problems develop. A task force began work on identifying and assessing potential issues in 1997, and the Company is currently evaluating hardware and software solutions. Appropriate resources are being allocated for hardware systems and software, as needed, at each of the Company's current as well as newly acquired entities.

Expenses associated with this issue are expensed as incurred. Management expects to report periodically on its progress in addressing the Year 2000 transition and expects to be fully Year 2000 compliant by December 31, 1998.

Year 2000 issues are being addressed as they relate to the Company's hardware, information processing systems, environmental systems and the Company's vendors and customers. All of these issues are contained within the Company's timeline for Year 2000 compliance. The Company's timeline for Year 2000 compliance addresses each material element of Year 2000 compliance within regulatory guidelines. Present progress indicates that the Company will comply with its timeline.

The Company's historical remediation costs associated with Year 2000
preparation approximate $           . It is expected that total Year 2000
related remediation costs will approximate $               .

The Company is uncertain whether the event of Year 2000 noncompliance will have a material effect on its operations, liquidity or financial position. The most significant worst case scenario would involve Year 2000 noncompliance by Bankline Midamerica, Inc., to whose data processing system the Company Subsidiaries will convert. The Company is monitoring Bankline Midamerica, Inc.'s data processing system in the fourth quarter of 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CITIZENS

The following discussion of financial condition and results of operations should be read in conjunction with the consolidated financial statements of Citizens and the Bank (together "Citizens") and the notes thereto, that are included elsewhere in the Prospectus.

                             RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

General

Citizens' consolidated net earnings totaled $3,069,000 for the six months ended June 30, 1998 compared to $2,001,000 for the same period in 1997. As a result of Citizens election to S-Corp status in 1997, only minimal income tax expense was recorded for the period ended June 30, 1997. No income tax expense was recorded for the period ended June 30, 1998. The primary reason for higher earnings in 1998 is an increase in net interest income resulting from an increase in total average loans outstanding and an increase in the yield earned on loans.

Net Interest Margin

Total interest income was $9,118,000 for the six months ended June 30, 1998 compared to $7,418,000 for the same period in 1997. Interest income on loans increased $1,215,000, or 18.6%, primarily due to a $23,554,000 increase in the average balance of loans outstanding during the period ended June 30, 1998 compared to the same period ended June 30, 1997. Interest earned on federal funds sold and interest-bearing deposits in other financial institutions increased $324,000, or 95.1% for the six months ended June 30, 1998 compared to the same period in 1997. This increase is attributable to higher average balances outstanding in the first six months of 1998 compared to the same period in the previous year.

Total interest expense increased $667,000, or 18.7%, for the six months ended June 30, 1998 compared to the same period in 1997. The increase in interest is primarily attributed to an increase in interest bearing deposits for 1998 compared to the same period in 1997.

As a result of the changes described above, the net interest margin increased $1,033,000, or 26.7%, for the six months ended June 30, 1998 compared to the same period in 1997.

Provision for Loan Losses

The provision for loan losses was $670,000 for the first six months ended June 30, 1998 compared to $420,000 for the same period in 1997. Citizens experienced an increase in chargeoffs during the first six months of 1998, as a result, additional provisions have been recorded in that period. The increase is consistent with management's philosophy of maintaining reserves at or near 1.5% of total loans outstanding.

Other Income

Other income increased by $106,000, or 22.2% for the six months ended June 30, 1998 compared to the same period in 1997. The increase was primarily the result of a $97,000 increase in service charges on deposit accounts resulting from overall deposit growth.

Other Expense

Other expense increased by $215,000, or 14.7% for the six months ended June 30, 1998 compared to the same period in 1997. The increase was primarily due to an increase in salaries and benefits of $114,000 and an increase in occupancy expense of $26,000 related to depreciation and real estate taxes.

Income Tax Expense

Citizens recognized no income tax expense for the period ended June 30, 1998 due to its Subchapter S Corporation status. The 1997 income tax expense reflects the write-off of Citizens' existing deferred tax asset of $395,000 at the time of election.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

General

Citizens' consolidated net earnings totaled $4,885,000 for the year ended December 31, 1997 compared to $1,778,000 for the same period in 1996. Earnings before taxes were $5,280,000 for the year ended December 31, 1997 compared to $2,611,000 for the same period in 1996. The primary reason for higher earnings before tax is an increase in net interest income of $2,761,000 attributable to overall growth of the Bank in 1997, compared to the previous year. The primary reason for higher consolidated net earnings is due to Citizens' election of S-Corp status in 1997. As a result of the S-Corp election, Citizens was tax exempt for the year ended December 31, 1997 and only recorded income tax expense to the extent net deferred tax assets were written off.

Net Interest Margin

Total interest income was $16,048,000 for the year ended December 31, 1997 compared to $11,573,000 for the same period in 1996. Interest income on loans increased $3,853,000, or 38.4%, primarily due to a $35,403,000 increase in the average balance of loans outstanding during the period ended December 31, 1997 compared to the same period ended December 31, 1996. This increase was also attributable to a moderate increase in the yield earned on loans, 10.18% in 1997 compared to 9.93% in 1996. Interest earned on federal funds sold and interest-bearing deposits in other financial institutions increased $348,000, or 54.1% for the year ended December 31, 1997 compared to the same period in 1996. This increase is attributable to higher average balances outstanding during 1997 compared to the previous year.

Total interest expense increased $1,714,000, or 29.1%, in 1997 compared to 1996. Interest expense on time deposits increased $1,385,000 in 1997 compared to 1996 primarily as a result of an increase in the average balance of time deposits of $24,650,000, or 30.9% in 1997 compared to 1996. The average balance of savings deposits and interest-bearing checking also increased to $38,668,000 in 1997 compared to $30,665,000 for 1996, contributing to the remaining increase in interest expense.

As a result of the changes described above, the net interest margin increased $2,761,000, or 48.5%, for the year ended December 31, 1997 compared to the same period in 1996.

Provision for Loan Losses

The provision for loan losses was $1,145,000 for the year ended December 31, 1997 compared to $1,169,000 for the same period in 1996. The increase is consistent with management's philosophy of maintaining reserves at or near 1.5% of total loans outstanding.

Other Income

Other income increased by $377,000, or 52.5% for the year ended December 31, 1997 compared to the same period in 1996. The increase was primarily the result of a $261,000 increase in service charges on deposit accounts resulting from overall deposit growth.

Other Expense

Other expense increased by $493,000, or 18.8% for the year ended December 31, 1997 compared to the same period in 1996. The increase was primarily due to an increase in salaries and benefits of $263,000. The remaining increase is due to an increase in data and film processing fees. The increase in such expenses is attributable to the increase in the number of customer accounts outstanding and transactions processed.

Income Tax Expense

Citizens' recognized $395,000 and $833,000 in income tax expense for the years ended December 31, 1997 and 1996, respectively. The income tax expense recognized in 1997 reflects the write-off of Citizens existing deferred tax asset at the time of election to Subchapter S-Corp status.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

General

Citizens consolidated net earnings totaled $1,778,000 for the year ended December 31, 1996 compared to $1,100,000, for the same period in 1995. The primary reason for higher earnings is an increase in net interest income of $2,045,000 for the period ended December 31, 1996 compared to the previous year partially offset by increased provisions for loan losses of $751,000 in 1997.

Net Interest Margin

Total interest income was $11,573,000 for the year ended December 31, 1996 compared to $7,628,000 for the same period in 1995. Interest income on loans increased $3,614,000, or 56.4%, primarily due to a $36,448,000 increase in the average balance of loans outstanding during the period ended December 31, 1996 compared to the same period ended December 31, 1995. Interest earned on securities increased $318,000, or 54.2% for the year ended December 31, 1996 compared to the same period in 1995. This increase is attributable to higher average balances outstanding during 1996 compared to the previous year. This increase was partially offset by an overall decrease in the yield earned on securities.

Total interest expense increased $1,899,000, or 47.7%, in 1996 compared to 1995. The increase is primarily attributed to an increase in interest-bearing deposits for 1996 compared to the same period in 1995.

As a result of the changes described above, the net interest margin increased $2,046,000, or 63.4%, for the year ended December 31, 1996 compared to 1995.

Provision for Loan Losses

The provision for loan losses was $1,169,000 for the year ended December 31, 1996 compared to $419,000 for the same period in 1995. Such increase is a result of total loans increasing by $43,360,000 in 1996 and management's conscious decision to increase the ratio of allowance for loan losses to total loans to a level consistent with that of their peers.

Other Income

Other income increased from $511,000 in 1995 to $717,000 in 1996. The increase is directly attributable to the increased service fees on deposit accounts of $177,000, or 38.1%, in 1996. This increase is attributable to higher average deposit account balances outstanding for each period.

Other Expense

Other expense increased steadily from $2,037,000, in 1995 to $2,627,000 in 1996. The increase is directly attributable to the increase in salaries and employee benefits of $247,000 in 1996. The remaining increase is due to an increase in data and film processing fees. The increase in both such expenses is attributable to the increase in average customer accounts outstanding and transactions processed.

Income Tax Expense

Citizens' recognized $833,000 and $600,000 in income tax expense for the years ended December 31, 1996 and 1995, respectively. The effective tax rates were 32% and 35% for the years ended December 31, 1996 and 1995, respectively.

The following table sets forth Citizens' average balances of assets, liabilities and stockholders' equity as well as the amount of interest income or interest expense and the average rate for each category of interest earning assets and interest bearing liabilities. Included in the average balances are non-accruing loans. Loan fees are included in interest income. Average balances are computed on a daily basis.

                    COMPARATIVE AVERAGE BALANCES AND YIELDS

                                                   YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------------------------
                                    1997                     1996                    1995
                          ------------------------ ------------------------ -----------------------
                                           AVERAGE                  AVERAGE                 AVERAGE
                                            RATE                     RATE                    RATE
                          AVERAGE  INCOME/ EARNED/ AVERAGE  INCOME/ EARNED/ AVERAGE INCOME/ EARNED/
                          BALANCE  EXPENSE  PAID   BALANCE  EXPENSE  PAID   BALANCE EXPENSE  PAID
                          -------- ------- ------- -------- ------- ------- ------- ------- -------
                                                   (DOLLARS IN THOUSANDS)
ASSETS
Interest Earnings Assets
 Loans, net (1) (3).....  $136,362 $13,877  10.18% $100,959 $10,025  9.93%  $64,511 $6,411   9.94%
 Investment securities-
  taxable...............    19,348   1,153   5.96%   15,065     878  5.83%    9,855    578   5.85%
 Investment securities-
  nontaxable (2)........       640      26   4.36%      672      27  4.25%      208      9   4.71%
 Federal funds sold.....    18,605     971   5.22%   12,438     608  4.90%   11,118    616   5.55%
 Interest bearing
  deposits in other
  financial
  institutions..........       350      21   6.02%      544      35  6.37%      219     14   6.17%
                          -------- -------  -----  -------- -------  ----   ------- ------   ----
 Total interest-earning
  assets................   175,305  16,048   9.15%  129,678  11,573  8.92%   85,911  7,628   8.88%
                                   -------  -----           -------  ----           ------   ----
Non-interest earning
 assets.................    10,503                    8,625                   6,274
                          --------                 --------                 -------
 Total assets...........  $185,808                 $138,303                 $92,185
                          ========                 ========                 =======
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Interest bearing
 liabilities
 Savings deposits and
  interest bearing
  checking..............  $ 38,668 $ 1,468   3.80% $ 30,665 $ 1,184  3.86%  $20,162 $  787   3.90%
 Time deposits..........   104,493   6,000   5.74%   79,843   4,615  5.78%   52,574  3,152   6.00%
 Borrowed funds.........     1,617     129   7.96%    1,000      84  8.43%      500     45   8.91%
                          -------- -------  -----  -------- -------  ----   ------- ------   ----
 Total interest bearing
  liabilities...........   144,778   7,597   5.25%  111,508   5,883  5.28%   73,236  3,984   5.44%
                                   -------  -----  -------- -------  ----   ------- ------   ----
Non-interest bearing
 liabilities............    28,166                   18,778                  13,493
STOCKHOLDER'S EQUITY....    12,864                    8,017                   5,456
                          --------                 --------                 -------
 Total liabilities and
  stockholder's equity..  $185,808                 $138,303                 $92,185
                          ========                 ========                 =======
Net interest income.....           $ 8,451                  $ 5,690                 $3,644
                                   =======                  =======                 ======
Interest rate spread....                     3.90%                   3.64%                   3.44%
                                            =====                    ====                    ====
Net yield on interest-
 earning assets (4).....                     4.82%                   4.39%                   4.24%
                                            =====                    ====                    ====

--------
(1) Non-accruing loans are included in the computation of average balances.
(2) Yield is adjusted for the tax effect of tax exempt securities. The tax effects in 1997, 1996, and 1995 were $1,545, $1,618, and $555 respectively.
    The marginal state tax rate used was 6%.
(3) Citizens includes loan fees in interest income. Such fees totaled $904,404, $457,239, and $190,472 in 1997, 1996, and 1995, respectively.
(4) The net yield on average earning assets is the net interest income divided by average interest-earning assets.

The following table presents the components of changes in Citizens' net interest income as attributed to volume and rate on a tax-equivalent basis. The net change attributable to the combined impact of volume and rate has been solely allocated to the change in rate.

                                     YEAR ENDED DECEMBER    YEAR ENDED DECEMBER
                                      31, 1997 COMPARED     31, 1996 COMPARED TO
                                           TO 1996                  1995
                                     ---------------------  ---------------------
                                                    TOTAL                  TOTAL
                                     VOLUME  RATE  CHANGES  VOLUME RATE   CHANGES
                                     ------  ----  -------  ------ -----  -------
                                         (DOLLARS IN            (DOLLARS IN
                                         THOUSANDS)              THOUSANDS)
Interest Income
  Loans (1)........................  $3,515  $337  $3,852   $3,622 $  (8) $3,614
  Investment Securities-taxable....     250    25     275      304    (4)    300
  Investment Securities-
   nontaxable......................      (2)    1      (1)      22    (4)     18
  Federal funds sold...............     302    61     363       73   (81)     (8)
  Interest bearing deposits in
   other financial institutions....     (12)   (1)    (14)      20     1      21
                                     ------  ----  ------   ------ -----  ------
    Total interest income..........  $4,053  $422  $4,475   $4,049 $(115) $3,945
                                     ======  ====  ======   ====== =====  ======
Interest expense
  Savings deposits and interest-
   bearing checking................  $  309  $(25) $  284   $  410 $ (13) $  397
  Time deposits....................   1,425   (40)  1,385    1,635  (172)  1,463
  Borrowed funds...................      52    (7)     45       45    (6)     39
                                     ------  ----  ------   ------ -----  ------
    Total interest expense.........  $1,786  $(71) $1,714   $2,089 $(190) $1,899
                                     ------  ----  ------   ------ -----  ------
Increase (decrease) in net interest
 income............................  $2,267  $351  $2,761   $1,959 $  75  $2,034
                                     ======  ====  ======   ====== =====  ======

--------
(1) Citizens includes loan fees in interest income. Such fees totaled $904,404, $457,239, and $190,472 in 1997, 1996, and 1995, respectively.

                              FINANCIAL CONDITION

Following are key financial and operating ratios for Citizens for all periods reported:

                                       SIX MONTHS
                                          ENDED              YEAR ENDED
                                     --------------- --------------------------
                                     6/30/98 6/30/97 12/31/97 12/31/96 12/31/95
                                     ------- ------- -------- -------- --------
Return on average assets............  2.85%   2.25%    2.63%    1.29%    1.19%
Return on average equity............ 36.63%  35.92%   37.97%   22.18%   20.16%
Average equity to average assets....  7.78%   6.25%    6.92%    5.80%    5.92%
Dividend payout ratio............... 77.31%   0.00%    0.00%    0.00%    0.00%

Liquidity and Capital Reserves

Liquidity risk is managed by Citizens through the composition of its assets and liabilities in an effort to efficiently meet the borrowing needs and withdrawal requirements of its customers.

Cash and cash equivalents include cash, due from banks, interest bearing deposits in other financial institutions, and Federal funds sold. The primary sources of Citizens' liquidity are cash and cash equivalents and investment securities with short term maturities or those identified as available-for-sale. Citizens believes its process of asset/liability management allows adequate reaction time for trends in the market place as they occur, minimizing the negative impact of such trends on the net interest margin.

As of June 30, 1998 and December 31, 1997, Citizens had cash and cash equivalents of approximately $36.7 million and $32.4 million, respectively and investment securities maturing in less than one year of $8.6 million and $9.4 million, respectively. These amounts represent approximately 3.7% and 4.6% of Citizens total assets at June 30, 1998 and December 31, 1997 and, in the opinion of Citizens' management, provide Citizens with sufficient resources to handle unforeseen deposit outflows and loan requirements.

Citizens' cash and cash equivalents increased approximately $13.4 million for the year ended December 31, 1997 compared to 1996. Net cash provided by operating activities aggregated $6.9 million. Net cash used in investing activities for the year was $30.9 million, primarily as the result of the increase in loans outstanding as well as the purchases of investment securities. This increase was offset by the net cash provided by financing activities of approximately $37.4 million. This increase was the result of the increase in deposits outstanding.

Citizens' cash and cash equivalents increased approximately $10.7 million for the six months ended June 30, 1998 compared to the same six months in 1997. Net cash provided by operating activities aggregated $3.0 million. Net cash used in investing activities for the six months was $21.9 million, primarily as the result of the increase in loans outstanding as well as the purchases of investment securities. This increase was offset by the net cash provided by financing activities of approximately $23.2 million. This increase was the result of the increase in deposits outstanding partially offset by a $3.9 million dividend paid to stockholders.

Stockholders' equity represented 5.94% and 7.16% of total assets at June 30, 1998 and December 31, 1997, respectively. Risk based capital and leverage ratios of the Bank exceeded levels considered necessary to be classified as an "adequately capitalized" institution by regulatory banking authorities, for both periods.

Effects of Economic Conditions

Citizens' consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of Citizens is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of a financial institution than do changes in prices. Interest rate changes do not necessarily move in the same direction or have the same magnitude as changes in the prices of goods and services.

YEAR 2000 COMPLIANCE

Rapid and accurate data processing is essential to the operation of Citizens. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency.

Citizens and the Bank are actively addressing the Year 2000 issue. The Bank has appointed a Year 2000 committee and approved a Year 2000 Plan, including a testing plan for applicable hardware and software. In addition, large borrowers and large depositors have been contacted regarding the Year 2000 issues in their own companies, which could potentially indirectly affect Citizens.

All of the material data processing of Citizens is currently provided by a third party service bureau. The service bureau has advised the Bank that it will be compliant prior to any interruption in service. Citizens does not however, anticipate that it will utilize its existing service bureau when the Year 2000 occurs because the Company intends to convert Citizens data processing to the Company's data processing system following consummation of the Merger.

LOAN PORTFOLIO--TYPES OF LOANS

The following table presents the amount of loans outstanding at the dates indicated, according to loan category (dollars in thousands).

                                   % OF            % OF            % OF            % OF
                                   TOTAL           TOTAL           TOTAL           TOTAL
                          6/30/98  LOANS  12/31/97 LOANS  12/31/96 LOANS  12/31/95 LOANS
                          -------- -----  -------- -----  -------- -----  -------- -----
Real estate--mortgage...  $ 78,763 47.54% $ 69,892 47.33% $ 54,840 44.75% $30,743  38.82%
Commercial..............    62,172 37.53%   54,573 36.96%   48,557 39.62%  35,415  44.72%
Consumer................    20,899 12.61%   18,942 12.83%   16,340 13.33%  13,034  16.46%
Other...................     3,844  2.32%    4,253  2.88%    2,815  2.30%       0   0.00%
                          -------- -----  -------- -----  -------- -----  -------  -----
 Total..................  $165,678   100% $147,660   100% $122,552   100% $79,192    100%
                          ========        ========        ========        =======
                                   % OF            % OF
                                   TOTAL           TOTAL
                          12/31/94 LOANS  12/31/93 LOANS
                          -------- -----  -------- -----
Real estate--mortgage...  $  5,896 11.29% $  4,153 20.50%
Commercial..............    28,274 54.14%    4,699 23.42%
Consumer................    18,052 34.57%   11,211 55.88%
Other...................         0  0.00%        0  0.00%
                          -------- -----  -------- -----
 Total..................  $ 52,222   100% $ 20,063   100%
                          ========        ========

Real Estate--mortgage

Real Estate--mortgage loans consist primarily of multi-family residential and investment properties located in Tulsa, Oklahoma. Citizens does not fund any single family residential mortgages.

Commercial

This category of loans is comprised mainly of small business loans to customers in the Tulsa trade area. A portion of such loans are guaranteed by the Small Business Administration.

Consumer

The consumer loan portfolio consists of both secured and unsecured loans to individuals for various personal reasons such as automobile financing, home improvement, educational, and recreational purposes.

Other

This category of loans consists of factoring of accounts receivable of small businesses in the Tulsa area. Such loans consist of the purchasing of accounts receivable held by the business at a discount. Payments for those receivables are then sent directly to Citizens.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 1997

The following table sets forth the scheduled maturities of the loan portfolio as of December 31, 1997 (in thousands):

                                                  ONE   ONE TO   OVER
                                                YEAR OR  FIVE    FIVE
                                                 LESS    YEARS   YEARS   TOTAL
                                                ------- ------- ------- --------
      Real estate--mortgage.................... $20,401 $37,123 $12,368 $ 69,892
      Commercial............................... $30,538 $23,531 $   504 $ 54,573
      Consumer................................. $ 7,302 $11,531 $   109 $ 18,942
      Other.................................... $ 4,253 $     0 $     0 $  4,253
                                                ------- ------- ------- --------
        Total Loans............................ $62,494 $72,185 $12,981 $147,660
                                                ======= ======= ======= ========


As of December 31, 1997, fixed and adjustable rate loans due after one year were approximately $90.2 million and $57.5 million, respectively.

Net loans increased $26.7 million, $42.3 million, and $24.4 million in 1995, 1996, and 1997 respectively. Additionally, the interest rate spread increased from 3.95% in 1995 to 4.11% and 4.55% in 1996 and 1997 respectively. The increase in loans and interest rate spread is a result of Citizens' aggressive loan strategy as well as a strong economy throughout the lending area. Total deposits increased $35.1 million, $47.4 million, and $36.7 million in 1995, 1996, and 1997 respectively. The increase is the result of above market interest rates offered on these accounts as Citizens has sought to fund loan demand through an increase in deposit accounts. As a result, loan to deposit ratios have remained steady at 76% in 1995, 82% in 1996 and 78% in 1997, respectively.

ALLOWANCE FOR LOAN LOSSES

Provision for losses on loans receivable are based upon management's estimate of the amount required to maintain an adequate allowance for loan losses, relative to the risk in the loan portfolio. This estimate is based on reviews of the loan portfolio, including assessment of the estimated net realizable value of the related underlying collateral, and based upon consideration of past loss experience, current economic conditions and such other factors that, in the opinion of management, deserve current recognition. Amounts are charged off as soon as probability of loss is established, taking into consideration such factors as the borrowers financial condition and underlying collateral and guarantees. Loans are subject to periodic examination by regulatory agencies. Such agencies may require charge-offs or additions to the allowance based upon their judgments about information available at the time of their examination. The following table presents the allowance for loan losses at the dates indicated (dollars in thousands):

                           SIX MONTHS   YEAR ENDED YEAR ENDED YEAR ENDED YEAR ENDED YEAR ENDED
                          ENDED 6/30/98  12/31/97   12/31/96   12/31/95   12/31/94   12/31/93
                          ------------- ---------- ---------- ---------- ---------- ----------
Balance at beginning of
 period.................       2,414        1,754        702        468        176        107
  Loans charged-off:
    Real estate--
     mortgage...........         --           --          (1)       --         --         --
    Commercial..........        (386)        (377)       (77)       --         --         (11)
    Consumer............        (169)        (118)      (103)      (279)       (79)      (162)
    Other...............         --           --         --         --         --         --
                            --------     --------   --------   --------   --------   --------
      Total charge-
       offs.............    $   (555)    $   (495)  $   (181)  $   (279)  $    (79)  $   (173)
  Recoveries
    Real estate
     mortgage...........         --           --         --         --         --         --
    Commercial..........          93            2          8        --         --           3
    Consumer............          14            8         56         95         37         40
    Other...............         --           --         --         --         --         --
                            --------     --------   --------   --------   --------   --------
      Total recoveries..    $    107     $     10   $     64   $     95   $     37   $     43
Net charge-offs.........        (448)        (485)      (117)      (184)       (42)      (130)
Provision for loan
 losses.................         670        1,145      1,169        418        334        199
                            --------     --------   --------   --------   --------   --------
      Balance at end of
       period...........    $  2,636     $  2,414   $  1,754   $    702   $    468   $    176
                            ========     ========   ========   ========   ========   ========
Ratio of net charge-offs
 during the period to
 average loans
 outstanding during the
 period.................    -0.00029%    -0.00036%  -0.00012%  -0.00029%  -0.00012%  -0.00117%
Ratio of allowance for
 loan losses to loans,
 end of period..........        1.59%        1.64%      1.43%       .88%       .90%       .94%

Provision for Loan Losses

Citizens recorded provisions for loan losses of $1,145,000, $1,169,000 and $419,000 in 1997, 1996 and 1995 respectively. The increase in the provision for loan losses in 1997 and 1996 was attributable to the increase in average loans outstanding during the same periods as well as higher charge-offs in 1997. Net charge-offs were $485,000 in 1997 compared to $117,000 in 1996.

As of December 31, 1997, 1996, 1995, 1994, and 1993, the allowance for loan losses was allocated to Citizens loan categories as follows (dollars in thousands):

                               12/31/97             12/31/96             12/31/95
                         -------------------- -------------------- --------------------
                                 PERCENT OF           PERCENT OF           PERCENT OF
                                LOANS IN EACH        LOANS IN EACH        LOANS IN EACH
                                 CATEGORY TO          CATEGORY TO          CATEGORY TO
                         AMOUNT  TOTAL LOANS  AMOUNT  TOTAL LOANS  AMOUNT  TOTAL LOANS
                         ------ ------------- ------ ------------- ------ -------------
Real Estate-mortgage.... $  869      36%      $  667      38%       $281       40%
Commercial..............  1,304      54%         912      52%        351       50%
Consumer................    241      10%         175      10%         70       10%
Other...................      0       0%           0       0%          0        0%
                         ------     ----      ------     ----       ----      ----
                         $2,414     100%      $1,754     100%       $702      100%
                         ======     ====      ======     ====       ====      ====
                               12/31/94             12/31/93
                         -------------------- --------------------
                                 PERCENT OF           PERCENT OF
                                LOANS IN EACH        LOANS IN EACH
                                 CATEGORY TO          CATEGORY TO
                         AMOUNT  TOTAL LOANS  AMOUNT  TOTAL LOANS
                         ------ ------------- ------ -------------
Real Estate-mortgage.... $  159      34%      $   49      28%
Commercial..............    215      46%          56      32%
Consumer................     94      20%          70      40%
Other...................      0       0%           0       0%
                         ------     ----      ------     ----
                         $  468     100%      $  176     100%
                         ======     ====      ======     ====

NON-PERFORMING LOANS

The following table presents the amount of non-performing loans outstanding at the dates indicated, by category (dollars in thousands):

                          6/30/98 12/31/97 12/31/96 12/31/95 12/31/94 12/31/93
                          ------- -------- -------- -------- -------- --------
Non-accrual loans........  $ 20     $ 78     $  5     $ 0      $ 0      $ 0
Loans 90 days past due
 and still accruing......  $509     $411     $101     $64      $ 0      $ 0
Restructured loans.......  $  0     $  0     $  0     $ 0      $ 0      $ 0
                           ----     ----     ----     ---      ---      ---
  Total non-performing
   loans.................  $529     $489     $106     $64      $ 0      $ 0
                           ====     ====     ====     ===      ===      ===

If non-accrual loans had been current in accordance with their original terms and had been outstanding throughout 1997 and 1996, Citizens would have recognized an additional interest income of $7,119 in 1997 and 1996 on these loans, respectively. No interest from these loans was included in net income in the periods presented.

Management of Citizens reviews the loan portfolio on a continuous basis for problem loans. During the ordinary course of business, management may become aware of borrowers that may not be able to meet contractual requirements of loan agreements. Such loans are placed under close supervision, with consideration given to placing the loan on nonaccrual status. Management then determines the need for additions to the allowance for loan loss, or, if appropriate, partial or full charge-off of the loan. Depending upon the circumstances, certain of these loans may be renegotiated. Those loans on which management does not expect to collect interest in the normal course of business, or which are 90 days or more past due as to principal or interest, are placed on a nonaccrual status. After a loan is placed on nonaccrual status, any interest previously accrued but not yet collected is reversed against current income. Such income was insignificant for all periods presented. Interest is included in income subsequent to the date the loan is placed on nonaccrual status on a cash basis so long as management is satisfied there is no impairment in the book value of the loan. The loan is returned to accrual status only when the borrower has brought all past due principal and interest payments current, and in the opinion of management, the borrower has demonstrated the ability to make future payments of principal and interest as scheduled.

INVESTMENT ACTIVITIES

Citizens invests a portion of its available funds in short-term and long-term instruments, including federal funds sold and investment securities. Investment securities are comprised almost entirely of obligations of the U.S. Government or its agencies with relatively little risk.

Federal funds sold are used primarily for daily cash management purposes. Citizens investment securities portfolio is utilized to collateralize certain of the Bank's line of credit and public fiduciary deposits. It also provides liquidity through proceeds from scheduled maturities. The majority of Citizens' investment securities carry fixed interest rates, and at December 31, 1997 Citizens investment portfolio reflected an unrealized gain of $65,000.

The following table presents Citizens' investments in certain securities accounted for as available for sale (AFS), and held to maturity (HTM). Other investments is composed of Federal Home Loan Bank Stock and Federal Reserve Stock, both of which carry no stated maturity.

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
      U.S. Government, AFS..................................... $21,044 $15,958
      U.S. Agency, AFS.........................................     617     650
      Municipal Securities, HTM................................     517     707
      Other....................................................     709     341
                                                                ------- -------
        Total Securities.......................................  22,887  17,656
        Federal Funds Sold.....................................  12,450  24,275
                                                                ------- -------
        Total Investments......................................  35,337  41,931
                                                                ======= =======

The following tables set forth the amounts by book value and weighted average yields, as of December 31, 1997, of each category of investments listed in the preceding table maturing during certain time periods.

                                                      AFTER ONE     AFTER FIVE
                                                       YEAR BUT     YEARS BUT
                                        WITHIN ONE   WITHIN FIVE    WITHIN TEN
                                           YEAR         YEARS         YEARS
                                       ------------  ------------  ------------
                                       AMOUNT YIELD  AMOUNT YIELD  AMOUNT YIELD
                                       ------ -----  ------ -----  ------ -----
U.S. Government, AFS.................. $8,731 5.81%  $7,813 5.94%  $4,500 5.96%
U.S. Agency, AFS......................    250 5.25%     250 5.04%     --   --
Municipal Securities, HTM.............    487 4.11%      30 4.56%     --   --
Other.................................    --   --       --   --       --   --
                                       ------ ----   ------ ----   ------ ----
  Total............................... $9,468 5.70%  $8,093 5.91%  $4,500 5.96%
                                       ====== ====   ====== ====   ====== ====

                                                     AFTER TEN
                                                       YEARS          TOTAL
                                                    ------------  -------------
                                                    AMOUNT YIELD  AMOUNT  YIELD
                                                    ------ -----  ------- -----
U.S. Government, AFS...............................  $--   0.00%  $21,044 5.89%
U.S. Agency, AFS...................................   117  0.00%  $   617 5.26%
Municipal Securities, HTM..........................   --   0.00%  $   517 1.73%
Other..............................................   709  0.00%  $   709  --
                                                     ----  ----   ------- ----
                                                     $826  0.00%  $22,887 5.76%
                                                     ====  ====   ======= ====

--------
(1) Interest on municipal securities classified as HTM is not subject to state tax. Yields have been calculated on a tax equivalent basis.

REPRICING AND INTEREST RATE SENSITIVITIES AS OF DECEMBER 31, 1997

Interest Rate Risk

Asset and liability management encompasses both interest rate risk and liquidity management. Citizens' net interest margin can be vulnerable to wide fluctuations arising from a change in the general level of interest rates which may affect the yield on interest earning assets differently than the cost of interest bearing liabilities. Citizens monitors its asset and liability mix in an effort to maintain a consistent earnings performance through control of interest rate risk.

Below is a "static gap" schedule for Citizens as of December 31, 1997 (in thousands). This is just one of several tools which may be used to measure and manage interest rate sensitivity. Earning assets and interest bearing liabilities are presented below within selected time intervals based on their repricing and maturity characteristics. In this view, the sensitivity position is perfectly matched when an equal amount of assets and liabilities reprice during any given period. Excess assets or liabilities repricing in a given time period result in the "Interest Sensitivity Gap" shown at the bottom of the schedule. A positive gap indicates more assets than liabilities will reprice in that time period, while a negative gap indicates more liabilities than assets will reprice.

                                     0-3       4-12      1-5   OVER 5
                                    MONTHS    MONTHS    YEARS   YEARS   TOTAL
                                   --------  --------  ------- ------- --------
Interest Earning Assets
  Loans........................... $ 24,302  $ 38,194  $72,183 $12,981 $147,660
  Investment Securities--taxable.. $  1,802  $  7,357  $12,452 $   823 $ 22,434
  Investment Securities--
   nontaxable..................... $    100  $    387  $    30 $     0 $    517
  Fed funds sold.................. $ 24,275  $      0  $     0 $     0 $ 24,275
  Interest-bearing deposits at
   other financial institutions... $    250  $      0  $   100 $     0 $    350
                                   --------  --------  ------- ------- --------
    Total interest earning
     assets....................... $ 50,729  $ 45,938  $84,765 $13,804 $195,236
                                   --------  --------  ------- ------- --------
Interest Bearing Liabilities
  Interest bearing demand and
   savings........................ $ 43,401  $      0  $     0 $     0 $ 43,401
  Time and CD's less than
   $100,000....................... $ 19,897  $ 47,584  $15,623 $     0 $ 83,104
  Time and CD's of $100,000 and
   greater........................ $  9,135  $ 14,520  $ 4,217 $     0 $ 27,872
  Borrowed funds.................. $      9  $     52  $   305 $   518 $    884
                                   --------  --------  ------- ------- --------
    Total interest bearing
     liabilities.................. $ 72,442  $ 62,156  $20,145 $   518 $155,261
                                   --------  --------  ------- ------- --------
                                   --------  --------  ------- ------- --------
Interest Sensitivity GAP.......... $(21,713) $(16,218) $64,620 $13,286 $ 39,975
                                   ========  ========  ======= ======= ========

The schedule indicates Citizens is liability sensitive in the 0-3 month and 4-12 month periods and it is asset sensitive for all other periods. This means, that during the 0-3 and 4-12 months periods, interest bearing liabilities would be repriced faster than earning assets, thereby improving net interest income when rates are declining and reducing net interest income when rates are rising. While the "static gap" is a widely used measure of interest sensitivity, it is not, in management's opinion, the only indicator of Citizens sensitivity position.

DEPOSIT ACTIVITIES

The following table sets forth the average balances and weighted average rates for Citizens' categories of deposits for the periods indicated (dollars in thousands):

                                              AVERAGE DEPOSIT BALANCES AND RATES
                         -------------------------------------------------------------------------------
                            YEAR ENDED 12/31/97       YEAR ENDED 12/31/96        YEAR ENDED 12/31/95
                         ------------------------- -------------------------- --------------------------
                                            % OF                       % OF                       % OF
                         AVERAGE  AVERAGE  TOTAL   AVERAGE   AVERAGE  TOTAL   AVERAGE   AVERAGE  TOTAL
                         BALANCES  RATE   DEPOSITS BALANCES   RATE   DEPOSITS BALANCES   RATE   DEPOSITS
                         -------- ------- -------- --------  ------- -------- --------  ------- --------
Noninterest-bearing
 demand................. $ 26,600  0.00%    15.67% $ 17,581   0.00%    13.73% $12,706    0.00%    14.87%
Interest-bearing
 NOW & Money Market..... $ 15,023  3.33%     8.85% $ 24,289   3.86%    18.96% $15,664    3.96%    18.33%
 Money Market........... $ 14,181  4.15%     8.35%       (1)    (1)       (1)      (1)     (1)       (1)
Savings................. $  9,464  3.99%     5.57% $  6,376   3.86%     4.98% $ 4,498    3.69%     5.26%
Time Deposits........... $104,493  5.74%    61.55% $ 79,843   5.78%    62.33% $52,574    6.00%    61.53%
                         --------  ----    ------  --------   ----    ------  -------    ----    ------
   Total................ $169,761          100.00% $128,089           100.00% $85,442            100.00%
                         ========          ======  ========           ======  =======            ======

--------
(1) For these periods, money market accounts were combined with NOW accounts in Citizens detail records.

The following table summarizes at December 31, 1997, Citizens' certificates of deposits of $100,000 or greater by time remaining until maturity.

                                                         CERTIFICATES OF DEPOSIT
                                                           $100,000 OR GREATER
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
      Maturity Period
        Less than three months..........................         $ 9,135
        Over three months through six months............         $ 6,774
        Over six months through twelve months...........         $ 7,746
        Over twelve months..............................         $ 4,217
                                                                 -------
          Total CD's of $100,000 or greater.............         $27,872
                                                                 =======

Citizens had no other time deposits in excess of $100,000.

ACCOUNTING AND FINANCIAL REPORTING

The Financial and Accounting Standards Board (FASB) issued SFAS 130 "Reporting Comprehensive Income" in June 1997. This statement requires the reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements, specifically, that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. In accordance, Citizens recognizes unrealized holding gains and losses on available-for-sale securities as a separate equity component.

The FASB issued SFAS 131, Disclosures about Segments of an Enterprise and Related Information in June 1997. This statement requires that public entities report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Adoption of the Statement is not expected to have a material effect on the consolidated financial statements.

The FASB adopted SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for heeding activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning June 15, 1999, may be adopted early for periods beginning after issuance of the statement and may not be applied retroactively. The Company does not expect to adopt SFAS No. 133 early. Management is currently unable to determine whether the effects of adoption of SFAS No. 133 will have a material impact on the Company's supplemental consolidated financial statements.

                                 LEGAL MATTERS

Certain legal matters in connection with the Merger will be passed upon by Blackwell Sanders Peper Martin LLP.

                                    EXPERTS

INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

The consolidated supplemental financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the 3-year period ended December 31, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in auditing and accounting. In those reports, that firm states that, with respect to certain acquired entities, its opinion is based on the reports of other independent public accountants, namely GRA, Thompson, White & Co., P.C. and Baird, Kurtz & Dobson. The financial statements referred to above have been included herein in reliance upon the reports of those firms given upon the authority of those firms as experts in accounting and auditing.

INDEPENDENT PUBLIC ACCOUNTANTS FOR CITIZENS

The consolidated financial statements of Citizens as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, such report given upon the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

If the Merger is consummated, stockholders of Citizens will have the right to become stockholders of the Company at the Effective Time. The Company stockholders may submit to the Company proposals for formal consideration at the 1999 annual meeting of the Company's stockholders and inclusion in the Company's proxy statement for such meetings. All such proposals to be considered for inclusion in the Company's proxy statement for the 1999 annual meeting must be received in writing by the Corporate Secretary at the Company by November 24, 1998.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
GOLD BANC CORPORATION, INC.
SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
  Independent Auditors' Report............................................  F-2
  Supplemental Consolidated Balance Sheets................................  F-3
  Supplemental Consolidated Statements of Earnings........................  F-4
  Supplemental Consolidated Statements of Stockholders Equity.............  F-5
  Supplemental Consolidated Statement of Cash Flows.......................  F-6
  Notes to Supplemental Consolidated Financial Statements.................  F-7
SUPPLEMENTAL INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Supplemental Consolidated Balance Sheets................................ F-26
  Supplemental Consolidated Statements of Earnings........................ F-27
  Supplemental Consolidated Statements of Cash Flows...................... F-28
  Notes to Supplemental Interim Unaudited Consolidated Financial
   Statements............................................................. F-29
CITIZENS BANCORPORATION, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
  Independent Accountant's Report......................................... F-33
  Consolidated Balance Sheets............................................. F-34
  Consolidated Statements of Earnings..................................... F-35
  Consolidated Statements of Stockholder's Equity......................... F-36
  Consolidated Statements of Cash Flows................................... F-37
  Notes to Consolidated Financial Statements.............................. F-38
INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets............................................. F-51
  Consolidated Statements of Earnings..................................... F-52
  Consolidated Statements of Cash Flows................................... F-56
  Notes to Interim Unaudited Consolidated Financial Statements............ F-54

When the transaction referred to in note 1 to Notes to Supplemental Consolidated Financial Statements has been consummated, we will be in a position to render the following report.

                                          /s/ KPMG Peat Marwick LLP

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Gold Banc Corporation, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Gold Banc Corporation, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1996 and the related supplemental consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of First State Bancorporation, Inc. (First State) for any of the periods presented. Those statements reflect total assets constituting 17% and 20% at December 31, 1997 and 1996 and total revenues constituting 19%, 20% and 21% in 1997, 1996 and 1995, respectively, of the related consolidated totals. Additionally, we did not audit the financial statements of Peoples Bancshares, Inc. (Peoples) for 1996 and 1995. Those statements reflect total assets constituting 15% at December 31, 1996 and total revenues constituting 15% and 17% in 1996 and 1995, respectively, of the related consolidated totals. The financial statements of First State and Peoples were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for First State and Peoples, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall supplemental consolidated financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Gold Banc Corporation, Inc. and First State Bancorporation, Inc.
on October   , 1998, which has been accounted for as a pooling-of-interests as described in note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Gold Banc Corporation, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gold Banc Corporation, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                          KPMG Peat Marwick LLP

Kansas City, Missouri
October   , 1998

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                          ASSETS                              1997      1996
                          ------                            --------  --------
Cash and due from banks.................................... $ 21,414  $ 16,853
Federal funds sold and interest-bearing deposits...........   24,444    11,713
                                                            --------  --------
    Total cash and cash equivalents........................   45,858    28,566
                                                            --------  --------
Investment securities (note 2):
  Held-to-maturity.........................................      100       102
  Available-for-sale.......................................  137,171   128,181
  Trading securities.......................................    1,072       --
  Other....................................................    3,240     2,672
                                                            --------  --------
    Total investment securities............................  141,583   130,955
                                                            --------  --------
Mortgage and student loans held for sale, net..............    4,359     4,934
Loans, net (note 3)........................................  396,729   282,826
Premises and equipment, net (note 4).......................   17,441    14,600
Deferred taxes (note 9)....................................      130       179
Accrued interest and other assets..........................   14,426     8,999
                                                            --------  --------
                                                             433,085   311,538
                                                            --------  --------
    Total assets........................................... $620,526  $471,059
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Liabilities:
  Deposits (note 5)........................................ $510,700  $399,704
  Securities sold under agreements to repurchase (note 6)..    6,516     5,966
  Federal funds purchased and Federal Home Loan Bank
   advances (note 7).......................................   14,199    12,675
  Guaranteed preferred beneficial interests in Company's
   debentures (note 1).....................................   28,750       --
  Long-term debt (note 8)..................................    3,967     6,074
  Accrued interest and other liabilities...................    4,488     3,247
                                                            --------  --------
    Total liabilities......................................  568,620   427,666
                                                            --------  --------
Stockholders' equity (notes 10 and 13):
  Preferred stock, no par value, 25,000,000 shares
   authorized, no shares issued............................      --        --
  Common stock, $1 par value, 25,000,000 shares authorized;
  11,920,478 and  11,374,478 shares issued and outstanding
  at December 31, 1997 and 1996,  respectively.............   11,920    11,374
  Additional paid-in capital...............................   17,791    14,583
  Retained earnings........................................   22,140    17,804
  Unrealized gain (loss) on available-for-sale securities,
   net.....................................................      291       (92)
  Unearned compensation (note 10)..........................     (236)     (276)
                                                            --------  --------
    Total stockholders' equity............................. $ 51,906  $ 43,393
                                                            ========  ========
Commitments and contingent liabilities (notes 16 and 17)
    Total liabilities and stockholders' equity............. $620,526  $471,059
                                                            ========  ========

   See accompanying notes to supplemental consolidated financial statements.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        1997    1996    1995
                                                       ------- ------- -------
Interest income:
  Loans, including fees............................... $31,045 $24,649 $21,867
  Investment securities...............................   7,623   7,872   7,574
  Other...............................................     757     558     287
                                                       ------- ------- -------
                                                        39,425  33,079  29,728
                                                       ------- ------- -------
Interest expense:
  Deposits............................................  18,703  16,537  14,321
  Borrowings and other................................   1,671   1,862   1,819
                                                       ------- ------- -------
                                                        20,374  18,399  16,140
                                                       ------- ------- -------
Net interest income...................................  19,051  14,680  13,588
Provision for loan losses (note 3)....................     985      93   1,394
                                                       ------- ------- -------
Net interest income after provision for loan losses...  18,066  14,587  12,194
                                                       ------- ------- -------
Other income:
  Service fees........................................   1,409   1,341   1,233
  Net gains on sale of mortgage loans.................     679   1,128   1,058
  Net securities gains (losses).......................     116     --      (93)
  Unrealized gains on trading securities..............     229     --      --
  Gain on sale of other assets (note 3)...............     198     297      14
  Other...............................................     893     697     599
                                                       ------- ------- -------
                                                         3,524   3,463   2,811
                                                       ------- ------- -------
Other expense:
  Salaries and employee benefits......................   7,391   7,145   6,369
  Net occupancy expense...............................   2,143   1,853   1,601
  Federal deposit insurance premiums (note 5).........      96     551     400
  Other...............................................   4,539   3,871   3,710
                                                       ------- ------- -------
                                                        14,169  13,420  12,080
                                                       ------- ------- -------
Earnings before income taxes..........................   7,421   4,630   2,925
Income taxes (note 9).................................   2,432   1,501     820
                                                       ------- ------- -------
Net earnings.......................................... $ 4,989 $ 3,129 $ 2,105
                                                       ======= ======= =======
Net earnings per share--basic......................... $   .43 $   .43 $   .30
Net earnings per share--diluted....................... $   .43 $   .43 $   .30
                                                       ======= ======= =======

   See accompanying notes to supplemental consolidated financial statements.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                   UNREALIZED
                                                                   GAIN (LOSS)
                                             ADDITIONAL           ON SECURITIES
                          PREFERRED COMMON    PAID-IN   RETAINED   AVAILABLE-     UNEARNED   TREASURY
                            STOCK    STOCK    CAPITAL   EARNINGS  FOR-SALE, NET COMPENSATION  STOCK     TOTAL
                          --------- -------  ---------- --------  ------------- ------------ --------  -------
Balance at December 31,
 1994...................    $100    $ 6,859   $ 1,836   $12,639      $(1,446)      $ --      $   (35)  $19,953
Purchase and retirement
 of 132,551 shares of
 common stock...........     --         --       (347)      --           --          --          --       (347)
Purchase of 235,512
 shares of common
 stock..................     --         --        --        --           --          --       (1,095)   (1,095)
Issuance of 106,692
 shares of common
 stock..................     --         106       294       --           --          --          --        400
Sale of 46,678 shares of
 common stock...........     --         --        (25)      --           --          --          288       263
Retirement of 35 shares
 of Class B preferred
 stock and 188,832
 shares of common stock
 held in treasury.......     (35)      (190)     (617)      --           --          --          842       --
Change in unrealized
 gain on securities
 available-for-sale.....     --         --        --        --         1,869         --          --      1,869
Net earnings............     --         --        --      2,105          --          --          --      2,105
                            ----    -------   -------   -------      -------       -----     -------   -------
Balance at December 31,
 1995...................      65      6,775     1,141    14,744          423         --          --     23,148
Purchase and retirement
 of 3,922 shares of
 common stock...........     --         --        (12)      --           --          --          --        (12)
Conversion of 65 shares
 of preferred stock into
 28,096 shares of common
 stock..................     (65)        28        37       --           --          --          --        --
Redemption and
 retirement of 29,640
 shares of common
 stock..................     --         (29)     (105)      --           --          --          --       (134)
Issuance of 4,600,000
 shares of common stock,
 net of issuance costs
 of $1,942..............     --       4,600    13,522       --           --          --          --     18,122
Purchase of 63,776
 shares of common stock
 for the employee stock
 ownership plan.........     --         --        --        --           --         (276)        --       (276)
Change in unrealized
 loss on securities
 available-for-sale.....     --         --        --        --          (515)        --          --       (515)
Cash dividends
 declared...............     --         --        --        (69)         --          --          --        (69)
Net earnings............     --         --        --      3,129          --          --          --      3,129
                            ----    -------   -------   -------      -------       -----     -------   -------
Balance at December 31,
 1996...................     --      11,374    14,583    17,804          (92)       (276)        --     43,393
Issuance of 546,000
 shares of common
 stock..................     --         546     3,208       --           --          --          --      3,754
Reduction of unearned
 compensation...........     --         --        --        --           --           40         --         40
Change in unrealized
 gain on securities
 available-for-sale.....     --         --        --        --           383         --          --        383
Net earnings............     --         --        --      4,989          --          --          --      4,989
Dividends paid ($.045
 per share).............     --         --        --       (653)         --          --          --       (653)
                            ----    -------   -------   -------      -------       -----     -------   -------
Balance at December 31,
 1997...................    $--     $11,920   $17,791   $22,140      $   291       $(236)    $   --    $51,906
                            ====    =======   =======   =======      =======       =====     =======   =======

   See accompanying notes to supplemental consolidated financial statements.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                      1997     1996     1995
                                                     -------  -------  -------
Cash flows from operating activities:
 Net earnings......................................  $ 4,989  $ 3,129  $ 2,105
 Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activites:
   Provision for loan losses.......................      985       93    1,394
   Net (gains) losses on sales of securities.......     (116)     --        93
   Amortization of investment securities' premiums,
    net of accretion...............................       73      243      216
   Depreciation and amortization...................    1,353    1,045      982
   Gain on sale of assets, net.....................     (215)    (367)     (18)
   Purchases of trading securities.................     (998)     --       --
   Proceeds from sales of trading securities.......      169      --       --
   Unrealized gains on trading securities..........     (229)     --       --
   Net (increase) decrease in mortgage loans held
    for sale.......................................    1,324    4,483   (4,879)
   Other changes:
     Accrued interest receivable and other assets..   (2,226)     (37)    (424)
     Accrued interest payable and other liabili-
      ties.........................................    1,227      536      503
                                                     -------  -------  -------
      Net cash provided by (used in) operating ac-
       tivities....................................    6,336    9,125      (28)
                                                     -------  -------  -------
Cash flows from investing activities:
 Net increase in loans.............................  (88,422) (48,790) (20,835)
 Principal collections and proceeds from maturities
  of held-to-maturity securities...................        2       73   16,600
 Principal collections and proceeds from sales and
  maturities of available-for-sale securities......   53,435   51,986   41,956
 Purchases of available-for-sale securities........  (45,224) (55,376) (52,379)
 Purchases of held-to-maturity securities..........      --       (99)  (1,645)
 Purchases of other securities, net................     (547)     (13)    (279)
 Net additions to premises and equipment...........   (3,530)  (5,491)  (3,482)
 Proceeds from sale of other assets................      421      961      317
 Cash received in bank acquisition, net of cash
  paid.............................................      362      --       --
                                                     -------  -------  -------
      Net cash used in investing activities........  (83,503) (56,749) (19,747)
                                                     -------  -------  -------
Cash flows from financing activities:
 Increase in deposits..............................   68,159   35,784   39,662
 Proceeds from long-term debt......................      --       --       763
 Principal payment on long-term debt...............   (3,869)  (8,175)  (1,421)
 Proceeds from issuance of subordinated deben-
  tures............................................   28,750      --       --
 Purchase of treasury stock........................      --      (146)  (1,442)
 Proceeds from issuance of common stock, net of
  costs............................................      --    18,122      350
 Proceeds from sale of treasury stock..............      --       --       263
 Increase (decrease) in repurchase agreements......      550   (6,187)      87
 Increase (decrease) in federal funds purchased,
  advances and other short-term borrowings.........    1,523    7,087   (1,688)
 Payment of dividends..............................     (653)     (68)     --
                                                     -------  -------  -------
      Net cash provided by financing activities....   94,460   46,417   36,574
                                                     -------  -------  -------
Increase (decrease) in cash and cash equivalents...   17,293   (1,207)  16,799
Cash and cash equivalents, beginning of year.......   28,565   29,772   12,973
                                                     -------  -------  -------
Cash and cash equivalents, end of year.............  $45,858  $28,565  $29,772
                                                     =======  =======  =======
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest............  $19,376  $18,284  $15,653
                                                     =======  =======  =======
 Cash paid during the year for income taxes........  $ 1,982  $ 1,238  $ 1,562
                                                     =======  =======  =======
Supplemental schedule of noncash investing activi-
 ties:
 Loans transferred to other real estate owned......  $   768  $   741  $    94
 Transfer of held-to-maturity investment securities
  to available-for-sale............................      --       --    42,968
                                                     =======  =======  =======
Supplemental schedule of noncash financing activi-
 ties:
 Issuance of common stock for acquisitions.........  $ 3,754  $   --   $   --
 Common stock subscribed...........................      --       --        50
                                                     =======  =======  =======
Noncash activities related to purchase acquisi-
 tions:
 Investing activities:
   Increase in investments.........................  $17,498      --       --
   Net increase in loans...........................   27,269      --       --
   Increase in land, buildings and equipment.......      474      --       --
 Financing activities:
   Increase in deposits............................   42,838      --       --
   Increase in borrowed funds......................    1,762      --       --

   See accompanying notes to supplemental consolidated financial statements.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

The supplemental consolidated financial statements include the accounts of Gold Banc Corporation, Inc. and its subsidiary banks, Exchange National Bank, Marysville, Kansas, Citizens State Bank and Trust Company, Seneca, Kansas, Provident Bank, f.s.b., St. Joseph, Missouri, The Peoples National Bank, Clay Center, Kansas, Farmers National Bank, Oberlin, Kansas, First State Bank and Trust Company, Pittsburg, Kansas and GBCI Capital Trust, collectively referred to as the Company. All significant intercompany transactions have been eliminated.

In May 1998, the Company announced a two-for-one stock split in the form of a 100% stock dividend. All share and per share information has been restated for the split for all periods presented.

On October    , 1998, the Company issued 1,787,248 shares of its common stock in exchange for all of the shares of common stock of First State Bancorporation, Inc. (the merger). First State Bancorporation, Inc. owned all of the outstanding common stock of First State Bank and Trust Company in Pittsburg, Kansas. The merger has been accounted for as a pooling-of-interests and, accordingly, the 1997, 1996 and 1995 supplemental consolidated financial statements have been restated to include the accounts and results of operations of the combining companies.

 Nature of Operations

The Company is a multibank holding company that owns and operates community banks located in Kansas and northwestern Missouri. The banks provide a full range of commercial and consumer banking services primarily to small and medium-sized communities and the surrounding market areas, including suburban Kansas City.

 Initial Public Offering

Effective November 19, 1996, the Company completed an initial public offering, selling 4,000,000 shares of its common stock at $4.38 per share. Subsequently, the Company's underwriter exercised its over-allotment option and on December 19, 1996, the Company sold an additional 600,000 shares at $4.38 per share. Total expenses, including underwriter's discounts, aggregated $1,942,000. The Company's shares are registered on the NASDAQ under the symbol GLDB.

 Guaranteed Preferred Beneficial Interests in Company's Debentures

On December 15, 1997, GBCI Capital Trust (the Trust), a Delaware business trust wholly-owned by the Company, completed the sale of $28.75 million of 8.75% Preferred Securities (the Preferred Securities). The Trust used the net proceeds from the offering to purchase a like amount of 8.75% Guaranteed Preferred Beneficial Interests in Company's Debentures (the Debentures) of the Company. The Debentures are the sole assets of the Trust and are eliminated, along with the related

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES income statement effects, in the consolidated financial statements. The Company used the proceeds from the sale of the Debentures to retire certain debt and for general corporate purposes. Total expenses associated with the offering approximating $1,219,000 are included in other assets and are being amortized on a straight-line basis over the life of the Debentures.

The Preferred Securities accrue and pay distributions quarterly at an annual rate of 8.75% of the stated liquidation amount of $25 per Preferred Security. The Company has fully and unconditionally guaranteed all of the obligations of the Trust. The guarantee covers the quarterly distributions and payments on liquidation or redemption of the Preferred Securities, but only to the extent of funds held by the Trust.

The Preferred Securities are mandatorily redeemable upon the maturity of the Debentures on December 31, 2027 or upon earlier redemption as provided in the Indenture. The Company has the right to redeem the Debentures, in whole or in part, on or after December 31, 2002 at a redemption price specified in the Indenture plus any accrued but unpaid interest to the redemption date.

 Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

Certain reclassifications have been made to the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

 Investment Securities

The Company classifies investment securities in one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity. All other securities are classified as available-for-sale.

Held-to-maturity securities are recorded at amortized cost. Trading and available-for-sale securities are recorded at fair value. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses upon disposition of available-for-sale securities are included in income using the specific identification method for determining the cost of the securities sold.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

A decline in the market value of any security below cost that is deemed other than temporary is charged to income, resulting in the establishment of a new cost basis for the security. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to interest income. Dividend and interest income is recognized when earned.

 Mortgage and Student Loans Held for Sale

Mortgage and student loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. Fees received on such loans are deferred and recognized in income as part of the gain or loss on sale. Net unrealized losses are recognized through a valuation allowance by charges to income.

 Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest income on loans is accrued and credited to operations based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Significant loan and commitment fee income and related costs are deferred and amortized over the term of the related loan or commitment.

 Allowance for Loan Losses

Provisions for losses on loans receivable are based upon management's estimate of the amount required to maintain an adequate allowance for losses, relative to the risk in the loan portfolio. This estimate is based on reviews of the loan portfolio, including assessment of the estimated net realizable value of the related underlying collateral, and upon consideration of past loss experience, current economic conditions and such other factors which, in the opinion of management, deserve current recognition. Amounts are charged off as soon as probability of loss is established, taking into consideration such factors as the borrower's financial condition, underlying collateral and guarantees. Loans are also subject to periodic examination by regulatory agencies. Such agencies may require charge-offs or additions to the allowance based upon their judgments about information available at the time of their examination.

 Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line and accelerated methods based on the estimated useful lives of the related assets.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

 Goodwill

The excess cost over fair value of assets acquired of consolidated subsidiaries is being amortized on a straight-line basis over periods of ten to twenty-five years.

 Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the supplemental consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities for subsequent changes in tax rates is recognized in the period that includes the tax rate change.

 Stock Option Plan

Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

 Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include cash on hand, amounts due from banks, federal funds sold and interest-bearing deposits.

 Earnings Per Share

Earnings per share are computed in accordance with SFAS No. 128, Earnings per Share. Basic earnings per share is based upon the weighted average number of common shares outstanding during the periods presented. Diluted income per share includes the effects of all dilutive potential common shares outstanding during each period. All per share data has been restated to conform to SFAS No. 128.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

The shares used in the calculation of basic and diluted income per share are shown below (in thousands):

                                                               1997  1996  1995
                                                              ------ ----- -----
      Weighted average common shares outstanding............. 11,511 7,267 6,901
      Stock options..........................................     40   --    --
                                                              ------ ----- -----
                                                              11,551 7,267 6,901
                                                              ====== ===== =====

 Future Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, in June 1997. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by management. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The adoption of the standard is not expected to have a significant impact on the supplemental consolidated financial statements of the Company.

The FASB adopted SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning June 15, 1999, may be adopted early for periods beginning after issuance of the statement and may not be applied retroactively. The Company does not expect to adopt SFAS No. 133 early. Management is currently unable to determine whether the effects of adoption of SFAS No. 133 will have a material impact on the Company's supplemental consolidated financial statements.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

(2) INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and estimated fair value of investment securities by major security type at December 31, 1997 and 1996 are as follows (in thousands):

                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED   FAIR
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
      1997
        Held-to-maturity:
          Obligations of states and
           political subdivisions... $    100     $--       $ --     $    100
                                     ========     ====      =====    ========
        Available-for-sale:
          U.S. treasury and agency
           securities............... $ 84,588     $205      $ (79)   $ 84,714
          Obligations of states and
           political subdivisions...   19,273      423        (13)     19,683
          Mortgage-backed securi-
           ties.....................   32,878      107       (211)     32,774
                                     --------     ----      -----    --------
            Total................... $136,739      735       (303)    137,171
                                     ========     ====      =====    ========
      1996
        Held-to-maturity:
          Obligations of states and
           political subdivisions... $    102     $--       $ --     $    102
                                     ========     ====      =====    ========
        Available-for-sale:
          U.S. treasury and agency
           securities............... $ 68,637     $184      $(304)   $ 68,517
          Obligations of states and
           political subdivisions...   20,312      380        (55)     20,637
          Mortgage-backed securi-
           ties.....................   38,962      116       (493)     38,585
          Equity securities.........      435        7        --          442
                                     --------     ----      -----    --------
            Total................... $128,346     $687      $(852)   $128,181
                                     ========     ====      =====    ========

The amortized cost and estimated fair values of investment securities at December 31, 1997, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         HELD-TO-MATURITY   AVAILABLE-FOR-SALE
                                        ------------------- -------------------
                                                  ESTIMATED           ESTIMATED
                                        AMORTIZED   FAIR    AMORTIZED   FAIR
                                          COST      VALUE     COST      VALUE
                                        --------- --------- --------- ---------
      Due in one year or less.........    $ 75      $ 75    $ 38,524  $ 38,525
      Due after one year through five
       years..........................      25        25      47,549    47,762
      Due after five years through ten
       years..........................     --        --       18,270    18,539
      Due after ten years.............     --        --        2,771     2,841
      Mortgage-backed securities......     --        --       29,625    29,504
                                          ----      ----    --------  --------
          Total.......................    $100      $100    $136,739  $137,171
                                          ====      ====    ========  ========

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

The Company's trading securities consist of a segregated portfolio of equity securities purchased with the intent to actively manage and trade such securities frequently. Realized gains since the trading portfolio was established aggregate $14,000.

Other securities at December 31, 1997, 1996 and 1995 consist primarily of stock in the Federal Reserve Bank, Federal Home Loan Bank and Kansas Venture Capital Stock. The cost of such investments approximates their fair value. At December 31, 1997, investment securities with fair values of approximately $78,855,000 were pledged to secure public deposits and for other purposes.

(3) LOANS

Loans are summarized as follows (in thousands):

                                                               1997      1996
                                                             --------  --------
      Real estate--mortgage................................. $184,489  $148,362
      Real estate--construction.............................   50,689    31,129
      Commercial............................................   96,045    58,850
      Agricultural..........................................   37,720    21,783
      Consumer..............................................   26,181    22,630
      Other.................................................    6,927     3,640
                                                             --------  --------
                                                              402,051   286,394
      Allowance for loan losses.............................   (5,322)   (3,568)
                                                             --------  --------
                                                             $396,729  $282,826
                                                             ========  ========

Prior to June 1997, the Company serviced loans of approximately $29,035,000 for investors. During June 1997, the Company sold the right to service such loans to another company, realizing a gain of approximately $198,000. Service fee income of approximately $33,000, $82,000 and $90,000, respectively, related to these portfolios is included in service fee income in the consolidated statements of earnings for the years ended December 31, 1997, 1996 and 1995.

Loans made to directors and executive officers of the Company approximated $10,652,000, $11,228,000 and $6,835,000 at December 31, 1997, 1996 and 1995,
respectively. Such loans were made in the ordinary course of business on normal credit terms, including interest rate and collateralization. Changes in such loans for 1997 are as follows (in thousands):

      Balances at January 1, 1997..................................... $ 11,228
      Additions.......................................................   15,395
      Amounts collected...............................................  (16,034)
      Amounts of acquired bank........................................       63
                                                                       --------
      Balance at December 31, 1997.................................... $ 10,652
                                                                       ========

Impaired loans are considered insignificant at December 31, 1997 and 1996. Nonaccrual loans approximated $969,000 and $367,000 at December 31, 1997 and 1996, respectively. The interest income not recognized on these loans was approximately $40,000, $24,000 and $28,000 in 1997, 1996 and 1995,
respectively.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

Activity in the allowance for loan losses during the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):

                                                          1997    1996    1995
                                                         ------  ------  ------
      Balance at beginning of year...................... $3,568  $3,784  $3,210
      Allowance of acquired bank........................    808     --      --
      Provision for loan losses.........................    985      93   1,394
      Charge-offs.......................................   (510)   (566)   (973)
      Recoveries........................................    471     257     153
                                                         ------  ------  ------
      Balance at end of year............................ $5,322  $3,568  $3,784
                                                         ======  ======  ======

(4) PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows (in thousands):

                                                                 1997    1996
                                                                ------- -------
      Land..................................................... $ 3,976 $ 3,142
      Buildings and leasehold improvements.....................  11,797   6,591
      Construction in progress.................................   1,059   3,525
      Furniture, fixtures and equipment........................   6,891   5,755
      Automobiles..............................................     134     146
                                                                ------- -------
                                                                 23,857  19,159
      Accumulated depreciation and amortization................   6,416   4,559
                                                                ------- -------
                                                                $17,441 $14,600
                                                                ======= =======

Depreciation expense aggregating $1,104,000, $926,000 and $884,000 for the years ended December 31, 1997, 1996 and 1995, respectively, has been included in net occupancy expense in the accompanying consolidated statements of earnings.

(5) DEPOSITS

Deposits are summarized as follows (in thousands):

                                                                 1997     1996
                                                               -------- --------
      Demand:
        Noninterest bearing................................... $ 45,063 $ 33,732
                                                               -------- --------
        Interest-bearing:
          NOW.................................................   77,476   50,786
          Super NOW...........................................   20,318   14,916
          Money market........................................   59,678   37,670
                                                               -------- --------
                                                                157,472  103,372
                                                               -------- --------
            Total demand......................................  202,535  137,104
      Savings.................................................   25,164   21,917
      Time....................................................  283,001  240,683
                                                               -------- --------
                                                               $510,700 $399,704
                                                               ======== ========

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

Time deposits include certificates of deposit of $100,000 and over totaling approximately $51,422,000 and $50,526,000 at December 31, 1997 and 1996,
respectively.

Principal maturities of time deposits at December 31, 1997 are as follows (in thousands):

             YEAR                              AMOUNT
             ----                             --------
             1998............................ $180,094
             1999............................   60,860
             2000............................   32,841
             2001............................    6,821
             2002............................    1,944
             Thereafter......................      441
                                              --------
                                              $283,001
                                              ========

During 1996, the Federal Deposit Insurance Corporation imposed a one-time special assessment on Savings Association Insurance Fund (SAIF) assessable deposits. The assessment on the Company's SAIF deposits was $389,000 and is included in federal deposit insurance premiums in the accompanying 1996 consolidated statement of earnings.

(6) SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Information concerning securities sold under agreements to repurchase is as follows (in thousands):

                                                                   1997   1996
                                                                  ------  -----
      Average monthly balance during the year.................... $6,835  7,825
      Weighted average interest rate during the year.............   5.75%  5.46%
      Maximum month-end balance during the year.................. $6,516  8,053

At December 31, 1997, such agreements were secured by investment and mortgage-backed securities. Pledged securities are maintained by a safekeeping agent under the control of the Company.

(7) FEDERAL FUNDS PURCHASED AND FEDERAL HOME LOAN BANK ADVANCES

Federal funds purchased fluctuate daily based on the liquidity needs of the Company. At December 31, 1997 and 1996, the Company had federal funds purchased of $1,900,000 and $6,675,000, respectively, with weighted average interest rates of 6.53% and a one-day maturity.

Federal Home Loan Bank (FHLB) advances represent short-term advances received from the FHLB. Such advances mature within one year and are secured by qualifying one-to-four family mortgage loans. At December 31, 1997 and 1996, these advances totaled $12,298,572 and $6,000,000, respectively.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

(8) LONG-TERM DEBT

Following is a summary of long-term borrowings at December 31, 1997 and 1996 (in thousands):

                                                                  1997   1998
                                                                 ------ ------
      Notes payable to bank, interest at corporate base rate
       adjusted daily not to exceed 9.5%, due February 17,
       1999, secured by stock of First State Bank and Trust
       Company.................................................  $  631 $1,181
      Notes payable of subsidiary to former stockholders of
       Farmers Bank, interest rates ranging from 6.62% to
       7.59%, maturities ranging from January 31, 2005 to July
       31, 2005................................................   1,500    --
      Notes payable of subsidiary to former stockholders of
       Farmers Bank, interest rates at NationsBank corporate
       base rate (8.50% at December 31, 1997), maturing
       February 1, 2000........................................     262    --
      Note payable to bank, interest at 6.6%, maturing April 1,
       1997....................................................     --   3,015
      Note payable of Gold Banc Corporation, Inc. Employee
       Stock Ownership Plan, interest at NationsBank corporate
       base rate (8.50% at December 31, 1997), secured by
       27,333 shares of Company stock (see note 10)............     236    276
      FHLB borrowings by a subsidiary bank bearing weighted
       average fixed interest rates of 6.10% and 5.48% at
       December 31, 1997 and 1996, secured by qualifying one-
       to-four family mortgage loans...........................   1,338  1,602
                                                                 ------ ------
                                                                 $3,967 $6,074
                                                                 ====== ======

Principal maturities of long-term borrowings at December 31, 1997 are as follows (in thousands):

             YEAR                               AMOUNT
             ----                               ------
             1998.............................. $  613
             1999..............................  1,204
             2000..............................    471
             2001..............................    371
             2002..............................    334
             Thereafter........................    974
                                                ------
                                                $3,967
                                                ======

None of the Company borrowings have any related compensating balance requirements which restrict the usage of Company assets. However, regulations of the Federal Reserve System require reserves to be maintained by all banking institutions according to the types and amounts of certain deposit liabilities. These requirements restrict usage of a portion of the amounts shown as consolidated "cash and due from banks" from everyday usage in operation of the banks.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

(9) INCOME TAXES

Income tax expense (benefit) related to operations for 1997, 1996 and 1995 is summarized as follows (in thousands):

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- ------
      1997:
        Federal......................................... $2,176   $ (36)  $2,140
        State...........................................    310     (18)     292
                                                         ------   -----   ------
                                                         $2,486   $ (54)  $2,432
                                                         ======   =====   ======
      1996:
        Federal......................................... $  809   $ 424   $1,233
        State...........................................    265       3      268
                                                         ------   -----   ------
                                                         $1,074   $ 427   $1,501
                                                         ======   =====   ======
      1995:
        Federal......................................... $  924    (413)  $  511
        State...........................................    319     (10)     309
                                                         ------   -----   ------
                                                         $1,243   $(423)  $  820
                                                         ======   =====   ======

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below (in thousands):

                                                                  1997  1996
                                                                 ------ -----
      Deferred tax assets:
        Allowance for loan losses............................... $1,051 $ 458
        State taxes.............................................    250   488
        Other...................................................    144   154
                                                                 ------ -----
          Total deferred tax assets.............................  1,445 1,100
                                                                 ====== =====
      Deferred tax liabilities:
        Unrealized gains (losses) on available-for-sale
         securities.............................................    149   (93)
        FHLB stock dividends....................................    142   125
        Premises and equipment .................................    858   768
        Other...................................................    166   119
                                                                 ------ -----
          Total deferred tax liabilities........................  1,315   919
                                                                 ------ -----
      Net deferred tax asset.................................... $  130 $ 181
                                                                 ====== =====

A valuation allowance for deferred tax assets was not necessary at December 31, 1997 or 1996.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

A reconciliation of expected income tax expense based on the statutory rate of 34% to actual tax expense for 1997, 1996 and 1995 is summarized as follows (in thousands):

                                    1997            1996            1995
                               --------------- --------------- ---------------
                               AMOUNT  PERCENT AMOUNT  PERCENT AMOUNT  PERCENT
                               ------  ------- ------  ------- ------  -------
      Expected federal income
       tax expense............ $2,523   34.00% $1,574   34.00% $ 994    33.98%
      Municipal interest......   (299)  (4.03)   (311)  (6.72)  (339)  (11.59)
      State taxes, net of
       federal tax benefit....    309    4.16     226    4.88    224     7.66
      Other, net..............   (101)  (1.36)     12    0.26    (59)   (2.02)
                               ------   -----  ------   -----  -----   ------
                               $2,432   32.77% $1,501   32.42% $ 820    28.03%
                               ======   =====  ======   =====  =====   ======

(10) EMPLOYEE BENEFIT PLANS

On January 1, 1986, the Company established the Gold Banc Corporation, Inc. Employee Stock Ownership Plan (ESOP) to acquire shares of the Company common stock for the benefit of all eligible employees. The amount of annual contributions from the Company, if any, is determined by the Board of Directors. Contributions were approximately $92,000, $78,000 and $75,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The ESOP, which is noncontributory, covers substantially all employees of the corporation.

During 1996, the ESOP borrowed $275,800 from an unaffiliated bank to purchase 63,776 shares of common stock from a stockholder of the Company (see note 8). The ESOP will repay the loan with contributions received from the Company. Accordingly, the Company has recorded the obligation with an offsetting amount of unearned compensation included in stockholders' equity in the accompanying consolidated balance sheets. During 1997, the Company contribution was used to make principal payments on the note of $40,000 and in connection with that payment, 4,555 shares were released to participants.

In 1995, the Company established a 401(k) savings plan for the benefit of all eligible employees. Prior to December 31, 1997, the Company did not match employee contributions. Effective January 1, 1998, the Company will match 50% of employee contributions up to 5% of base compensation, subject to certain Internal Revenue Service limitations. The 401(k) plan covers substantially all employees of the corporation.

First State Bank and Trust Company has an established defined contribution profit sharing plan in which substantially all full-time employees are covered. Contributions to the plan are made at the discretion of the Board of Directors. Amounts charged to expense were approximately $49,000, $55,000 and $50,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

In 1996, the Company established a stock option plan. Under the stock option plan, options to acquire 500,000 shares of the Company's common stock may be granted to certain officers, directors and employees of the Company. The options will enable the recipient to purchase stock at an

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES exercise price equal to or greater than the fair market value of the stock at the date of the grant. On April 7, 1997, the Company granted options to acquire 141,000 shares for $5.25 per share. Each of the options vested as of October 6, 1997 and expire in 2007.

No options have been exercised at December 31, 1997. The Company applies APB Opinion No. 25 in accounting for its plan and, accordingly, no compensation expense has been recognized for its incentive stock options. Had compensation cost for the Company's incentive stock options been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123, the Company's net earnings and basic earnings per share would have been decreased by approximately $185,000 and $.02 per share in 1997. The weighted average fair value of the options granted during 1997 is estimated at $2.12 per share on the date of grant using an option-pricing model with the following assumptions: expected dividend yield of 1.0%, risk-free interest rate of 7.0% and an expected life of ten years.

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Financial instruments, which represent off-balance sheet credit risk, consist of open commitments to extend credit, irrevocable letters of credit and loans sold with recourse. Open commitments to extend credit and irrevocable letters of credit amounted to approximately $84,193,000 at December 31, 1997. Such agreements require the Company to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the Company upon extension of credit) is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

The Company processes residential home mortgage loans for sale in the secondary market. In conjunction with the sale of such loans, the Company has entered into agreements with the purchasers of the loans, setting forth certain provisions. Among those provisions is the right of the purchaser to return the loans to the Company in the event the borrower defaults within a stated period. This period ranges among the various purchasers from between one to twelve months. Loans sold with recourse amounted to approximately $3,642,000, $6,021,000 and $26,511,000 at December 31, 1997, 1996 and 1995, respectively.
The Company's exposure to credit loss in the event of default by the borrower and the return of the loan by the purchaser is represented by the difference in the amount of the loan and the recovery value of the underlying collateral.

(12) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company and its subsidiaries using

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES available market information and valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company and its subsidiaries could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material impact on the estimated fair value amounts.

The estimated fair value of the Company's financial instruments is as follows (in thousands):

                                                1997               1996
                                         ------------------ ------------------
                                                  ESTIMATED          ESTIMATED
                                         CARRYING   FAIR    CARRYING   FAIR
                                          AMOUNT    VALUE    AMOUNT    VALUE
                                         -------- --------- -------- ---------
      Investment securities............. $141,265 $141,265  $130,657 $130,657
                                         ======== ========  ======== ========
      Mortgage and student loans held
       for sale......................... $  4,359 $  4,359  $  4,934 $  4,934
                                         ======== ========  ======== ========
      Loans............................. $396,728 $396,654  $282,825 $282,825
                                         ======== ========  ======== ========
      Deposits.......................... $510,700 $503,387  $399,704 $399,704
                                         ======== ========  ======== ========
      Securities sold under agreements
       to repurchase.................... $  6,516 $  6,516  $  5,966 $  5,966
                                         ======== ========  ======== ========
      Federal funds purchased, FHLB
       advances and other short-term
       borrowings....................... $ 14,199 $ 14,200  $ 12,675 $ 12,675
                                         ======== ========  ======== ========
      Long-term debt.................... $  3,967 $  3,967  $  6,074 $  6,074
                                         ======== ========  ======== ========

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  . Investment securities--Various methods and assumptions were used to estimate fair value of the investment securities. For investment securities, excluding other securities, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted prices for similar securities. The carrying value of other securities approximates fair values.

  . Mortgage and student loans held for sale--The fair value of mortgage and student loans held for sale equals the contractual sales price agreed upon with third-party investors.

  . Loans--For certain homogenous categories of loans, such as some Small
    Business Administration guaranteed loans, student loans, residential mortgages, consumer loans and commercial loans, fair value is estimated using quoted market prices for similar loans or securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

  . Deposits--The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

  . Federal funds purchased, securities sold under agreements to repurchase, FHLB advances and other short-term borrowings--For these instruments, the current carrying amount is a reasonable estimate of fair value.

  . Long-term debt--The fair value of long-term debt is estimated using discounted cash flow analyses based on the Company's and subsidiaries' current incremental borrowing rates for similar types of borrowing arrangements.

  . Commitments to extend credit and irrevocable letters of credit--The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the customers. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The estimated fair value of letters of credit is based on the fees currently charged for similar agreements. These instruments were determined to have no positive or negative market value adjustments and are not listed in the following table.

  . Loans sold with recourse--The fair value of loans sold with recourse is limited to the contractual amount of the loans required to be repurchased. Loans currently under the recourse provision have been sold to investors within the last twelve months. Because the recourse provisions have not yet expired, it is impractical to determine the fair value; however, it is not believed they would have a material market value adjustment.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of the supplemental consolidated financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

(13) CAPITAL ADEQUACY

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiaries to maintain minimum amounts and ratios (set forth in the table below on a consolidated basis, dollars in thousands) of total and Tier I capital (as defined in the regulations) to risk-weighted assets and of Tier I capital to average assets. Tier I capital includes approximately $14,000,000 of subordinated debentures (see note 1) which is permitted under regulatory guidelines. Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

                                                                  TO BE WELL
                                                                  CAPITALIZED
                                                                 UNDER PROMPT
                                                   FOR CAPITAL    CORRECTIVE
                                                    ADEQUACY        ACTION
                                      ACTUAL        PURPOSES      PROVISIONS
                                   -------------  -------------  -------------
                                   AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT  RATIO
                                   ------- -----  ------- -----  ------- -----
   At December 31, 1997:
     Total risk-based capital (to
      risk-weighted assets)......  $68,351 16.69% $32,903 8.00%  $41,130 10.00%
     Tier I capital (to risk-
      weighted assets)...........   63,030 15.39   16,452 4.00    24,678  6.00
     Tier I capital (to average
      assets)....................   63,030 11.16   22,592 4.00    28,239  5.00
   At December 31, 1996:
     Total risk-based capital (to
      risk-weighted assets)......  $45,276 15.43% $23,440 8.00%  $29,300 10.00%
     Tier I capital (to risk-
      weighted assets)...........   41,708 14.22   11,720 4.00    17,580  6.00
     Tier I capital (to average
      assets)....................   41,708  9.48   17,490 4.00    21,863  5.00

(14) PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

Following is condensed financial information of the Company as of and for the years ended December 31, 1997, 1996 and 1995 (in thousands):

                            CONDENSED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                            ASSETS                              1997    1996
                            ------                             ------- -------
Cash.......................................................... $   196 $    62
Investment securities.........................................   7,488      77
Federal funds sold, securities purchased under agreements to
 resell and interest-bearing deposits.........................  16,819   8,641
Investment in subsidiaries....................................  55,508  37,393
Other.........................................................   1,974     606
                                                               ------- -------
    Total assets.............................................. $81,985 $46,779
                                                               ======= =======
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Guaranteed preferred beneficial interests in Company's
 debentures................................................... $29,639 $   --
Long-term debt................................................     236   3,291
Other.........................................................     204      95
Stockholders' equity..........................................  51,906  43,393
                                                               ------- -------
    Total liabilities and stockholders' equity................ $81,985 $46,779
                                                               ======= =======

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

                        CONDENSED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997    1996   1995
                                                          ------  ------ ------
Dividends from subsidiaries.............................  $  783  $1,477 $3,015
Interest income.........................................     366      61     28
Unrealized gains on trading securities..................     229     --     --
Other expense, net......................................   1,800   1,442  1,563
                                                          ------  ------ ------
Income (loss) before equity in undistributed earnings of
 subsidiaries...........................................    (422)     96  1,480
Increase in undistributed equity of subsidiaries........   4,958   2,555     93
                                                          ------  ------ ------
Earnings before income taxes............................   4,536   2,651  1,573
Income tax benefit......................................     453     478    532
                                                          ------  ------ ------
Net earnings............................................  $4,989  $3,129 $2,105
                                                          ======  ====== ======

                       CONDENSED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                       1997     1996     1995
                                                     --------  -------  ------
Cash flows from operating activities:
  Net earnings...................................... $  4,989  $ 3,129  $2,105
  Increase in undistributed equity of subsidiaries..   (6,630)  (2,984)   (799)
  Net change in trading securities..................   (1,072)     --      --
  Other.............................................     (812)     344      31
                                                     --------  -------  ------
    Net cash provided by (used in) operating
     activities.....................................   (3,525)     489   1,337
                                                     --------  -------  ------
Cash flows from investing activities:
  Net change in held-to-maturity securities.........        2       (5)    (75)
  Net change in available-for-sale securities.......   (6,341)     --      --
  Net change in loans...............................      --       501    (501)
  Net additions to premises and equipment...........      (18)       5      12
  Capital contributions to subsidiaries.............   (6,000)  (3,000)    --
  Cash paid for acquisition.........................   (1,964)     --      --
                                                     --------  -------  ------
    Net cash used in investing activities...........  (14,321)  (2,499)   (564)
                                                     --------  -------  ------
Cash flows from financing activities:
  Principal payments on long-term debt..............   (3,055)  (7,385)   (491)
  Purchase of treasury stock........................      --      (134)   (832)
  Issuance of common stock..........................      --    18,122     350
  Issuance of subordinated debentures...............   29,639      --      --
  Payment of dividends..............................     (426)     --      --
                                                     --------  -------  ------
    Net cash provided by (used in) financing
     activities.....................................   26,158   10,603    (973)
                                                     --------  -------  ------
Net increase (decrease) in cash.....................    8,312    8,593    (200)
Cash at beginning of year...........................    8,703      110     310
                                                     --------  -------  ------
Cash at end of year................................. $ 17,015  $ 8,703  $  110
                                                     ========  =======  ======

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

The primary source of funds available to the Company is the payment of dividends by the subsidiaries. Subject to maintaining certain minimum regulatory capital requirements, regulations limit the amount of dividends that may be paid without prior approval of the subsidiaries' regulatory agencies. At December 31, 1997, the subsidiaries could pay dividends of $13,406,000 without prior regulatory approval.

(15) MERGERS AND ACQUISITIONS

As discussed in note 1, the 1997, 1996 and 1995 supplemental consolidated financial statements have been restated to include the accounts and results of operations of First State Bancorporation, Inc. with those of the Company. The results of operations previously reported by each of the companies and the amounts presented in the accompanying supplemental consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 are summarized below (in thousands):

                                                       1997    1996    1995
                                                      ------- ------- -------
      Net interest income, after provision for loan
       losses:
        Gold Banc Corporation, Inc................... $14,391 $11,359 $ 9,213
        First State Bancorporation, Inc..............   3,675   3,228   2,981
                                                      ------- ------- -------
                                                      $18,066 $14,587 $12,194
                                                      ======= ======= =======
      Net income:
        Gold Banc Corporation, Inc................... $ 3,731   2,078   1,218
        First State Bancorporation, Inc..............   1,258   1,051     887
                                                      ------- ------- -------
                                                      $ 4,989 $ 3,129 $ 2,105
                                                      ======= ======= =======

Effective October 1, 1997, the Company acquired all the outstanding common stock of Farmers Bancshares of Oberlin, Inc. (Farmers) and its wholly-owned subsidiary, Farmers National Bank, in exchange for cash of $1,964,000 and 546,000 shares of Company common stock valued at $3,754,000. The acquisition has been accounted for by the purchase method and, accordingly, the results of operations of Farmers have been included in the Company's consolidated financial statements from October 1, 1997. The excess of the purchase price over the fair value of the underlying net assets acquired of $269,000 has been recorded as goodwill and is being amortized on a straight-line basis over twenty years.

(16) SUBSEQUENT EVENTS

On September 2, 1998, the Company executed a definitive agreement to acquire Citizens Bancshares, Inc. (Citizens). Citizens is a one bank holding company that owns all of the stock of Citizens Bank of Tulsa, located in Tulsa, Oklahoma. The agreement calls for the issuance of approximately 3.9 million shares of common stock in exchange for all of the outstanding common stock of Citizens. The acquisition, which is subject to regulatory approval and the satisfaction of other conditions, will be accounted for as a pooling. Citizens had assets of $204.9 million, net loans of $145.2 million, deposits of $186.5 million and stockholders' equity of $14.7 million as of December 31, 1997 and net income of $4.9 million for the year then ended.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

During 1998 the Company has acquired the following banking and related institutions: Alma Bancshares, Alma, Kansas; Midwest Capital Management, Inc., Kansas City, Missouri; Farmer State Bancshares, Inc., Sabetha, Kansas; and Tri-County Bancshares, Inc., Washington, Kansas. These acquisitions were accounted for as purchase business combinations. Combined, the Company paid approximately $23.9 million through a combination of cash and 992,000 shares of common stock. At December 31, 1997, these entities had total assets of approximately $124 million.

(17) LITIGATION

Exchange Bank, a wholly-owned subsidiary of the Company, with approximately twenty-four other persons and entities including a number of depository institutions, is a named defendant in a case filed in the United States District Court for the District of Kansas on September 11, 1997 on behalf of a putative class of over 2,400 persons who allegedly invested at least $14,900 each in entities known as Parade of Toys and Bandero Cigar Company. The complaint alleges violations of the Racketeer Influenced Corrupt Organizations
(RICO) Statute (18 U.S.C. 1962(c)), conspiracy to violate RICO, negligent misrepresentation, fraud, civil conspiracy and negligence on the part of the defendants. The plaintiffs contend that the defendants, including Exchange Bank, were listed in trade reference sheets provided to plaintiffs by Parade of Toys and Bandero Cigar Company and that the defendants made false and misleading representations on which the plaintiffs relied to their detriment. In each count, the plaintiffs have sought actual damages in an amount in excess of $75,000 each, treble damages under RICO, and punitive damages. Exchange Bank denies liability and is in the process of vigorously defending this claim.

A hearing was conducted on March 25, 1998 on the issue of class certification. On September 29, 1998, the Court denied class certification and entered a scheduling order.

A second lawsuit arising out of the same facts was filed in the United States District Court for the District of Kansas on September 23, 1998 on behalf of 670 individually-named persons. The complaint, which names Exchange Bank along with other persons and entities as defendants, alleges similar causes of action as the federal court action previously filed on behalf of a putative class of over 2,400 persons. The defendants, including Exchange Bank, now have until November 22 to file an answer. Exchange Bank denies any liability and is in the process of vigorously defending this claim. The Company is not yet in a position to determine whether the expenses and losses in connection with this action will be material.

                          GOLD BANC CORPORATION, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 1998 AND DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                         JUNE 30,   DECEMBER 31,
                                                            1998        1998
                                                        ----------- ------------
                                                        (UNAUDITED)
ASSETS
  Cash and cash equivalents............................  $ 32,332     $ 45,858
  Available-for-sale-securities........................   155,525      137,171
  Other securities.....................................    11,287        4,094
  Loans, net...........................................   446,670      396,728
  Other Assets.........................................    51,272       36,675
                                                         --------     --------
                                                         $697,086     $620,526
                                                         ========     ========
LIABILITIES
  Deposits.............................................   558,367      510,700
  Other Liabilities....................................    78,077       57,920
                                                         --------     --------
    Total Liabilities..................................   636,444      568,620
                                                         --------     --------
EQUITY CAPITAL
  Common Stock.........................................    12,491       11,920
  Additional paid-in capital                               23,216       17,791
  Undivided profits....................................    24,760       22,140
  Accumulated other comprehensive income...............       411          291
  Unearned compensation................................      (236)        (236)
                                                         --------     --------
    Total stockholders' equity.........................    60,642       51,906
                                                         --------     --------
    Total liabilities and stockholders' equity.........  $697,086     $620,526
                                                         ========     ========

                          GOLD BANC CORPORATION, INC.

                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS

            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 JUNE    JUNE
                                                                  30,     30,
                                                                 1998    1997
                                                                ------- -------
                                                                  (UNAUDITED)
Interest income:
  Loans, including fees........................................ $20,291 $13,947
  Investment securities........................................   4,721   3,919
  Other interest income........................................     527     293
                                                                ------- -------
    Total interest income......................................  25,539  18,159
                                                                ------- -------
Interest expense:
  Deposits.....................................................  11,873   8,591
  Borrowings and other.........................................   2,041     717
                                                                ------- -------
    Total interest expense.....................................  13,914   9,308
                                                                ------- -------
Net interest income............................................  11,625   8,851
Provision for loan losses......................................     754     315
                                                                ------- -------
    Net interest income after provision for loan losses........  10,871   8,536
                                                                ------- -------
Noninterest income:
  Service charges on deposits..................................     836     662
  Investment trading fees and commissions......................   1,409     --
  Net gains on sale of mortgage loans..........................     519     289
  All other noninterest income.................................     632     583
                                                                ------- -------
    Total noninterest income...................................   3,396   1,534
                                                                ------- -------
Noninterest expense:
  Salaries and employee benefits...............................   5,102   3,362
  Net occupancy expense........................................   1,263   1,033
  Other noninterest expense....................................   3,205   2,043
                                                                ------- -------
    Total noninterest expense..................................   9,570   6,438
                                                                ------- -------
Income before income taxes.....................................   4,697   3,632
Provision for income taxes.....................................   1,520   1,196
                                                                ------- -------
Net income..................................................... $ 3,177 $ 2,436
                                                                ======= =======
Basic earnings per share....................................... $  0.26 $  0.21
                                                                ======= =======
Diluted earnings per share..................................... $  0.26 $  0.21
                                                                ======= =======

                          GOLD BANC CORPORATION, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                          JUNE 30,    JUNE 30,
                                                            1998        1997
                                                         -----------  --------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net earnings.......................................... $     3,177  $  2,436
  Adjustments to reconcile net earnings (loss) to net
   cash provided by operating activities:
    Provisions for loan losses..........................         754       315
    Accretion of discounts on investment securities' net
     of amortization of premiums........................        (585)       62
    Net gains on sales of AFS securities................         (58)       (4)
    Depreciation and amortization.......................         794       636
    Gain on sale of assets, net.........................         (11)     (209)
    Purchases of trading securities.....................      (6,441)      --
    Unrealized gain on trading securities...............         (13)      --
    Originations of mortgage loans held for sale, net of
     sales proceeds.....................................      (1,396)     (127)
    Other changes:
      Accrued interest, deferred taxes and other
       assets...........................................      (4,862)     (801)
      Accrued interest and other liabilities............      (1,471)      228
                                                         -----------  --------
        Net cash provided (used) by operating
         activities.....................................     (10,112)    2,536
                                                         -----------  --------
Cash flows from investing activities:
  Net increase in loans.................................     (32,662)  (33,980)
  Purchases of available-for-sale securities............  (1,176,032)  (24,545)
  Purchases of held-to-maturity securities..............         --        --
  Proceeds from sales and maturities of available-for-
   sale securities......................................   1,172,202    27,709
  Proceeds from maturities of held-to-maturity
   securities...........................................          75         1
  Proceeds from sale of other assets....................          52       202
  Purchases of other investments........................        (447)      (70)
  Proceeds from sale of loans...........................       1,377        99
  Purchases of property, plant and equipment............      (2,629)     (751)
                                                         -----------  --------
        Net cash used by investing activities...........     (38,064)  (31,335)
                                                         -----------  --------
Cash flows from financing activities:
  Increase (decrease) in deposits.......................      18,250     8,397
  Net increase in short-term borrowings.................       5,159    15,959
  Proceeds from N/P.....................................      11,983       --
  Principle payments on N/P.............................        (200)     (552)
  Reissuance of treasury stock..........................          15       --
  Dividends paid........................................        (557)     (220)
                                                         -----------  --------
        Net cash provided by financing activities.......      34,650    23,584
                                                         -----------  --------
Increase in cash and cash equivalents...................     (13,526)   (5,215)
Cash and cash equivalents, beginning of period..........      45,858    28,564
                                                         -----------  --------
Cash and cash equivalents, end of period................ $    32,332  $ 23,349
                                                         ===========  ========

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                      JUNE 30, 1998 AND DECEMBER 31, 1997

(1) BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q.

The consolidated financial statements include the accounts of the Gold Banc Corporation, Inc. and subsidiaries (the Company), Exchange National Bank, Citizens State Bank, Provident Bank, f.s.b., Peoples National Bank, Farmers National Bank and First National Bank in Alma (the banks) and Midwest Capital Management, Inc. All significant intercompany balances and transactions have been eliminated.

In May 1998, the Company announced a two-for-one stock split in the form of a 100% stock dividend. All share and per share information has been restated for the split for all periods presented.

On October      1998, the Company issued 1,787,248 shares of its common stock in exchange for all of the shares of common stock of First State Bancorporation, Inc. (the merger). First State Bancorporation, Inc. owned all of the outstanding common stock of First State Bank and Trust Company in Pittsburg, Kansas. The merger has been accounted for as a pooling-of-interests. These supplemental consolidated financial statements reflect a restatement of the Company's previously filed 10-Q to reflect the anticipated merger.

The consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of financial position and results of operations for those periods. The consolidated statements of earnings for the six months ended June 30, 1998 are not necessarily indicative of the results that will be achieved for the entire year.

The Company announced a two-for-one stock split in the form of a 100% stock dividend distributed on May 18, 1998 to shareholders of record as of May 6, 1998. All per share data has been restated to reflect the 100% stock dividend. In addition, the Company declared a $.02 cash dividend on post-split shares to shareholders of record as of May 20, 1998, payable on May 29, 1998.

(2) EARNINGS PER COMMON SHARE

Earnings per share are computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. Basic earnings per share is based upon the weighted average number of common shares outstanding during the periods presented. Diluted income per share includes the effects of all dilutive potential common shares outstanding during each period. All per share data has been restated to conform to SFAS No. 128.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

The shares used in the calculation of basic and diluted income per share for the three and six months ended June 30, 1998 and 1997 are shown below (in thousands):

                                                    FOR THE THREE  FOR THE SIX
                                                    MONTHS ENDED  MONTHS ENDED
                                                      JUNE 30,      JUNE 30,
                                                    ------------- -------------
                                                     1998   1997   1998   1997
                                                    ------ ------ ------ ------
      Weighted average common shares outstanding..  11,624 10,507 11,500 10,507
      Stock options...............................     158    --     128    --
                                                    ------ ------ ------ ------
      Weighted average common shares and common
       share equivalents outstanding..............  11,782 10,507 11,628 10,507
                                                    ====== ====== ====== ======

(3) STOCK OPTIONS

On February 11, 1998, the Company granted options to certain officers of the Company to purchase a total of 183,000 shares of the Company's common stock at the fair market value of the Company's stock on that date. These options vest over a five-year period at 20% per year.

(4) PENDING ACQUISITIONS

On April 29, 1998, the Company announced a definitive merger agreement with Tri-County Bancshares, Inc. of Washington, Kansas for a combination cash and stock-for-stock/tax-free transaction valued at $4.4 million. Tri-County National Bank, a wholly-owned subsidiary of Tri-County Bancshares with locations in Concordia, Linn and Washington, Kansas, had total assets of $43.2 million, deposits of $39.8 million and net loans of $26.1 million at June 30, 1998. On July 17, 1998, the SEC declared effective the Company's Registration Statement on Form S4. The transaction is expected to close in the third quarter of 1998.

On May 20, 1998, the Company announced a definitive merger agreement to acquire First State Bancorp, Inc. of Pittsburg, Kansas in a tax-free exchange of stock valued at approximately $25.0 million. First State Bank & Trust Company, a wholly-owned subsidiary of First State Bancorp, Inc. had total assets of $110.2 million, deposits of $93.4 million and loans of $62.9 million at June 30, 1998.

(5) SUBSEQUENT EVENTS

On July 9, 1998, the Company acquired Farmers State Bancshares, Inc. of Sabetha, Kansas and its whollyowned subsidiary, Farmers State Bank, in a cash transaction valued at $8.5 million. Farmers State Bank had total assets of $47.6 million, deposits of $41.6 million and net loans of $21.7 million at June 30, 1998.

On August 4, 1998 the Company acquired Northwest Bancshares, Inc. and its wholly-owned subsidiary, Peoples State Bank of Colby, Kansas, in a tax-free exchange of stock valued at approximately $2.95 million. Peoples State Bank had total assets of $21.8 million, total deposits of $19.2 million and net loans of $18.1 million at June 30, 1998.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES

(6) LEGAL PROCEEDINGS

Exchange Bank, a wholly-owned subsidiary of the Company, with approximately twenty-four other persons and entities including a number of depository institutions, is a named defendant in a case filed in the United States District Court for the District of Kansas on September 11, 1997 on behalf of a putative class of over 2,400 persons who allegedly invested at least $14,900 each in entities known as Parade of Toys and Bandero Cigar Company. The complaint alleges violations of the Racketeer Influenced Corrupt Organizations
(RICO) Statute (18 U.S.C. 1962(c)), conspiracy to violate RICO, negligent mis-representation, fraud, civil conspiracy and negligence on the part of the defendants. The plaintiffs contend that the defendants, including Exchange Bank, were listed in trade reference sheets provided to plaintiffs by Parade of Toys and Bandero Cigar Company and that the defendants made false and misleading representations on which the plaintiffs relied to their detriment. In each count, the plaintiffs have sought actual damages in an amount in excess of $75,000 each, treble damages under RICO, and punitive damages. Exchange Bank denies liability and is in the process of vigorously defending this claim.

A hearing was conducted on March 25, 1998 on the issue of class certification. On September 29, 1998, the Court denied class certification and entered a scheduling order.

A second lawsuit arising out of the same facts was filed in the United States District Court for the District of Kansas on September 23, 1998 on behalf of 670 individually-named persons. The complaint, which names Exchange Bank along with other persons and entities as defendants, alleges similar causes of action as the federal court action previously filed on behalf of a putative class of over 2,400 persons. The defendants, including Exchange Bank, now have until November 22 to file an answer. Exchange Bank denies any liability and is in the process of vigorously defending this claim. The Company is not yet in a position to determine whether the expenses and losses in connection with this action will be material.

(7) COMPREHENSIVE INCOME

Comprehensive income, as defined by SFAS No. 130, Reporting Comprehensive Income, was $2,698,000 and $1,839,000 for the six months ended June 30, 1998 and 1997, respectively, and $1,300,000 and $1,064,000 for the three months ended June 30, 1998 and 1997, respectively. The difference between comprehensive income and net earnings presented in the consolidated statements of earnings is attributed solely to unrealized gains and losses on available-for-sale securities.

(8) GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S DEBENTURES

On December 15, 1997, GBCI Capital Trust (the Trust), a Delaware business trust formed by the Company, completed the sale of $28.75 million of 8.75% Preferred Securities (the Preferred Securities). The Trust also issued Common Securities to the Company and used the net proceeds from the offering to purchase a like amount of 8.75% Junior Subordinated Deferrable Interest Debentures (the Debentures) of the Company. The Debentures are the sole assets of the Trust and are

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES eliminated, along with the related income statement effects, in the consolidated financial statements. The Company used the proceeds from the sale of the Debentures to retire certain debt and for general corporate purposes. Total expenses associated with the offering approximating $1,219,000 are included in other assets and are being amortized on a straight-line basis over the life of the debentures.

The Preferred Securities accrue and pay distributions quarterly at an annual rate of 8.75% of the stated liquidation amount of $25 per Preferred Security. The Company has fully and unconditionally guaranteed all of the obligations of the Trust. The guarantee covers the quarterly distributions and payments on liquidation or redemption of the Preferred Securities, but only to the extent of funds held by the Trust.

The Preferred Securities are mandatorily redeemable upon the maturity of the Debentures on December 31, 2027 or upon earlier redemption as provided in the Indenture. The Company has the right to redeem the Debentures, in whole or in part, on or after December 31, 2002 at a redemption price specified in the Indenture plus any accrued but unpaid interest to the redemption date.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Citizens Bancorporation, Inc.:

We have audited the accompanying consolidated balance sheets of Citizens Bancorporation, Inc. and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens Bancorporation, Inc. and subsidiary as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

September 4, 1998

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996
                             (AMOUNTS IN THOUSANDS)

                           ASSETS                               1997     1996
                           ------                             -------- --------
Cash and due from banks...................................... $  7,786 $  6,254
Interest-bearing deposits at other institutions..............      350      350
Federal funds sold...........................................   24,275   12,450
Investment securities (note 2):
  Held-to-maturity...........................................      517      707
  Available-for-sale.........................................   22,435   16,976
                                                              -------- --------
    Total investment securities..............................   22,952   17,683
                                                              -------- --------
Loans, net (note 3)..........................................  145,246  120,798
Land, buildings and equipment, net (note 4)..................    2,787    2,706
Accrued interest and other assets (note 7)...................    1,501    1,406
                                                              -------- --------
    Total assets............................................. $204,897 $161,647
                                                              ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
Deposits (note 5)............................................ $186,463 $149,805
Borrowed funds (note 6)......................................    1,808    1,000
Accrued interest and other liabilities.......................    1,965    1,115
                                                              -------- --------
    Total liabilities........................................  190,236  151,920
                                                              -------- --------
Stockholders' equity (note 9):
  Common stock, $1 par value, 25,000 shares authorized,
   issued and outstanding....................................       25       25
  Capital surplus............................................    6,683    6,683
  Retained earnings..........................................    7,888    3,003
  Other comprehensive income.................................       65       16
                                                              -------- --------
    Total stockholders' equity............................... $ 14,661 $  9,727
                                                              ======== ========
Commitments and contingent liabilities (note 10)
    Total liabilities and stockholders' equity............... $204,897 $161,647
                                                              ======== ========

          See accompanying notes to consolidated financial statements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     1997    1996       1995
                                                    ------- -------  -----------
                                                                     (UNAUDITED)
Interest and fee income:
  Loans...........................................  $13,878 $10,025    $6,411
  Investment securities...........................    1,179     905       587
  Other...........................................      991     643       630
                                                    ------- -------    ------
    Total interest and fee income.................   16,048  11,573     7,628
                                                    ------- -------    ------
Interest expense:
  Deposits........................................    7,468   5,799     3,939
  Other...........................................      129      84        45
                                                    ------- -------    ------
    Total interest expense........................    7,597   5,883     3,984
                                                    ------- -------    ------
Net interest margin...............................    8,451   5,690     3,644
Provision for loan losses (note 3)................    1,145   1,169       418
                                                    ------- -------    ------
    Net interest income after provision for loan
     losses.......................................    7,306   4,521     3,226
                                                    ------- -------    ------
Other income:.
  Service charges on deposit accounts.............      903     641       464
  Other...........................................      191      76        47
                                                    ------- -------    ------
    Total other income............................    1,094     717       511
                                                    ------- -------    ------
Other expenses:
  Salaries and employee benefits..................    1,419   1,156       909
  Furniture and equipment.........................      210     170       124
  Occupancy expense...............................      194     181       131
  Professional services...........................      396     346       282
  Other...........................................      901     774       591
                                                    ------- -------    ------
    Total other expenses..........................    3,120   2,627     2,037
                                                    ------- -------    ------
Earnings before income taxes......................    5,280   2,611     1,700
Income tax expense (note 7).......................      395     833       600
                                                    ------- -------    ------
    Net earnings..................................  $ 4,885 $ 1,778    $1,100
                                                    ======= =======    ======
Other comprehensive income--unrealized
 appreciation (depreciation) on available-for-sale
 securities, net of income taxes..................       49     (28)      266
                                                    ======= =======    ======
Comprehensive income..............................    4,934   1,750     1,366
                                                    ======= =======    ======
Basic and diluted net earnings per share..........  $195.40  $71.12    $44.00
                                                    ======= =======    ======

          See accompanying notes to consolidated financial statements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (AMOUNTS IN THOUSANDS)

                                 COMMON CAPITAL RETAINED COMPREHENSIVE
                                 STOCK  SURPLUS EARNINGS    INCOME      TOTAL
                                 ------ ------- -------- ------------- -------
Balance at December 31, 1994
 (unaudited)...................   $25   $4,433   $  125      $(222)    $ 4,361
Other comprehensive income (un-
 audited)......................   --       --       --         266         266
Net earnings (unaudited).......   --       --     1,100        --        1,100
                                  ---   ------   ------      -----     -------
Balance at December 31, 1995
 (unaudited)...................    25    4,433    1,225         44       5,727
Capital contribution...........   --     2,250      --         --        2,250
Other comprehensive income.....   --       --       --         (28)        (28)
Net earnings...................   --       --     1,778        --        1,778
                                  ---   ------   ------      -----     -------
Balance at December 31, 1996...    25    6,683    3,003         16       9,727
Other comprehensive income.....   --       --       --          49          49
Net earnings...................   --       --     4,885        --        4,885
                                  ---   ------   ------      -----     -------
Balance at December 31, 1997...   $25   $6,683   $7,888      $  65     $14,661
                                  ===   ======   ======      =====     =======




          See accompanying notes to consolidated financial statements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (AMOUNTS IN THOUSANDS)

                                                  1997      1996       1995
                                                --------  --------  -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net earnings................................. $  4,885  $  1,778   $  1,000
  Adjustments to reconcile net earnings to net
   cash from operating activities:
    Provision for loan losses..................    1,145     1,169        418
    Depreciation and amortization..............      202       195        126
    Deferred tax expense (benefit).............      405      (563)      (207)
    Accretion of discounts on investments
     securities, net of amortization of
     premiums..................................      (85)       29         (8)
    Increase in other assets...................      850       287        479
    Increase in other liabilities..............     (490)     (174)       (41)
                                                --------  --------   --------
      Net cash provided by operating
       activities..............................    6,912     2,721      1,767
                                                --------  --------   --------
Cash flows from investing activities:
  Net increase in loans........................  (25,593)  (43,477)   (27,154)
  Purchases of available-for-sale securities...  (10,868)   (9,372)    (5,071)
  Purchases of held-to-maturity securities.....      --       (243)      (443)
  Proceeds from maturities of available-for-
   sale securities.............................    5,533     4,251      1,664
  Proceeds from maturities of held-to-maturity
   securities..................................      190        60         52
  Interest-bearing deposits at other
   institutions................................      --        --        (350)
  Maturities of interest-bearing deposits at
   other institutions..........................      --        --          99
  Purchases of land, buildings and equipment,
   net.........................................     (283)     (154)    (1,831)
                                                --------  --------   --------
      Net cash used in investing activities....  (31,021)  (48,935)   (33,034)
                                                --------  --------   --------
Cash flows from financing activities:
  Net increase in deposits.....................   36,658    47,397     35,125
  Proceeds from borrowed funds.................      914       --       1,000
  Repayment of borrowed funds..................     (106)      --         --
  Capital contribution by stockholders.........      --      2,250        --
                                                --------  --------   --------
    Net cash provided by financing activities..   37,466    49,647     36,125
                                                --------  --------   --------
Net increase in cash and cash equivalents......   13,357     3,433      4,858
Cash and cash equivalents at beginning of
 year..........................................   18,704    15,271     10,413
                                                --------  --------   --------
Cash and cash equivalents at end of year....... $ 32,061  $ 18,704   $ 15,271
                                                ========  ========   ========

          See accompanying notes to consolidated financial statements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995
        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Principles of Consolidation

The consolidated financial statements include the accounts of Citizens Bancorporation, Inc. and its wholly-owned subsidiary, Citizens Bank of Tulsa (the Bank), collectively referred to as the Company. All significant intercompany transactions have been eliminated.

 (b) Investment Securities

The Company classifies investment securities as either available-for-sale or held-to-maturity. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity. All other securities are classified as available-for-sale.

Held-to-maturity securities are recorded at amortized cost. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of related tax effect, on available-for-sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized.

A decline in the fair value of any security below cost that is deemed other than temporary is charged to income resulting in the establishment of a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to interest income. Interest income is recognized when earned. Realized gains and losses are included in income using the specific identification method for determining the basis of the securities sold.

 (c) Land, Buildings and Equipment

Land, buildings and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful life of the respective assets, ranging from five to thirty-nine years, utilizing primarily the straight-line and accelerated methods.

Costs of maintenance and repairs are charged to expense as incurred. Major betterments are considered individually and are expensed or capitalized as the facts dictate.

 (d) Recognition of Income on Loans

Interest income on loans is accrued based on the principal amount outstanding. Loan fees are deferred and recognized over the life of the loan as an adjustment of yield using the interest method. The accrual of interest on impaired loans is discontinued when, in management's opinion, the interest will not be collectible in the ordinary course of business. When interest accrual is discontinued, all unpaid accrued interest is reversed.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


 (e) Provision for Loan Losses

Provisions for losses on loans receivable are based upon management's estimate of the amount required to maintain an adequate allowance for losses, relative to the risk in the loan portfolio. This estimate is based on reviews of the loan portfolio, including assessment of the estimated net realizable value of the related underlying collateral, and upon consideration of past loss experience, current economic conditions and such other factors which, in the opinion of management, deserve current recognition. Amounts are charged off as soon as probability of loss is established, taking into consideration such factors as the borrower's financial condition, underlying collateral and guarantees. Loans are also subject to periodic examination by regulatory agencies. Such agencies may require charge-offs or additions to the allowance based upon their judgments about information available at the time of their examination.

 (f) Income Taxes

Effective January 1, 1997, the Company elected Subchapter S Corporation status. As an S Corporation, taxes are the obligation of the Company's stockholders. In connection with the election, the Company's deferred taxes at December 31, 1996 became part of 1997 income tax expense. Prior to 1997, the Company recorded deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities were measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 (g) Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Consolidated Statements of Cash Flows

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash-on-hand, due from banks and federal funds sold.

Supplemental information for the consolidated statements of cash flows for 1997, 1996 and 1995 was as follows (in thousands):

                                                         1997     1996    1995
                                                        -------  ------- ------
      Interest and fees received....................... $15,663  $11,263 $7,393
                                                        =======  ======= ======
      Interest paid.................................... $ 7,376  $ 5,669 $3,735
                                                        =======  ======= ======
      Income taxes paid, net of refunds received....... $   (41) $ 1,403 $  640
                                                        =======  ======= ======

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


 (i) Earnings Per Common Share

Basic earnings per share is based upon the weighted average number of common shares outstanding during the periods presented. Weighted average common shares outstanding were 25,000 for 1997, 1996 and 1995. During 1997, 1996 and 1995,
there were no dilutive securities outstanding.

 (j) Future Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, in June 1997. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by management. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The adoption of the standard is not expected to have a significant impact on the financial statements of the Company.

The FASB adopted SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, may be adopted early for periods beginning after issuance of the statement and may not be applied retroactively. The Company does not expect to adopt SFAS No. 133 early. Management is currently unable to determine whether the effects of adoption of SFAS No. 133 will have a material impact on the Company's financial statements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


(2) INVESTMENT SECURITIES

The amortized cost, gross unrealized gains (losses) and fair values of available-for-sale and held-to-maturity securities by type at December 31, 1997 and 1996 follow (in thousands):

                                                    GROSS      GROSS
                                        AMORTIZED UNREALIZED UNREALIZED  FAIR
                                          COST      GAINS      LOSSES    VALUE
                                        --------- ---------- ---------- -------
      1997
        Available-for-sale:
          United States government and
           federal agency
           obligations................   $21,661     $77        $(12)   $21,726
          Other.......................       709     --          --         709
                                         -------     ---        ----    -------
                                         $22,370     $77        $(12)   $22,435
                                         =======     ===        ====    =======
        Held-to-maturity--state and
         local obligations............   $   517     $ 1        $--     $   518
                                         =======     ===        ====    =======
      1996
        Available-for-sale:
          United States government and
           federal agency
           obligations................   $16,608     $72        $(45)   $16,635
          Other.......................       341     --          --         341
                                         -------     ---        ----    -------
                                         $16,949     $72        $(45)   $16,976
                                         =======     ===        ====    =======
        Held-to-maturity--state and
         local obligations............   $   707     $ 1        $ (3)   $   705
                                         =======     ===        ====    =======

The amortized cost and fair value of United States government and federal agency obligations at December 31, 1997 and 1996 by contractual maturity are shown below (in thousands):

                                                   1997              1996
                                             ----------------- -----------------
                                             AMORTIZED  FAIR   AMORTIZED  FAIR
                                               COST     VALUE    COST     VALUE
                                             --------- ------- --------- -------
Available-for-sale:
  Within one year...........................  $ 8,981  $ 8,989  $ 5,496  $ 5,524
  After one but within five years...........   12,563   12,618   10,980   10,979
  After five years but within ten years.....      117      119      132      132
  Other.....................................      709      709      341      341
                                              -------  -------  -------  -------
                                              $22,370  $22,435  $16,949  $16,976
                                              =======  =======  =======  =======
Held-to-maturity:
  Within one year...........................  $   487  $   488  $   181  $   181
  After one but within five years...........       30       30      526      524
                                              -------  -------  -------  -------
                                              $   517  $   518  $   707  $   705
                                              =======  =======  =======  =======

There were no sales of securities in 1997, 1996 or 1995.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


Investment securities with a fair value of approximately $3,171,000 and $2,693,000 were pledged to secure public deposits, federal funds purchased and borrowed funds at December 31, 1997 and 1996, respectively.

(3) LOANS AND ALLOWANCES FOR LOAN LOSSES

The Company is a community banking institution operating in Tulsa, Oklahoma. Substantially all of the loans made by the Company are within its primary market area.

The Company evaluates each customer's creditworthiness on an individual basis. The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment and income-producing commercial properties.

Loans consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                               1997      1996
                                                             --------  --------
      Real estate--mortgage................................. $ 69,892  $ 54,840
      Commercial............................................   54,573    48,557
      Consumer..............................................   18,942    16,340
      Other.................................................    4,253     2,815
                                                             --------  --------
                                                              147,660   122,552
      Less allowances for loan losses.......................   (2,414)   (1,754)
                                                             --------  --------
          Total loans....................................... $145,246  $120,798
                                                             ========  ========

Loans made to executive officers and directors of the Company approximated $37,000 and $39,000 at December 31, 1997 and 1996, respectively. The Company has also issued outstanding letters of credit to executive officers and directors as of December 31, 1997 and 1996, aggregating approximately $950,000 and $900,000, respectively. Such loans and letters of credit were made in the ordinary course of business at market rates.

The activity in the allowance for loan losses is summarized as follows for the years ended December 31, 1997 and 1996 (in thousands):

                                                                  1997    1996
                                                                 ------  ------
      Balance at beginning of year.............................. $1,754  $  702
      Provision for loan losses.................................  1,145   1,169
      Charge-offs...............................................   (495)   (181)
      Recoveries................................................     10      64
                                                                 ------  ------
      Balance at end of year.................................... $2,414  $1,754
                                                                 ======  ======

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


Impaired loans, including nonaccrual loans, are considered immaterial to the financial statements at December 31, 1997 and 1996.

(4) LAND, BUILDINGS AND EQUIPMENT

A summary of the Company's land, building and equipment at December 31, 1997 and 1996 is as follows (in thousands):

                                                                  1997    1996
                                                                 ------  ------
      Land...................................................... $  469  $  469
      Buildings and improvements................................  2,276   2,193
      Furniture, fixtures and equipment.........................  1,040     839
                                                                 ------  ------
                                                                  3,785   3,501
      Less accumulated depreciation.............................   (998)   (795)
                                                                 ------  ------
          Total................................................. $2,787  $2,706
                                                                 ======  ======

Depreciation of buildings and equipment charged to expense was approximately $213,000 and $199,000 for 1997 and 1996, respectively, and is included in occupancy and furniture and equipment expense in the consolidated statements of earnings.

(5) DEPOSITS

Deposits consist of the following at December 31, 1997 and 1996 (in thousands):

                                                                1997     1996
                                                              -------- --------
      Noninterest bearing demand............................. $ 32,086 $ 22,781
      Savings and interest-bearing demand....................   43,401   35,700
      Time, $100,000 and greater.............................   27,872   22,365
      Time, other............................................   83,104   68,959
                                                              -------- --------
                                                              $186,463 $149,805
                                                              ======== ========

Maturities of time deposits are as follows at December 31, 1997 (in thousands):

             YEAR                              AMOUNT
             ----                             --------
             1998............................ $ 91,136
             1999............................   14,011
             2000............................    3,879
             2001............................    1,437
             2002............................      513
                                              --------
                                              $110,976
                                              ========

(6) BORROWED FUNDS

Borrowed funds consist of borrowings from the Federal Home Loan Bank (FHLB) and a note payable to an unrelated bank of the Company.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


The FHLB borrowings of $883,363 at December 31, 1997 bear interest at approximately 7%. Such notes mature on May 11, 2007 and March 13, 2012 and are secured by loans and securities of the Bank.

The note payable to bank of $925,000 and $1,000,000 at December 31, 1997 and 1996, respectively, bears interest at the prime rate (8.5% at December 31, 1997). The note matures on September 30, 2007 and is secured by common stock of the Bank.

(7) INCOME TAXES

Pursuant to its S Corporation status the Company did not recognize income tax expense on its 1997 earnings because such taxes are the obligations of the stockholders. 1997 income tax expense of $395,000 results from the write-off of deferred tax assets existing at December 31, 1996.

Income tax expense (benefit) from operations for the years ended December 31, 1996 and 1995 is comprised of (in thousands):

                                                                     1996   1995
                                                                    ------  ----
      Current...................................................... $1,228  $600
      Deferred.....................................................   (395)  --
                                                                    ------  ----
          Total.................................................... $  833  $600
                                                                    ======  ====

Based on the statutory federal income tax rate of 34%, actual income taxes for the years ended December 31, 1996 and 1995 differ from expected income taxes as a result of the following (in thousands):

                                                                    1996   1995
                                                                    -----  ----
      Expected federal income tax expense.......................... $ 921  $578
      Nontaxable interest income, net..............................  (161)  (73)
      State taxes, net of federal benefit..........................   129    46
      Other, net...................................................   (56)   49
                                                                    -----  ----
          Total income tax expense................................. $ 833  $600
                                                                    =====  ====

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1996 is presented below (in thousands):

      Allowance for loan losses........................................... $527
      Deferred loan fees..................................................  113
                                                                           ----
          Total deferred tax assets.......................................  640
                                                                           ----
      Fixed assets........................................................  115
      Other...............................................................  130
                                                                           ----
          Total deferred tax liabilities..................................  245
                                                                           ----
      Net deferred tax assets included in other assets.................... $395
                                                                           ====

No valuation allowance for deferred tax assets was necessary at December 31, 1996 and 1995.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


(8) EMPLOYEE BENEFIT PLANS

The Company has a 401(k) savings plan covering substantially all of their employees. The Company matches 50% of the employee's contributions not to exceed 3% of their total compensation. Contributions to the 401(k) plan charged to salaries and employee benefits amounted to $19,000, $14,000 and $8,000 in 1997, 1996 and 1995, respectively.

(9) REGULATORY CAPITAL REQUIREMENTS

Current regulatory capital regulations require financial institutions to meet three different regulatory capital requirements. Institutions are required to have minimum leverage capital equal to 4% of total average assets, minimum Tier 1 risk-based capital equal to 4% of total risk-weighted assets and total qualifying capital equal to 8% of total risk-weighted assets in order to be considered "adequately capitalized." The following is a comparison of the Company's regulatory capital to minimum capital requirements at December 31, 1997 and 1996 (in thousands):

                                                                   TO BE WELL
                                                                   CAPITALIZED
                                                                  UNDER PROMPT
                                                                   CORRECTIVE
                                                FOR CAPITAL          ACTION
                                 ACTUAL      ADEQUACY PURPOSES     PROVISIONS
                              -------------  -------------------  -------------
                              AMOUNT  RATIO   AMOUNT     RATIO    AMOUNT  RATIO
                              ------- -----  ---------- --------  ------- -----
As of December 31, 1997:
  Total risk-based capital
   (to risk-weighted
   assets)................... $17,210 11.05% $   12,455    >8.0%  $15,569 >10.0%
  Tier I capital (to risk-
   weighted assets)..........  14,796  9.50       6,227    >4.0     9,341 > 6.0
  Tier I capital (to average
   assets)...................  14,796  7.37       8,029    >4.0    10,036 > 5.0
As of December 31, 1996:
  Total risk-based capital
   (to risk-weighted
   assets)...................  11,531  8.85      10,427    >8.0    13,033 >10.0
  Tier I capital (to risk-
   weighted assets)..........   9,777  7.50       5,213    >4.0     7,820 > 6.0
  Tier I capital (to average
   assets)...................   9,777  5.80       6,744    >4.0     8,430 > 5.0

(10) COMMITMENTS

The Company has outstanding commitments to provide loans to customers and has also issued letters of credit. Loan commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as is involved in extending loan facilities to customers. The Company has unfunded loan commitments and outstanding letters of credit amounting to $27,878,000 and $17,493,000 at December 31, 1997 and 1996, respectively.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

In December 1991, the FASB issued SFAS No. 107, Disclosure of Fair Value of Financial Instruments. SFAS No. 107 requires disclosure of the estimated fair value of all financial instruments, both assets and liabilities, held by the Company. Fair value estimates, including the methods and assumptions utilized to make those estimates, are set forth below.

 Financial Instruments - Assets

The carrying amounts for federal funds sold and securities purchased under agreements to resell approximate fair value because they mature in ninety days or less and do not present unanticipated credit concerns. The estimated fair value of interest-bearing deposits in other financial institutions is based on scheduled cash flows discounted at market rates for similar instruments. The estimated fair value of the Company's debt and equity securities is based on bid prices published in financial newspapers or bid quotations received from security dealers. The fair value of certain state and municipal securities that are not available through market sources are based on quoted market prices of similar instruments.

The estimated fair value of the Company's loan portfolio is based on the segregation of loans by type commercial, real estate mortgage and consumer. Each loan category is further segmented into fixed and adjustable rate interest categories. In estimating the fair value of each category of loans, the carrying amount of the loan is reduced by an allocation of the allowance for loan losses. Such allocation is based on management's loan classification system which is designed to measure the credit risk inherent in each classification category.

The estimated fair value for variable rate loans is the carrying value of such loans, reduced by an allocation of the allowance for loan losses based on management's loan classification system.

The estimated fair value of fixed rate loans is calculated by discounting the scheduled cash flows for each loan category - commercial, residential real estate and consumer. The cash flows through maturity for each category of fixed rate loans are aggregated for each of the Company's subsidiary banks. Prepayment estimates for residential real estate and installment consumer loans are based on estimates for similar instruments in the secondary market with similar maturity schedules and interest rates. Estimated credit losses affecting the scheduled cash flows have been reflected as a reduction in the scheduled cash flows in the discounting model. Discount rates used for each loan category of fixed rate loans are the effective rates that the Company's subsidiary bank would charge under current conditions to originate a similar loan based on credit risk and the maturity of the loan being originated.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


The following represents the Company's aggregate carrying value and estimated fair value of interest-bearing deposits in other financial institutions, short-term money market obligations, investment securities and loans at December 31, 1997 and 1996 (in thousands):

                                               1997               1996
                                        ------------------ ------------------
                                                 ESTIMATED          ESTIMATED
                                        CARRYING   FAIR    CARRYING   FAIR
                                         AMOUNT    VALUE    AMOUNT    VALUE
                                        -------- --------- -------- ---------
      Interest-bearing deposits in
       other financial institutions.... $    350 $    350  $    350 $    350
                                        ======== ========  ======== ========
      Federal funds sold............... $ 24,275 $ 24,275  $ 12,450 $ 12,450
                                        ======== ========  ======== ========
      Investment securities (1)........ $ 22,887 $ 22,953  $ 17,656 $ 17,681
                                        ======== ========  ======== ========
      Loans (2)(3)..................... $145,246 $146,558  $120,798 $122,353
                                        ======== ========  ======== ========

--------
(1) A breakdown of the investment securities by category and maturity is provided in note 2.
(2) A breakdown of loans by category is provided in note 3.
(3) Management believes that the discount rates used in determining the estimated fair value of the loan portfolio are reasonable; however, since there is no market for the majority of these loans, the estimated fair value indicated above does not necessarily represent the value that would be negotiated in an actual sale.

 Financial Instruments-Liabilities

In accordance with the provisions of SFAS No. 107, the estimated fair value of deposits with no stated maturity, such as noninterest bearing demand deposits, savings, money market and NOW accounts, is equal to the amount payable on demand as of December 31, 1997 and 1996. The estimated fair value of certificates of deposit of the Company is determined by discounting the contractual cash flows of such deposits. The discount rates utilized are based on each of the subsidiary bank's rates currently offered for deposits of similar maturities.

The estimated fair value of federal funds purchased and securities sold under agreements to repurchase of the Company is determined by discounting the contractual cash flows using discount rates for similar instruments currently being offered.

The estimated fair value of other borrowings is estimated using the discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


The following represents the Company's aggregate carrying value and estimated fair value of deposits, federal funds purchased and securities sold under agreements to repurchase, and borrowed funds as of December 31, 1997 and 1996 (in thousands):

                                                1997               1996
                                         ------------------ ------------------
                                                  ESTIMATED          ESTIMATED
                                         CARRYING   FAIR    CARRYING   FAIR
                                          AMOUNT    VALUE    AMOUNT    VALUE
                                         -------- --------- -------- ---------
      Noninterest bearing demand........ $ 32,086 $ 32,086  $ 22,781 $ 22,781
      Savings, money market and
       interest-bearing demand..........   43,401   43,401    35,700   35,700
      Time deposits.....................  110,976  112,196    91,324   92,045
                                         -------- --------  -------- --------
      Total deposits.................... $186,463 $187,683  $149,805 $150,526
                                         ======== ========  ======== ========
      Borrowed funds.................... $  1,808 $  1,889  $  1,000 $  1,000
                                         ======== ========  ======== ========

The estimated fair value of deposits does not include the benefit that results from the low-cost funding provided by deposit liabilities compared to the cost of borrowing funds in the market.

 Financial Instruments-Other

The carrying amount of accrued interest receivable and payable approximate fair value due to their short-term nature.

The estimated fair value of letters of credit and commitments to extend credit is based on the fees currently charged to enter into similar agreements. The aggregate of these fees are not material.

 Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


(12) PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

Following is condensed financial information of the Company as of and for the years ended December 31, 1997 and 1996 (amounts in thousands):

                            CONDENSED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                 1997    1996
                            ASSETS                              ------- -------
Investment in subsidiary....................................... $15,586 $10,727
                                                                ------- -------
             LIABILITIES AND STOCKHOLDERS' EQUITY
Borrowed funds................................................. $   925 $ 1,000
Stockholders' equity...........................................  14,661   9,727
                                                                ------- -------
    Total liabilities and stockholders' equity................. $15,586 $10,727
                                                                ======= =======

                        CONDENSED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                        1997    1996    1995
                                                       ------  ------  ------
Dividends from subsidiary............................. $  160  $   84  $   45
Other expense, net....................................    (85)    (84)    (45)
                                                       ------  ------  ------
Income before equity in undistributed earnings of
 subsidiary...........................................     75     --      --
Increase in undistributed equity of subsidiary........  4,810   1,778   1,100
                                                       ------  ------  ------
Net earnings.......................................... $4,885  $1,778  $1,100
                                                       ======  ======  ======

                       CONDENSED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                    1997     1996       1995
                                                   -------  -------  -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net earnings.................................... $ 4,885  $ 1,778    $ 1,100
  Increase in undistributed equity of subsidiary..  (4,810)  (4,028)    (2,100)
                                                   -------  -------    -------
    Net cash provided by (used in) operating
     activities...................................      75   (2,250)    (1,000)
                                                   -------  -------    -------
Cash flows from financing activities:
  Capital contribution by stockholders............     --     2,250        --
  Proceeds from borrowed funds....................     --       --       1,000
  Payment on borrowed funds.......................     (75)     --         --
                                                   -------  -------    -------
    Net cash provided by (used in) financing
     activities...................................     (75)   2,250      1,000
Net increase (decrease) in cash...................     --       --         --
Cash at beginning of year.........................     --       --         --
                                                   -------  -------    -------
Cash at end of year............................... $        $          $
                                                   =======  =======    =======

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

        (INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1995 IS UNAUDITED)


(13) SUBSEQUENT EVENTS

The Company made distributions to stockholders aggregating $3,970,000 ($158.80 per share) through June 30, 1998 so that the stockholders could make the necessary 1997 and 1998 actual and estimated income tax payments.

On September 2, 1998, the Company entered into a definitive merger agreement with Gold Banc Corporation, Inc. for a stock-for-stock/tax free transaction valued at approximately $56 million. Gold Banc Corporation had total assets of $567 million, deposits of $455 million and loans of $368 million at March 31, 1998. The completion of the merger is contingent upon regulatory and shareholder approval.

                         CITIZENS BANCORPORATION, INC.

                          CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 1998 AND DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                        JUNE 30,   DECEMBER 31,
                        ASSETS                            1998         1997
                        ------                         ----------- ------------
                                                       (UNAUDITED)
Cash and due from banks...............................  $  8,317     $  7,436
Federal funds sold....................................    28,050       24,275
Interest-bearing deposits at other institutions.......       350          350
                                                        --------     --------
Investment securities:
  Held-to-maturity securities.........................        30          517
  Available-for-sale securities.......................    25,555       22,435
                                                        --------     --------
    Total investment securities.......................    25,585       22,952
                                                        --------     --------
Loans, net............................................   163,042      145,246
Land, buildings and equipment, net....................     3,520        2,787
Accrued interest, deferred taxes and other assets.....     2,637        1,501
                                                        --------     --------
    Total assets......................................  $231,501     $204,547
                                                        ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Deposits............................................  $213,708     $186,463
  Federal funds purchased.............................       --           --
  Borrowed funds......................................     1,740        1,808
  Accrued interest and other liabilities..............     2,290        1,965
                                                        --------     --------
    Total liabilities.................................   217,738      190,236
                                                        --------     --------
Stockholders' equity:
  Common stock, $1 par value, 25,000 shares
   authorized, 25,000 shares issued, 25,000 shares
   outstanding........................................        25           25
  Additional paid-in capital..........................     6,683        6,683
  Retained earnings...................................     6,987        7,888
  Other comprehensive income..........................        68           65
                                                        --------     --------
    Total stockholders' equity........................    13,763       14,661
                                                        --------     --------
    Total liabilities and stockholders' equity........  $231,501     $204,897
                                                        ========     ========

                         CITIZENS BANCORPORATION, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              SIX MONTHS ENDED
                                                              -----------------
                                                              JUNE 30, JUNE 30,
                                                                1998     1997
                                                              -------- --------
                                                                 (UNAUDITED)
Interest and fee income:
  Loans...................................................... $ 7,743   $6,528
  Investment securities......................................   1,375      890
  Other......................................................     --       --
                                                              -------   ------
    Total interest and fee income............................   9,118    7,418
                                                              -------   ------
Interest expense:
  Deposits...................................................   4,169    3,518
  Other......................................................      70       54
                                                              -------   ------
    Total interest expense...................................   4,239    3,572
Net interest income..........................................   4,879    3,846
Provision for loan losses....................................     670      420
                                                              -------   ------
    Net interest income after provision for loan losses......   4,209    3,426
                                                              -------   ------
Other income:
  Service fees...............................................     533      437
  Other......................................................      48       38
                                                              -------   ------
    Total other income.......................................     581      475
Other expense:
  Salaries and employee benefits.............................     808      693
  Furniture and equipment....................................     101      100
  Net occupancy expense......................................     114       89
  Professional services......................................     236      194
  Advertising................................................      38       44
  Other......................................................     424      385
                                                              -------   ------
    Total other expense......................................   1,721    1,505
Earnings (loss) before income taxes..........................   3,069    2,396
Income tax expense (benefit).................................     --       395
                                                              -------   ------
Net earnings (loss).......................................... $ 3,069   $2,001
                                                              =======   ======
Other comprehensive income-unrealized appreciation
 (depreciation) on available-for-sale securities, net of
 tax......................................................... $     3   $  (17)
                                                              =======   ======
Comprehensive income......................................... $ 3,072   $1,984
                                                              =======   ======
Basic and diluted net earnings per share..................... $122.76   $80.04
                                                              =======   ======

                         CITIZENS BANCORPORATION, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                            JUNE 30,  JUNE 30,
                                                              1998      1997
                                                            --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net earnings (loss)...................................... $  3,069  $  2,001
  Adjustments to reconcile net earnings (loss) to net cash
   provided by operating activities:
    Provisions for loan losses.............................      670       420
    Accretion of discounts on investments securities' net
     of amortization of premiums...........................      (17)       (1)
    Depreciation and amortization..........................      110       104
    Other changes:
      Accrued interest, deferred taxes and other assets....   (1,136)       73
      Accrued interest and other liabilities...............      324       422
                                                            --------  --------
        Net cash provided (used) by operating activities...    3,020     3,019
                                                            --------  --------
Cash flows from investing activities:
  Net increase in loans....................................  (18,466)  (16,452)
  Purchases of available-for-sale securities...............   (7,365)   (3,645)
  Purchases of held-to-maturity securities.................      --        --
  Proceeds from maturities of available-for-sale
   securities..............................................    4,267     2,082
  Proceeds from maturities of held-to-maturity securities..      485       --
  Purchases of interest-bearing deposits...................      --        --
  Proceeds from maturities of interest-bearing deposits....      --        --
  Purchases of PP&E........................................     (843)     (316)
                                                            --------  --------
        Net cash provided (used) by investing activities...  (21,922)  (18,331)
                                                            --------  --------
Cash flows from financing activities:
  Increase (decrease) in deposits..........................   27,246    21,394
  Increase (decrease in FHLB Advances......................        7       914
  Principle payments on N/P................................      (75)      --
  Dividends paid...........................................   (3,970)      --
                                                            --------  --------
        Net cash provided (used) by financing activities...   23,208    22,308
                                                            --------  --------
Increase in cash and cash equivalents......................    4,306     6,996
Cash and cash equivalents, beginning of period.............   32,061    18,704
                                                            --------  --------
Cash and cash equivalents, end of period................... $ 36,367  $ 25,700
                                                            ========  ========

                  CITIZENS BANCORPORATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      JUNE 30, 1998 AND DECEMBER 31, 1997

(1) BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q

The consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited but include all adjustments (consisting only of normal recurring adjustments) which Citizens Bancorporation, Inc. and subsidiary (the Company) considers necessary for a fair presentation of financial position and results of operations for those periods. The consolidated statements of earnings for the six months ended June 30, 1998 are not necessarily indicative of the results that will be achieved for the entire year.

(2) SUBSEQUENT EVENTS

The Company made distributions to stockholders aggregating $3,970,000 ($158.80 per share) through June 30, 1998 so that the stockholders could make the necessary 1997 and 1998 actual and estimated income tax payments.

On September 2, 1998, the Company entered into a definitive merger agreement with Gold Banc Corporation. Inc. for a stock-for-stock/tax-free transaction valued at approximately $56 million. Gold Banc Corporation, Inc. had total assets of $567 million, deposits of $455 million and loans of $368 million at March 31. 1998. The completion of the merger is contingent upon regulatory and shareholder approval.

                                    ANNEX A
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

This Amended and Restated Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of October 5, 1998, by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold"), GOLD BANC ACQUISITION CORPORATION IX, INC., a Kansas corporation ("Sub") and CITIZENS BANCORPORATION, INC., an Oklahoma corporation ("Company").

Witnesseth:

Whereas, the Boards of Directors of Gold, Sub and Company have approved and deem it advisable and in the best interests of their respective companies and stockholders that Gold and Company become affiliated through the merger of Company with and into Sub in the manner hereinafter set forth (the "Merger"); and

Whereas, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Now, Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                               The Company Merger

1.1 The Company Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time (as hereinafter defined), Company shall be merged with and into Sub and the separate existence and corporate organization of Company shall thereupon cease and Sub and Company shall thereupon be a single corporation. Sub shall be the surviving corporation in the Merger and the separate corporate existence of Sub shall continue unaffected and unimpaired by the Merger.

1.2 Effective Time of the Company Merger. On the Closing Date (as hereinafter defined), the proper officers of Company and Sub shall execute and acknowledge appropriate certificates of merger that shall be filed as soon as possible following the closing, but not later than the first business day following the closing with (i) the Kansas Secretary of State in accordance with the Kansas General Corporation Code (the "KGCC") and (ii) the Oklahoma Secretary in accordance with the Oklahoma General Corporation Act (the "OGCA"). The Merger shall become effective upon filing the last of the certificates of merger with the Kansas Secretary of State or the Oklahoma Secretary of State (the "Effective Time"). The closing shall be on a day (the "Closing Date") occurring no later than forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the last of the conditions to the consummation of the Merger specified in Articles VII and VIII of this Agreement at 10:00 a.m. at the offices of Gold, located at 11301 Nall Avenue, Leawood, Kansas, which day shall be specified by notice from Gold to Company (such notice to be at least five (5) days in advance of such Closing Date), or on such other date and at such other place and time as the parties hereto may mutually agree. The parties shall use their best efforts to cause the Closing Date to occur on or before November 30, 1998.

1.3 The Articles of Incorporation. The Articles of Incorporation and Bylaws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and Bylaws of the surviving corporation from and after the Effective Time until amended as provided by law and the officers and directors of Sub shall continue as the officers and directors of the surviving corporation from and after the Effective Time.

1.4 Effect of Company Merger. Subject to the laws of Kansas and Oklahoma, at the Effective Time (a) Sub shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of Company and all obligations belonging to or due each of Company and Sub shall be vested in Sub without further act or deed; (b) title to any real estate or any interest therein vested in Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and (d) Sub shall be liable for all the obligations of Company, and any claim existing, or action or proceeding pending, by or against either of Company or Sub, may be prosecuted to judgment with the right of appeal, as if the Merger had not taken place.

1.5 Further Assurances. If at any time after the Effective Time, Sub shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in Sub the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company shall, and will be authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Sub, and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE II

                        Provisions of Merger Transaction

2.1 Effect of Merger on Sub Stock. At the Effective Time, each share of common stock, $1.00 par value per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Merger.

2.2 Conversion of the Company Common Stock in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

  (a) Each share of common stock, $1.00 par value per share of the Company ("Company Common Stock"), that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any subsidiary of the Company other than as trustee, fiduciary, nominee or in some similar capacity shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefore;

  (b) The following definitions are relevant in determining the conversion of each outstanding share of Company Common Stock:

    (i) The "Average Gold Price" shall equal $15.00;

    (ii) The "Average Gold Future Price" shall equal the average of the closing price of Gold Common Stock for the ten trading days preceding the closing date.

    (iii) "Stockholders' Equity" shall equal total capital, surplus undivided profits and year-to-date earnings, excluding FASB 115 adjustments to "available for sale" securities.

    (iv) The "Aggregate Company Value" shall equal: (A) the product of (w) the Stockholders' Equity of the Company on the Closing Date, as determined on the basis of the June 30, 1998 financial statements of the Company previously delivered to Gold, and after adjustments for retained income subsequent to June 30, 1998 and increases for any loan loss reserves greater than $1,591,847, (x) multiplied by 3.03; plus (B) $1,725,500, plus, (C) the greater of zero or the product of (y) the Average Gold Future Price minus 15 (z) multiplied by the quotient of 850,000 divided by the Average Gold Future Price.

    (v) The "Common Per Share Amount" shall equal the Aggregate Company Value divided by 25,000;

  (c) Each outstanding share of Company Common Stock, shall be converted into that fraction of a share (rounded to the nearest one/one-thousandth of a share) of Gold Common Stock, as defined in Section 3.6 below, equal to the quotient derived from dividing the Common Per Share Amount by the Average Gold Price (the "Common Stock Conversion Ratio").

2.3 Exchange of Certificates.

(a) Gold, on behalf of Sub, shall make available to Exchange National Bank and/or to Midwest Capital Management, Inc., which are hereby designated as exchange agents (the "Exchange Agents"), in trust for the benefit of holders of shares of Company common stock, at or prior to the Effective Time, such number of shares of Gold Common Stock as shall be issuable to the holders of Company Common Stock in accordance with Section 2.2 hereof. As soon as practicable after the Closing Date, Gold, on behalf of the Exchange Agents, shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Common Stock. The Gold Common Stock into which the Company Common Stock is being converted in accordance with Section 2.2(c) hereof may be delivered to a brokerage account established at Midwest Capital Management, Inc. for each stockholder of the Company; provided, however, that definitive stock certificates for shares of Gold Common Stock will be issued by the Exchange Agents and delivered to each Company stockholder that requests such certificates.

(b) Notwithstanding any other provision herein, no fractional shares of Gold Common Stock and no certificates or script therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Common Stock to which a holder of Company Common Stock would otherwise be entitled under
Section 2.2 hereof shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the Effective Time and upon the surrender of such stockholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the Average Gold Price. Gold, on behalf of Sub, shall make available to the Exchange Agent, as required from time to time, any cash necessary for this purpose.

2.4 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

2.5 Dividends. No dividends or other distributions that are declared after the Effective Time with respect to Gold Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company stockholders entitled to receive certificates representing Gold Common Stock until such stockholders surrender to the Exchange Agent their certificates representing Company Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Gold Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the stockholder in whose name the certificates representing such Gold Common Stock shall be issued any dividend on such Gold Common Stock that shall have
(a) a record date subsequent to the Effective Time and prior to such surrender and (b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends.

2.6 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to the Company's stockholders pursuant to the OGCA, any shares of Company Common Stock held by a person who objects to the Merger, whose shares of Company Common Stock were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the OGCA concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Company Common Stock and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Company Dissenting Shares") shall not be converted pursuant to Section 2.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to the OGCA, including, if applicable, any costs determined to be payable by Sub or the Company to the holders of the Company Dissenting Shares pursuant to the OGCA. Notwithstanding the foregoing, as set forth hereinafter, the obligation of Gold to close on this transaction is contingent upon the total required cash payments due Company's stockholders totaling less than 5% of the total consideration being provided by Gold as consideration for this Merger.

2.7 Adjustments. If at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of Gold Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Common Stock Conversion Ratio shall be adjusted on a pro rata basis.

                                  ARTICLE III

                 Representations and Warranties of Gold and Sub

Except as set forth on the Gold Disclosure Schedule attached hereto, Gold and Sub, jointly and severally, hereby represent and warrant to the Company and the Stockholders of the Company as follows:

3.1 Organization and Authority.

(a) Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.

(b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sub has the corporate power to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by its Board of Directors and by Gold as the sole stockholder of Sub.

3.2 Authority. Gold has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby with the exception of Gold stockholder approval as contemplated by Section 3.3 below. The execution, delivery and performance of this Agreement, and the consummation by Gold of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Gold. This Agreement has been duly executed and delivered by Gold, and assuming due execution and delivery by Company, constitutes a valid and binding obligation of Gold, enforceable against Gold in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

3.3 Gold Stockholder Approval. The Board of Directors of Gold will direct that this Agreement and the transactions contemplated hereby be submitted to Gold's stockholders for approval at a special meeting of such stockholders and, except for approval of this Agreement by the majority of the outstanding shares of Gold Common Stock entitled to vote with respect to such matter, no other stockholder action is necessary to consummate the transactions contemplated hereby.

3.4 No Violations. Subject to approval by the appropriate regulatory agencies, the execution, delivery and performance of this Agreement by Gold and Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Gold or any subsidiary of Gold or to which Gold or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the Articles of Incorporation, or Bylaws of Gold or any subsidiary of Gold or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Gold or any subsidiary of Gold under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Gold or any subsidiary of Gold is a party, or to which any of their respective properties or assets may be bound or affected.

3.5 Consents. Except for approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gold of the Merger or the other transactions contemplated by this Agreement.

3.6 Capital Stock of Gold. Gold has authorized capital stock consisting of (a) 25,000,000 shares of common stock, $1.00 par value ("Gold Common Stock"), of which 11,124,801 shares were issued and outstanding on August 21, 1998, (b) $28.75 Million of 8.75% Junior Subordinated Deferrable Interest Debentures and
(c) 25,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Gold Common Stock are validly issued, fully paid and non-assessable. Holders of Gold Common Stock do not have any preemptive rights with respect to the issuance of additional authorized shares of Gold Common Stock.

3.7 Government Regulation. Gold and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Gold and its subsidiaries have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

3.8 Financial Statements. The consolidated balance sheets of Gold as of December 31, 1997, the consolidated statement of earnings for the year ended December 31, 1997, and all related schedules and notes to the foregoing, all of which have been delivered to Company, have been audited by KPMG Peat Marwick LLP, independent certified public accountants. All of the foregoing financial statements, together with the unaudited financial statements of Gold dated as of June 30, 1998 and for the period then ending, have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes in financial position of Gold as of their respective dates and for the periods indicated. From June 30, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of Gold.

3.9 SEC Reports. Gold's Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission and all subsequent reports and proxy statements filed by Gold thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such Report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by Gold pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 which has not been filed. Gold has delivered to Company the Form 10-K for the fiscal year ended December 31, 1997 and unaudited financial statements for the six months ended June 30, 1998.

3.10 Status of Gold Common Stock to be Issued. The shares of Gold Common Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and non-assessable, and registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "Securities Act").

3.11 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or any subsidiary of Gold or the right to carry on or conduct their business, nor are there to the best knowledge of Gold any grounds therefor, which, if adversely determined, would have a material adverse effect on the business, operations, properties or financial condition of Gold. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Gold, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

3.12 Taxes. Gold and Sub have timely filed all federal, state and local tax returns required to be filed by them, and have timely paid and discharged any taxes due in connection with all such tax returns. To the best knowledge of Gold, the liability for taxes set forth on each such tax return adequately reflects the taxes due with respect to such returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise any deficiency or claim for additional taxes against Gold or Sub or any subsidiary of Gold. Neither Gold nor Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any of the assets of Gold or Sub or any subsidiary of Gold.

3.13 Defaults. Neither Gold nor any of its subsidiaries is in material breach or material default under any material agreement or commitment to which Gold or any of its subsidiaries is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with Gold's or any of its subsidiaries' extension of credit; and, to their knowledge, there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

3.14 Information Supplied. Gold will ensure that none of the information supplied or to be supplied by Gold and Sub for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 10.1) will, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "SEC") and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the proxy statements of Gold and the Company will, at the date of mailing to the respective stockholders of the Company and Gold and at the time of the respective meetings of the stockholders of the Company and Gold to be held in connection with the Merger, contain any untrue statement of a material fact or omit to have stated a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Company.

3.15 Absence of Adverse Agreements. Neither Gold nor Sub nor any other subsidiary of Gold is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a material adverse effect on the financial condition, results or operations, assets, business or prospects of Gold or Sub or any subsidiary of Gold, taken as a whole.

3.16 Broker's Fees. Neither Gold nor Sub nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   Representations and Warranties of Company

Except as set forth on the Company Disclosure Schedule hereto, Company hereby represents and warrants to each of Gold and Sub as follows:

4.1 Organization and Good Standing.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The conduct of Company's business and the ownership of its properties do not require Company to qualify as a foreign corporation in any jurisdiction except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and its subsidiary.

(b) Company has one subsidiary, Citizens Bank of Tulsa (the "Bank"), which is an Oklahoma banking corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with the corporate power and authority to carry on its business as it is now being conducted. Bank is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and/or Bank.

4.2 Authority. Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby with the exception of Company stockholder approval as contemplated by Section
4.3 below. The execution and delivery of this

Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and assuming due execution and delivery by Gold, constitutes a valid and binding obligation of Company, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

4.3 Company Stockholder Approval. The Board of Directors of Company will direct, that this Agreement and the transactions contemplated hereby be submitted to Company's stockholders for approval at a special meeting of such stockholders and, except for approval of this Agreement by the majority of the outstanding shares of Company Common Stock entitled to vote with respect to such matter, no other stockholder action is necessary to consummate the transactions contemplated hereby.

4.4 No Violations. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, the execution, delivery and performance of this Agreement by Company do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company or Bank or to which Company or Bank (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the Articles of Incorporation, Bylaws of Company or Bank or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Company or Bank under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or Bank is a party, or to which any of their respective properties or assets may be bound or affected.

4.5 Consents. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the Merger or the other transactions contemplated by this Agreement.

4.6 Capitalization. Company has authorized capital stock consisting of 50,000 shares of common stock, par value $1.00 per share, of which 25,000 shares are issued and outstanding, and no shares held as treasury stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Company to issue or sell any additional shares of Company Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of Company Common Stock. The authorized capital stock of Bank consists of 125 shares of common stock, $8,000.00 par value per share ("Bank Stock"), of which 125 shares have been duly and validly issued, are fully paid, and, are owned directly by Company. Such shares are free and clear of all liens, encumbrances, equities or claims. There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating Company or Bank to issue or sell any additional shares of Bank's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of Bank.

4.7 Government Regulation. Company and Bank hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Company and Bank have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

4.8 Financial Statements. The Company has previously delivered to Gold and Sub balance sheets for the Company as of June 30, 1998, December 31, 1997 and December 31, 1996, the statements of earnings for the period ended June 30, 1998 and for the years ended December 31, 1997 and December 31, 1996, the balance sheet and statement of earnings for the Bank as of June 30, 1998 and for the period then ending, and all related schedules and notes to the foregoing (collectively the "Company Financial Statements"). Although such statements have not been certified as of the date hereof by independent certified public accountants, the Company Financial Statements have been prepared (except for the absence of notes thereto) in accordance with generally accepted accounting principles and practices required by applicable bank regulatory agencies that were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Company or the Bank, as applicable, as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with regulatory accounting principles whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of Company as of June 30, 1998, or incurred since June 30, 1998, in the ordinary course of business.

4.9 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses, nor are there to the best knowledge of Company any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of Company or Bank. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Company, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement. The Company agrees to advise Gold and Sub if at any time between the date hereof and the Effective Time, any legal proceeding as described in this paragraph is initiated or, to the best knowledge of Company, threatened.

4.10 Title to Assets. Except for securities pledged to secure public funds deposits or subject to customer repurchase agreements entered into in the ordinary course of business, and leased property discussed below, Company and Bank have good and marketable title to and possession of all of their respective real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except for other real estate owned and except as reflected on their respective financial statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by Company and Bank. The real and personal properties and assets held under lease by Company and Bank are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by Company and Bank. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

4.11 Undisclosed Liabilities. As of the date hereof, neither Company nor Bank have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with regulatory accounting principles that is not reflected or reserved against in the Company Financial Statements or was not incurred in the ordinary course of their business.

4.12 Taxes. The Company and Bank have timely filed all tax returns required to be filed by them, and the Company and Bank have timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Company's knowledge, threatening to assert against Company or Bank any deficiency or claim for additional taxes. Neither the Company nor Bank has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. There are no tax liens on any assets (excluding OREO properties) of the Company or Bank. Neither the Company nor Bank has received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency.

4.13 Contracts. Neither Company nor Bank is party to or bound by any:

  (a) employment contract or letter or other writing or oral agreement relating to employment;

  (b) bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Plans referenced in Section 4.16 hereof;

  (c) material lease or license with respect to any property, real or personal, whether Company or Bank is landlord or tenant, licensor or licensee, involving a liability or obligation of Company or Bank as obligor in excess of $5,000 on an annual basis;

  (d) agreement, contract or indenture relating to the borrowing of money by Company or any subsidiary, excluding deposit obligations, obligations under certificates of deposit, letters of credit, items in the process of collection, commitments to loan or discount, endorsements made for collection and guarantees made in the ordinary course of business;

  (e) agreement with any present or former officer, director or stockholder of Company or Bank; or

  (f) other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of Company or Bank or which involve a payment by Company or Bank of more than $5,000 on an annual basis.

4.14 Regulatory Reports; Examinations. Company and Bank have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Company and Bank, no Governmental Entity has initiated any proceeding or, to the best knowledge of Company, investigation into the business or operations of Company or Bank. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of Company or Bank. Company has made available to Gold all reports of examinations conducted by any Governmental Entity with respect to Company and/or Bank, during the preceding three (3) years. Company will also make available to Gold and Sub any subsequent reports of examination received from any Government Entity between the date hereof and the Effective Time.

4.15 Conduct. From June 30, 1998 until the date hereof:

  (a) There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank or in the relationship of Company or Bank with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships ("Material Adverse Effect").

  (b) The business affairs of Company and Bank have been conducted and carried on only in their ordinary and regular course of business, and Company and Bank have not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts included on the Company Disclosure Schedule and those incurred pursuant to commitments permitted hereby.

  (c) Neither Company nor Bank have entered into any employment contract or agreement of any nature with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures.

4.16 Compliance with ERISA. Neither Company nor Bank has established, maintained or contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the plans listed on the Company Disclosure Schedule (collectively, the "Plans"). A true and accurate copy of each of the Plans, any related trust agreements and each of the amendments thereto has been provided to Gold together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plans for the three most recent years ending on or before the date hereof. To Company's knowledge as sponsor of the Plans, the Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.16, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Plans or of Company or Bank, either as of the Effective Time or upon discovery of the noncompliance. To Company's knowledge as sponsor of the Plans, all required contributions to the Plans through the date hereof have been made. To Company's knowledge, Company and Bank (each with respect to the Plans), as well as the Plans, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, as of the date hereof, other than for the payment of benefits in the ordinary course.

4.17 Defaults. Neither Company nor Bank is in material breach or material default under any material agreement or commitment to which the Company or Bank is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or Bank's extension of credit; and to Company's knowledge, there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

4.18 Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by Company and Bank have been delivered or made available to Gold. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid and enforceable policies. To the best knowledge of Company, the insurance policies to which Company or Bank are parties are sufficient for compliance with all material requirements of law and all material agreements to which Company or Bank are parties and will be maintained by Company and Bank until the Effective Time. Neither Company nor Bank has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

4.19 Absence of Adverse Agreements. Neither the Company nor Bank is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or is reasonably likely to result in a Material Adverse Effect on the financial condition, results of operations, assets, business or prospects of the Company or Bank, taken as a whole.

4.20 Internal Controls and Records. The Company and Bank maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. The Company has furnished to Gold all of Company's and Bank's written internal policies and procedures that are identified on the Company Disclosure Schedule.

4.21 Loans. (a) Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Company or Bank or banking regulators except as previously disclosed to Gold; (b) neither Company nor Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Company or Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; (c) to the best knowledge of Company neither Company nor Bank is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority.

4.22 Environmental Laws. To the best knowledge of the Company: (i) the operations of Company and Bank comply in all material respects with all applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by Company or Bank nor the operation of the business of any of such entities violates in all material respects any applicable federal, state or local environmental statute or regulation; (ii) none of the operations of Company or Bank is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which the Company or Bank may be liable; (iii) none of the operations of nor any of the properties owned by Company or Bank is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source; (iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has the Company or Bank stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by Company or Bank; (v) there are no underground storage tanks now or heretofore located on any real property owned by Company or Bank; (vi) neither Company nor Bank has ever been notified by either a federal, state or local governmental authority, or any private party, that Company or Bank is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. (S)(S) 9601, et seq. or any corresponding state law.

Gold may obtain at its option and expense an environmental audit of all properties and assets of Company and Bank whether directly owned or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should Gold choose to pursue it, and if Gold determines in its sole discretion that such environmental audit reflects the potential of a material environmental problem with respect to any of the properties or assets of Company or Bank, then Gold may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 9.1 hereinafter.

4.23 Broker's Fees. Neither Company nor Bank nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

4.24 Labor Matters. To the best knowledge of Company, (a) Company and Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Company or Bank pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting Company or Bank; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Company or Bank; and
(e) neither Company nor Bank is experiencing any material work stoppage.

4.25. Information Supplied. None of the information supplied or to be supplied by Company or Bank for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statements of Gold and the Company will, at the date of mailing to the respective stockholders of Gold and the Company and at the times of the respective meetings of stockholders of Gold and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Gold or Sub.

4.26 Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Company or Bank to Gold in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                              Covenants of Company

5.1 Affirmative Covenants of the Company. Unless the prior written consent of Gold shall have been obtained, and which consent will be given or denied within five (5) business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall and shall cause Bank to (i) operate its business only in the usual, regular, and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; (iii) maintain as valid and enforceable all policies of insurance as referenced in Section

4.18 herein; and (iv) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby, (b) would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (c) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

5.2 Negative Covenants of the Company. Except as specifically permitted by this Agreement or as disclosed on the Company Disclosure Schedule, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to commit to do, or permit Bank to do or agree to commit to do, any of the following without the prior written consent of Gold, which consent shall not be unreasonably withheld and which consent will be given or denied within three
(3) business days of receipt of written request for such consent:

  (a) make any single loan (or series of loans to the same or related entities or persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related entities or persons) in an amount greater than $500,000.00 other than renewals of existing loans or commitments to loan;

  (b) purchase or invest in any securities, other than U.S. government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two years from the date of purchase;

  (c) amend or adopt any employee benefit plan or grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such directors, officers or employees of Company or Bank under any pension plan or other contract or commitment except for merit increases in accordance with past practices;

  (d) make any capital expenditure or enter into any material contract or commitment (except loan commitments as permitted in Subparagraph (a) of this Section 5.2); involving an obligation or commitment in excess of $15,000 or engage in any transaction not in their usual and ordinary course of business and consistent with past practices;

  (e) except as set forth in Section 7.6 hereinafter, declare or pay any dividend or make any other distribution in respect of any capital stock of Company or Bank, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company or Bank;

  (f) amend the Articles of Incorporation or Bylaws of either of the Company or Bank or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of Company or Bank;

  (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to Section 5.2(a);

  (h) enter into any new line of business;

  (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to Company or Bank, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

  (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

  (k) change its methods of accounting in effect on the date hereof, except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles;

  (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of any of its material assets or properties;

  (m) file any application to relocate or terminate the operations of any banking office;

  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

  (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or Bank is a party or by which the Company or Bank or their respective properties is bound; or

  (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director or officer of the Company or Bank without giving Gold five (5) days' notice in advance of the Company's or Bank's approval of such loan or extension of credit or commitment relating thereto.

  (q) cause, or allow, on the Closing Date, the reserve for loan and lease loss of Bank to be less than $1,591,847 or the total indebtedness of the Company to exceed $887,500, as determined on the basis of the June 30, 1998 financial statements of the Bank and the Company delivered to Gold.

5.3 Inspection. Between the date hereof and the Closing Date and upon reasonable notice, Gold and its authorized representatives shall be permitted full access during regular business hours to all properties, books, employees, records, contracts and documents of Company and Bank. The Company shall furnish to Gold and its authorized representative all information with respect to the affairs of Company and Bank as Gold may reasonably request.

5.4 Financial Statements and Call Reports. From and after the date hereof through the Closing Date, Company shall deliver to Gold monthly reports of condition and income statements of Bank and shall deliver to Gold copies of the call reports for Bank as filed with any regulatory agency promptly after such filing.

5.5 Right to Attend Meetings. Company and Bank shall allow a representative of Gold to attend as an observer all meetings of the Board of Directors of Company and Bank and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of Company or Bank officials at which policy is being made; provided, however, that representatives of Gold shall not be allowed to attend any meeting or portion of any meeting at which Company or Bank officials discuss this Agreement and the transactions contemplated hereby. Company and Bank shall give reasonable notice to Gold of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Company and Bank shall provide to Gold all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of Company or Bank.

5.6. Data Processing. Prior to the Effective Time the Company shall cooperate with Gold in taking those planning actions necessary to be in a position to convert its data processing procedures and formats to procedures and formats used by Gold as soon as practicable after the Effective Time. All such data processing conversion shall be at Gold's expense. Gold shall provide such assistance and consultation as Company may reasonably require in such planning process.

5.7 No Solicitation. Neither Company nor Bank nor any affiliates, associates, agents, or others acting for or on behalf of Company or Bank shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial adviser, person, or other entity or group (other than (a) Gold, Sub, an affiliate or associate of Gold or Sub or an officer, employee or other authorized representative of Gold, Sub or such affiliate or associate or (b) the Company's counsel, accountants and financial adviser solely for use in connection with the transactions contemplated hereby) relating to any (i) liquidation, dissolution, recapitalization, merger or consolidation of the Company or Bank, (ii) sale of a significant amount of assets of the Company or Bank, (iii) purchase or sale of shares of capital stock of the Company or Bank, or (iv) any similar transactions involving Company or Bank, other than the transactions contemplated by this Agreement. Company shall immediately cease and cause to be terminated any and all such contacts and negotiations with respect to any such transaction. Company shall immediately inform Gold and Sub of any inquiry, proposal or request for information (including the terms thereof and the person making such inquiry) which it may receive in respect of such a transaction.

5.8 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Company agrees to use its reasonable best efforts to cooperate with Gold in Gold's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

5.9 Information. Company shall provide such information and answer such inquiries as Gold may reasonably request or make concerning the subject matter of the representations and warranties of Company herein.

5.10 Tax Free Reorganization Treatment. Company shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code.

5.11 Accounting Matters. Neither the Company nor any of its "affiliates" (for purposes of pooling of interests accounting treatment) shall take or cause to be taken any action, whether before or after the Effective Time, that would prevent the accounting for the transactions contemplated by the Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                                   ARTICLE VI

                           Covenants of Gold and Sub

6.1 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Gold and Sub agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within thirty (30) days from the date hereof or as soon thereafter as is reasonably possible. Gold and Sub shall provide to Company's counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

6.2 Information. Gold and Sub shall provide such information and answer such inquiries, as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold and Sub herein.

6.3 Tax Free Reorganization Treatment. Neither Gold nor Sub shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code.

6.4 Employee Benefits. Employees of Company or Bank shall be eligible to participate in all Gold employee welfare benefit plans in accordance with their terms, and for such purpose all service of such employees with the Company and Bank shall be counted as service with Gold.

6.5 Registration Rights Agreements. Gold will properly execute and date as of the Closing Date the registration rights agreement, in substantially the form of Exhibit 8.8 attached to this Agreement (the "Registration Rights Agreement").

6.6 Ordinary Course. Gold and Sub shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

6.7 Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of NASDAQ, Gold and Sub shall not amend in any material respect their respective articles of incorporation, by-laws or other governing documents.

6.8 Acquisitions. Other than acquisitions in existing or related lines of business of Gold the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $56,000,000 per acquisition and other than pending acquisitions, Gold, shall not, and shall not permit its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing subsidiaries of Gold or (y) the creation of new subsidiaries of Gold organized to conduct or continue activities otherwise permitted by this Agreement.

                                  ARTICLE VII

                   Conditions Precedent to Gold's Obligations

The obligations of Gold and Sub to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold or Sub may waive in writing:

7.1 Representations, Warranties and Covenants. All representations and warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement and except to the extent that any such representation or warranty is made solely as of a specified date. Company shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date and Gold shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the foregoing effect.

7.2 Material Actions; Debts or Defaults. On the Closing Date, there shall not be: (i) except as set forth on the Company Disclosure Schedule, any actions, suits, claims, demands or other proceedings or investigations, either judicial or administration, pending or, to the knowledge of Company or Bank, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses that, if adversely determined, would have a Material Adverse Effect; (ii) any debt, liability or obligation of Company or Bank (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in ordinary course of their respective businesses; or (iii) any material breach or material default of Company or Bank under any material agreement or commitment to which either is a party.

7.3 Adverse Changes. From the date hereof to the Closing Date, there will have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank, and taking into account for this purpose the proceeds of any applicable insurance.

7.4 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Gold shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule, and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or be unduly burdensome to Gold.

7.5 Litigation. At the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold reasonably believes could reasonably result in restraining, enjoining or prohibiting the consummation of this Agreement.

7.6 Financial Measures. The parties agree that prior to the Closing Date, the Company may make a dividend distribution to its stockholders subject to the limitation that such distribution shall not exceed the federal and state income taxes payable by the stockholders of the Company on the consolidated earnings of Bank and Company for the period from July 1, 1998 through the earlier of September 30, 1998 or Closing Date; provided, however, that for purposes of determining the amount of tax payable by the Company's stockholders on such earnings, the combined federal and state income tax shall not exceed 40%.

7.7 Approval by Stockholders. The stockholders of the Company and Gold shall have duly approved this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law, the NASDAQ Rules and the respective Articles of Incorporation and bylaws of the Company and Gold.

7.8 Tax Representations. Each stockholder of Company owning more than 10% of the outstanding Company Common Stock shall have made those representations reasonably requested by counsel and necessary to enable them to render the opinion described in Section 7.11 hereof.

7.9 Affiliate Agreements. Each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company and Bank at the time this Agreement is submitted to approval of the stockholders of the Company and Bank shall deliver to Gold a letter in substantially the form set forth in Exhibit 7.9 (the "Affiliate Letter").

7.10. Satisfactory Due Diligence. Representatives of Company and Bank have cooperated with Gold, Sub and representatives of Gold and Sub in conducting its due diligence in accordance with the terms of Section 5.3 above.

7.11 Federal Tax Opinion. Gold shall have received an opinion of Blackwell Sanders Peper Martin LLP, counsel to Gold ("Gold's Counsel"), in form and substance reasonably satisfactory to Gold, dated the Closing Date, stating that the Merger will be treated as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

7.12 Opinion of Counsel. Gold shall have received an opinion of Crowe & Dunlevy, ("Company's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Gold covering the matters set out in Exhibit 7.12 hereto.

7.13 Qualification for Pooling-of-Interest Treatment. Gold shall have received an opinion from KPMG Peat Marwick LLP that this transaction will qualify for pooling-of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold hereunder and absence of any capital transactions involving any parties hereto) have been met.

                                  ARTICLE VIII

                       Conditions Precedent to Obligation
                              of Company and Bank

The obligations of Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Company may waive in writing:

8.1 Representations, Warranties and Covenants. All representations and warranties of Gold and Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made solely as of a specified date, and Gold shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date, and Company shall have received a certificate signed by an executive officer of Gold, dated the Closing Date, to the foregoing effect.

8.2 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule.

8.3 Litigation. There shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Company believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

8.4 Approval by Stockholders. The stockholders of the Company and Gold shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable requirements of law, the NASDAQ Rules and the respective Articles of Incorporation and Bylaws of the Company and Gold.

8.5 Adverse Changes. From the date of this Agreement to the Closing Date, there will have been no material adverse change in the financial condition, properties, assets, liabilities, rights, business or prospects of Gold.

8.6. Federal Tax Opinion. The Company shall have received, at Gold's expense, an opinion of Gold's Counsel, addressed to the Company and its stockholders in form and substance reasonably satisfactory to the Company and Company's Counsel, dated the Closing Date, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code and that to the extent Company stockholders receive solely Gold Common Stock in exchange for shares of Company Common Stock, such holders of Company Common Stock will receive "tacked" holding periods and will incur no income tax liability.

8.7. Opinion of Counsel. Company shall have received, at Gold's expense, an opinion of Gold's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Company, covering the matters set out in Exhibit 8.7 hereto.

8.8 Registration Rights Agreement. The Company shall have received the Registration Rights Agreement properly executed and dated as of the Closing Date.

                                   ARTICLE IX

                   Termination of Agreement; Indemnification

9.1 Basis for Termination. Notwithstanding any other provision of this Agreement, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

  (a) by mutual consent in writing of the parties hereto; or

  (b) by Gold upon written notice to Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or would be unduly burdensome to Gold; or

  (c) by Gold upon written notice to Company, in the event that the Board of Directors of the Company shall (i) have failed to recommend to its stockholders the approval of the Merger and the transactions contemplated by this Agreement, to the exclusion of any other tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of the Company or Bank or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company or Bank (an "Acquisition Proposal"), or (ii) have resolved not to recommend to its stockholders the approval of the Merger, or (iii) have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the assets of the Company or Bank, or (iv) failed to call and hold a special stockholders' meeting of the Company for purposes of voting on the approval of the Merger and the transactions contemplated hereby; or

  (d) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event the stockholders of Gold fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby; or

  (e) by Gold or Company in the event the stockholders of the Company fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby; or

  (f) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if the other party has materially breached this Agreement and has not cured such breach within the earlier of
  (i) 10 days after the nonbreaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date; or

  (g) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) upon written notice to the other of any other condition imposed for the benefit of the notifying party, other than the approval of stockholders of the other entity, that shall not have been satisfied or waived prior to the Closing Date; or

  (h) by either Gold or Company if the Closing Date shall not have occurred by December 31, 1998, unless Gold and Company agree in writing to extend such deadline; provided that the terminating party is not then in material breach of this Agreement; or

As used in this Section 9.1, actions contemplated as being taken by Gold or the Company must be taken by their respective Board of Directors.

9.2 Effect of Termination. Except as provided in Sections 11.1(b) and (d), in the event of termination of this Agreement for any reason set forth in Sections
9.1 (a), (b), (d) or (g), no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof.

In the event Gold and Sub have performed all of their obligations hereunder and all conditions precedent to the obligation of Company to close have been met or waived in writing by Company, but Company fails or otherwise refuses to close, then Gold shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Gold from also pursuing an action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold hereunder or by law are cumulative.

In the event Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Gold and Sub fail or otherwise refuse to close, then Company shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Company from also pursuing an action to recover any and all damages resulting from the default by Gold and Sub hereunder. All remedies available to Company hereunder or by law are cumulative.

9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company and Gold, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

9.5 Indemnification by Company. The Company agrees to indemnify and hold harmless Gold, Sub and the officers, stockholders and directors of each such entity from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation in defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any breach of the representations, warranties and/or covenants of the Company set forth herein.

9.6 Indemnification by Gold. Gold agrees to indemnify, defend and hold harmless Company and the Bank, and the stockholders, directors, officers, employees, agents and representatives of each such entity, from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by Company (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments, liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against Company or its stockholders, with respect to or arising out of any breach of the representations, warranties and covenants of Gold and Sub set forth herein.

9.7 Limitations on Indemnification. Notwithstanding anything herein contained to the contrary, no person shall be entitled to indemnification under the provisions of this Agreement: (i) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail, (ii) unless the total aggregate claims for indemnification have exceeded $50,000.00 and (iii) to the extent that the aggregate amount of all indemnification liability under Section 9.5 or Section 9.6, as applicable, exceeds the total value of consideration provided (as of the Closing Date) by Gold and Sub under Section 2.2 in exchange for Company Common Stock.

9.8 Procedure for Indemnification. If a party hereto becomes aware of an event which gives rise to a claim for indemnification hereunder, such party shall give the other party prompt notice of any such action, claim, liability, assessment or notice of deficiency received by such party which might result in any liability under this provision. Further, any party who may claim a right of indemnification hereunder agrees to refrain from paying, settling or compromising any such claim for which indemnification may be sought without giving notice of same to the other party. If the other party wishes to contest or defend such third party claim, then the party against whom the claim was made shall be obligated to cooperate fully with such party in contesting and preserving all rights with respect to such contest; provided, however, that if the other party does not wish to challenge or contest such third party claim, then the party against whom the claim was being made by settle same on terms and conditions it deems to be the most favorable it can be obtained and then asserting the indemnification claim against the other party hereto. When giving a notice under this provision, a party may specify a time for a response from the other party as to whether such other party wishes to contest or defend such third party claim. Such deadline for response may be established consistent with the facts and circumstances surrounding the situation. If a party hereunder claims indemnification for a claim other than a third party claim, the party seeking indemnification shall notify the indemnifying party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. To the extent a party is deemed to have ultimately been responsible for indemnification, then interest shall be deemed to accrue on the unpaid amount of indemnification obligation at the prime rate of interest announced from time to time by Exchange National Bank, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on 365 day year.

                                   ARTICLE X

                            Securities Laws Matters

10.1 Registration Statement and Proxy Statement. Gold shall, at Gold's expense (but subject to the terms of Section 11.1 hereinafter) as soon as practicable prepare and file a registration statement on Form S-4 to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Common Stock to be issued in the Merger (the "Registration Statement"). Company, Gold and Sub shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of the Company and Gold and to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). Company, Gold and Sub shall each cause their counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Gold shall not include in the Registration Statement any information concerning Company or Bank to which Company shall reasonably and timely object in writing. Gold, Sub and Company shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter Company and Gold shall distribute the respective Proxy Statement to its stockholders in accordance with applicable laws and the NASDAQ Rules not fewer than 20 business days prior to the date on which this Agreement is to be submitted to its respective stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement, Company and Gold shall mail or otherwise furnish to its stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold, Sub or the Company, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. For a period of at least two years from the Effective Time, Gold shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

10.2 State Securities Laws. The parties hereto shall cooperate in making any filings required under the securities laws of any state in order either to qualify or register the Gold Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

10.3 Publication of Combined Financial Results. Gold will file with the Securities and Exchange Commission a Periodic Report on Form 8K containing financial statements which include no less than 30 days of combined operations of Gold and the Company, ended on a normal closing date, as soon as practicable after the Effective Time unless the first 30 day period of combined operations is reflected in and ends on the normal closing date for an annual report on Form 10K or quarterly report on Form 10Q.

10.4. Affiliates. Certificates representing shares of Gold Common Stock issued to "Affiliates" (as defined in Rules 145 and 405 adopted under the Securities
Act) of the Company pursuant to this Agreement will be subject to stop transfer orders (as reasonably required in connection with Rule

145) and will bear a restrictive legend set out in the Affiliate Letter; provided, however, that following publication of financial results covering at least thirty (30) days of combined operations of Gold and the Company and upon receipt of an opinion of counsel reasonably satisfactory to Gold that a proposed sale, pledge, transfer or other disposition of a specified number of shares of Gold Common Stock by an Affiliate will comply with or will be exempt from the Securities Act, Gold shall, as promptly as practicable after receipt of the stock certificates representing such Affiliate's Gold Common Stock (and in any event within seven (7) business days after such receipt), direct the Transfer Agent for the Gold Common Stock to remove the stock transfer order related thereto and reissue a stock certificate evidencing such shares to the Affiliate with such restrictive legend.

10.5. Indemnification. Gold agrees to indemnify and hold harmless the Company and its stockholders, directors, officers, employees, representatives and agents from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees), whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Gold done or made in connection with the Merger, Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock, except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by the Company or Bank or any employee, officer, director, or stockholder of Company or Bank.

                                   ARTICLE XI

                                 Miscellaneous

11.1 Expenses.

  (a) Except as provided elsewhere in this Agreement and as set forth herein, each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for their own legal and accounting fees and any related costs or charges associated with the negotiation, execution and consummation of this Agreement.

  (b) Notwithstanding the foregoing, it is understood and agreed that the Company shall pay up to an aggregate of $30,000 of the total cost of (i) the certified audit of the consolidated balance sheets of the Company as of December 31, 1996, December 31, 1997 and June 30, 1998 (if required) and the statement of income for the periods then ended and (ii) the preparation and filing of the Registration Statement and the Proxy Statement referenced in Section 10.1 above.

  (c) Notwithstanding the foregoing, if this Agreement is terminated (i) by Gold pursuant to either of Sections 9.1(c) or (e) or (ii) by the Company pursuant to Section 9.1(e), then the Company shall promptly pay Gold as liquidated damages an amount equal to all of the out-of-pocket costs and expenses of Gold, including reasonable costs of counsel and accountants up to but not exceeding $100,000.

  (d) Notwithstanding the foregoing, if this Agreement is terminated by the Company or Gold pursuant to Section 9.1(d), then Gold shall promptly pay the Company as liquidated damages an amount equal to all of the out-of-pocket costs and expenses of the Company, including reasonable costs of counsel and accountants (including amounts the Company is obligated to pay Gold under Section 11.1(b)) up to but not exceeding $100,000.

  (e) In the event this Agreement is terminated for any reason except as set forth in Sections 11.1(c) or (d), the parties shall retain the rights and remedies available to them at law or in equity.

11.2 Parties in Interest. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

11.3 Entire Agreement, Amendments, Waiver. This Agreement contains the entire understanding of Gold, Sub and Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein other than that certain Confidentiality Agreement dated July 22, 1998, between Gold and the Company (the "Confidentiality Agreement") that is hereby reaffirmed and adopted, and incorporated by reference herein, and shall survive the execution and delivery of this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

11.4 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by telefacsimile with a copy thereof transmitted by a nationally recognized overnight delivery service or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

  If to Company:   Citizens Bancorporation, Inc.
                   5120 S. Garnett
                   Tulsa, OK 74146
                   Telephone: (918) 665-2227
                   FAX: (918) 622-3756

  with a copy to:  Michael Stewart, Esq.
                   Crowe & Dunlevy
                   1800 Mid-America Tower
                   20 North Broadway
                   Oklahoma City, OK 73102-8273
                   Telephone: (405) 235-7747
                   FAX: (405) 272-5238

  If to Gold:      Mr. Michael W. Gullion
                   Gold Banc Corporation, Inc.
                   11301 Nall Avenue
                   Leawood, KS 66211
                   Telephone: (913) 451-8050
                   FAX: (913) 451-8004
  with a copy to:  Steven F. Carman, Esq.
                   Blackwell Sanders Peper Martin LLP
                   2300 Main Street, Suite 1000
                   Kansas City, MO 64108
                   Telephone: (816) 983-8153
                   FAX: (816) 983-8080

11.5 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

11.6 Further Acts. Gold, Company and Sub agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

11.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.3, 9.5, 9.6 and 10.3 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

In Witness Whereof, the parties hereto have duly executed this Agreement as of October 5, 1998.

                                          Gold Banc Corporation, Inc.

                                          By: /s/ Michael W. Gullion
                                          Name: Michael W. Gullion
                                          Title: President and Chief Executive
                                           Officer

Attest:

/s/ Keith E. Bouchey
Name: Keith E. Bouchey
Title: Secretary

                                          Gold Banc Acquisition Corporation
                                           IX, Inc.

                                          By: /s/ Michael W. Gullion
                                          Name: Michael W. Gullion
                                          Title: President and Chief Executive
                                           Officer

Attest:

/s/ Keith E. Bouchey
Name: Keith E. Bouchey
Title: Secretary

                                          Citizens Bancorporation, Inc.

                                          By: /s/ E.E. Dillard
                                          Name: Gene Dillard
                                          Title: Chief Executive Officer

Attest:

/s/ Gentry Parker
Name: Gentry Parker
Title: Secretary

                                                                     EXHIBIT 6.5

                          GOLD BANC CORPORATION, INC.
                         REGISTRATION RIGHTS AGREEMENT

This Agreement is made as of             , 1998, by and among Gold Banc
Corporation, Inc., a Kansas corporation ("Gold"), and the affiliates of Citizens Bancorporation, Inc. ("Citizens") who are identified on the signature page to this Agreement (each an "Affiliate" for purposes hereof and, collectively, the "Affiliates").

Whereas, pursuant to that certain Agreement and Plan of Reorganization entered into by and among Gold, Gold Banc Acquisition Corporation IX, Inc., a wholly
owned subsidiary of Gold, and Citizens dated as of August    , 1998 (the
"Merger Agreement"), each share of the issued and outstanding capital stock of Citizens was converted into or exchanged for common stock of Gold, par value $1.00 per share ("Common Stock"), registered on Form S-4 (the "S-4 Registration Statement") under the Securities Act of 1933, as amended (the "Securities
Act"), resulting in the issuance of an aggregate of            shares of Common
Stock (the "Merger Shares"); and

Whereas, the Merger Shares have been registered on the S-4 Registration Statement for issuance pursuant to the Merger Agreement in accordance with Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act, with the result that the Merger Shares received by Affiliates are eligible for resale without registration under the Securities Act in compliance with the conditions set forth in Rule 145(d); and

Whereas, Gold desires to register the Merger Shares received by Affiliates for resale in order to provide additional liquidity during the period that the conditions of Rule 145(d) continue to apply to such shares; and

Whereas, concurrently with the execution of this Agreement the Affiliates are exercising their demand registration rights and the Company has agreed to register the Merger Shares received by Affiliates for resale as described in this Agreement (the "Requested Registration").

Now, Therefore, in consideration of the mutual covenants, conditions, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

Section 1. Definitions. The definitions set forth in the Merger Agreement will apply to terms used in this Agreement. In addition, the following terms shall have the following meanings:

  (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

  (b) "Register," "registered" and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Affiliates notify Gold of their intention to offer Registrable Securities.

  (c) "Registrable Securities" means all of the following to the extent the same have not been sold to the public (i) any and all Merger Shares issued to Affiliates pursuant to the Merger Agreement; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or (iii) stock issued in respect of the stock referred to in (i) or (ii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker in a transaction pursuant to Rule 145(d) or otherwise exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (ii) as to which the registration rights have been terminated pursuant to this Agreement.

  (d) "Rule 144" means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time.

Section 2. Registration. Upon execution of this Agreement, Gold shall use its reasonable efforts to register the Registrable Securities for resale on or before the expiration date of the pooling transfer restrictions outlined in subparagraph E of the Affiliates Letters; provided, however, that Gold shall not be obligated to register the Registrable Securities in any particular state in which Gold would be required to: (i) qualify to do business as a foreign corporation and where it would not otherwise be required to so qualify, (ii) subject itself to taxation in any such jurisdiction, or (iii) execute a general consent to service of process in any such jurisdiction.

The registration of the Registrable Securities pursuant to this Agreement shall not relieve the Affiliates of their respective obligations pursuant to subparagraph E of the Affiliate Letters.

Section 3. Expenses of Registration. In addition to the fees and expenses contemplated by Section 4 hereof, all expenses incurred in connection with the registration pursuant to Section 2 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Gold, and expenses of any special audits of Gold's financial statements incidental to or required by such registration, shall be borne by Gold, except that Gold shall not be required to pay (a) any fees and expenses in excess of $1,500.00 (per amendment or supplement) in order to amend or supplement the registration statement or prospectus to reflect donees or pledges pursuant to Section 4(b) and (b) any underwriters' fees, discounts or commissions relating to the sale of the Registrable Securities. Gold shall not, under any circumstances, be required in connection with a registration hereunder, to (x) conduct any road shows or similar sales efforts for the Affiliates, (y) pay any expenses to Affiliates for any road shows or similar sales efforts, or (z) pay any fees and disbursements of counsel(s) for the Affiliates.

Section 4. Registration Procedures. In the case of the registration effected by Gold pursuant to this Agreement, Gold will keep each Affiliate advised in writing as to the initiation of each registration and as to the completion thereof. At its expense Gold will use reasonable efforts to:

  (a) keep such registration pursuant to Section 2 continuously effective for such reasonable period as necessary to permit the Affiliates to complete the distribution in the manner requested by the Affiliates and described in the registration statement relating thereto, but in no event beyond the date that is one year from the Closing Date of the Merger;

  (b)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act including any supplement or amendment required to name donees or pledgees of Affiliates, and to keep such registration statement effective for the applicable period of time specified in Section 4(a) above;

  (c) furnish such number of prospectuses and other documents incident thereto as an Affiliate from time to time may reasonably request and assist the Affiliates in satisfying their prospectus delivery obligations by furnishing to any national securities exchange, including the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), on which the Registrable Securities are then listed, copies of the prospectus and each amendment or supplement thereto in accordance with Rule 153 under the Securities Act (or any comparable rule then in existence);

  (d) obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

  (e) subject to Section 2(b), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Affiliate reasonably requires, and keep such registration or qualification effective for the applicable period specified in Section 4(a) above;

  (f) cause all Registrable Securities covered by such registrations to be listed on NASDAQ;

  (g) notify each Affiliate promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

  (h) advise each Affiliate, after Gold receives notice or obtains knowledge of the issuance of any order by the SEC suspending the effectiveness of the registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

  (i) use its best efforts to timely file with the SEC all of the reports it is required to file under the Exchange Act as a prerequisite to availability of Form S-3;

  (j) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

  (k) take such other actions as shall be requested by any Affiliate that is reasonably necessary to obtain effectiveness of the registration statement.

Section 5. Registration Covenants of the Affiliates. In consideration of the benefits accruing to them pursuant to this Agreement and in addition to their other obligations set forth in this Agreement, each Affiliate covenants and agrees to:

  (a) cooperate with Gold, its counsel, advisors and other representatives, and comply with all applicable provisions of law (including without limitation the prospectus delivery requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act) in connection with any registration effected pursuant to the provisions of this Agreement;

  (b) promptly provide to Gold, in writing, such information as Gold or its counsel deems necessary or appropriate for inclusion in the registration statement, which information, when given, shall be true and correct in all material respects and shall not omit any information necessary to make the information furnished not misleading;

  (c) execute all questionnaires, custody agreements, powers of attorney or other documents as Gold may reasonably request;

  (d) discontinue sales of Registrable Securities upon notification of any stop order or suspension of the effectiveness of the registration statement;

  (e) notify Gold immediately upon any material change in the plan of distribution or other information concerning such Affiliate described in the prospectus;

  (f) discontinue sales of Registrable Securities and use of the related prospectus following notification by Gold that the registration statement must be amended or supplemented;

  (g) not use any prospectus other than the most recent prospectus related to the registration statement;

  (h) upon presentation of a stock certificate representing Registrable Securities sold under the registration statement, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the Registration Statement; and

  (i) notify Gold of any request by the SEC or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

In the event that any Affiliate fails to comply in any material respect with its obligations pursuant to Sections 5(a) through (c), any Registrable Securities held by such Affiliate may be excluded from the registration statement and all of such Affiliate's rights pursuant to the Agreement shall terminate. In the event that any Affiliate fails to comply in any material respect with its obligations pursuant to Sections 5(d) through (i), all of such Affiliate's rights pursuant to this Agreement shall terminate other than with respect to Registrable Shares then registered on a Registration Statement.

Section 6. Indemnification.

  (a) Gold shall indemnify and hold harmless each Affiliate against any losses, claims, damages or liabilities, joint or several, to which such Affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Gold of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Gold and relating to action or inaction required of Gold in connection with any such registration, and will reimburse each such Affiliate for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that Gold will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on (i) the failure of any Affiliate to comply in any material respect with its obligations pursuant to Sections 5(d) through
  (i) or (ii) any untrue statement or omission based upon information furnished to or requested by Gold by or from any Affiliate for use therein.

  (b) Each Affiliate will, if Registrable Securities held by or issuable to such Affiliate are included in the securities as to which such registration is being effected, indemnify and hold harmless Gold, each of its directors and officers, each person who controls Gold, and each other Affiliate, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) the failure of any Affiliate to comply in any material respect with its obligations pursuant to Sections 5(d) through (i), or (ii) any untrue statement (or alleged statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Gold, each person who controls Gold, such directors or officers, or such Affiliates for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to or requested by Gold by or from such Affiliate specifically for use therein; provided, however, the total amount for which any Affiliate shall be liable under this Section 6(b) shall not in any event exceed the aggregate proceeds received by such Affiliate from the sale of Registrable Securities sold by such Affiliate in such registration.

  (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and unconditional release from all liability in respect of such claim or litigation.

  (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Affiliate shall be obligated to contribute pursuant to this Section 6(d) shall be limited to an amount equal to the proceeds to such Affiliate of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Affiliate has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

  (e) The indemnification provided by this Section 6 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

Section 7. Certificate Legends. Within five (5) business days after a registration statement filed under Section 2 hereof becomes effective, Gold will notify each Affiliate. Upon receipt of such notice, each Affiliate may return its certificate representing the Registrable Securities and request that Gold issue a new certificate in such Affiliate's name free of any restrictive legend relating to compliance with federal securities laws and Gold shall take all reasonable steps to do so; provided, however, that Gold shall only be obligated to remove the legend for that number of Registrable Securities which any Affiliate represents is being sold pursuant to the registration statement.

Section 8. Termination of Rights. All rights of the Affiliates under this Agreement shall terminate at 5:00 P.M. Eastern time on the date one year after the date hereof.

Section 9. Representations and Warranties of Gold. Gold represents and warrants to the Affiliates as follows:

  (a) The execution, delivery and performance of this Agreement by Gold have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other government agency, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Gold or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Gold.

  (b) This Agreement has been duly executed and delivered by Gold and constitutes the legal, valid and binding obligation of Gold, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 10. Miscellaneous.

  (a) Amendments. This Agreement may be amended only by a writing signed by Gold and all of the Affiliates.

  (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

  (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent by facsimile transmission (with written confirmation of successful transmission), by registered or certified mail, postage prepaid, or delivered by hand or by messenger, addressed (a) if to an Affiliate, at such Affiliate's address set forth on the books of Gold, or at such other address as such Affiliate shall have furnished to Gold in writing pursuant to this Section, or (b) if to Gold, to Gold's then current executive office address, or at such other address as Gold shall have furnished to the Affiliates pursuant to this Section. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by registered or certified mail or facsimile transmission, upon its receipt.

  (d) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

  (e) Dilution. If, and as often as, there is any change in the Common Stock of Gold by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock of Gold as so changed.

  (f) Specific Performance. The parties hereto acknowledge that they will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon any breach threatened, breach of the terms, covenants or conditions of this Agreement by any party hereto, the other party shall, in addition to all other remedies, be entitled to a temporary permanent injunction, without showing any actual damage or posting any bond, or a decree for specific performance, in accordance with the provisions hereof.

  (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Kansas without regard to principles of conflict of law.

  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Affiliate without the prior written consent of Gold; provided, however, this Agreement may be assigned by an Affiliate to any donee or pledgee of the Registrable Securities if at the time of assignment Gold is given written notice by the Affiliate of said assignment, stating the name and address of the donee or pledgee. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  (i) Entire Agreement. This Agreement, the Affiliate Letters delivered pursuant to the Merger Agreement and the other documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning the subject matter other than those expressly set forth in this Agreement and such Affiliate Letters. This Agreement and the Affiliate Letters supercede all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

In Witness Hereof, the parties hereto have duly executed this Agreement as of the date first written above.

Gold Banc Corporation, Inc.

By: _________________________________
Name: Michael W. Gullion
Title: President and Chief Executive
Officer
                                          Affiliates
                                          By: _________________________________
                                             Daniel Buford
                                             P.O. Box 3669
                                             Tulsa, OK 74101
                                             Facsimile: _______________________

                                          By: _________________________________
                                             Sam Buford
                                             P.O. Box 3669
                                             Tulsa, OK 74101
                                             Facsimile: _______________________

                                          By: _________________________________
                                             Sharon Buford
                                             P.O. Box 3669
                                             Tulsa, OK 74101
                                             Facsimile: _______________________

                                          By: _________________________________
                                             Stephen Buford
                                             P.O. Box 3669
                                             Tulsa, OK 74101
                                             Facsimile: _______________________

                                          By: _________________________________
                                             Eric Bohne
                                             5120 S. Garnett
                                             Tulsa, OK 74146
                                             Facsimile: _______________________

                                          By: _________________________________
                                             E.E. Dillard
                                             5120 S. Garnett
                                             Tulsa, OK 74146
                                             Facsimile: _______________________

                                                                     EXHIBIT 7.9

                            FORM OF AFFILIATE LETTER

                                                     , 1998

Gold Banc Corporation, Inc.
11301 Nall
P. O. Box 7368
Leawood, KS 66211-7368

Gentlemen:

I have been advised as of the date hereof I may be deemed an "affiliate" ("Affiliate") of Citizens Bancorporation, Inc., an Oklahoma corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger among Gold Banc Corporation, Inc., a Kansas corporation ("Gold"), the Company and Gold Banc Acquisition Corporation IX, Inc., a Kansas corporation ("Sub") (the "Merger Agreement"), Company will be merged with and into Sub (the "Merger"), and as a result of the Merger, I will receive shares of common stock of Gold, $5.00 par value ("Gold Common Stock").

In connection with the above transaction, I represent and warrant to Gold and agree that:

  A. I will not make any sale, transfer or other disposition of the shares of Gold Common Stock in violation of the Act or the Rules and Regulations.

  B. I have been advised that the offering, sale and delivery of the shares of Gold Common Stock to me pursuant to the Merger will be registered under the Act on a Registration Statement on Form S-4. I have also been advised, however, that, since I may be deemed to be an Affiliate of Company at the time the Merger Agreement is submitted for a vote of the stockholders of Company, the shares of Gold Common Stock must be held by me indefinitely, unless (i) such shares of Gold Common Stock have been registered for distribution under the Act, (ii) a sale of the shares of Gold Common Stock is made in conformity with the volume and other limitations of Rule 145, or
  (iii) in the opinion of counsel acceptable to Gold, some other exemption from registration under the Act is available with respect to any such proposed sale, transfer or other disposition of the shares of Gold Common Stock.

  C. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Gold Common Stock, to the extent I felt necessary, with my counsel or counsel for Company.

  D. I understand that Gold is under no obligation, except pursuant to the terms and conditions of that certain Registration Rights Agreement dated
              , 1998 and pursuant to Section 10.1 of the Merger Agreement, to register the sale, transfer or other disposition of the shares of Gold Common Stock for sale, transfer or other disposition by me or to make a compliance with an exception from registration available.

  E. Notwithstanding the other provisions hereof, I agree not to sell, pledge, transfer or otherwise dispose (other than by bona fide gift) of the shares of Gold Common Stock, or reduce my risk relative to the Gold Common Stock in any way, from the date hereof until such time as financial results covering at least 30 days of combined operations of the parties to the Merger have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"); provided, however, I shall be permitted to make de minimis transfers of Gold common stock if such de minimis transfers are approved in advance in writing by Gold and that will not cause the transactions contemplated by this Agreement to fail to qualify for pooling of interests accounting treatment. I have not reduced my risk of the Gold Common Stock from the period beginning 31 days prior to the Effective Time (as such term is defined in the Merger Agreement) to the date hereof.

  F. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Gold Common Stock and that there will be placed on the certificates for the shares of Gold Common Stock, or any substitutions therefore, a legend stating in substance:

    "The shares represented by this certificate were issued in a transaction (the acquisition of Citizens Bancorporation, Inc.) to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Gold Banc Corporation, Inc., of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act. The shares represented by this certificate may not be sold or otherwise transferred prior to the publication by Gold Banc Corporation, Inc. of an earnings statement covering at least 30 days of operations subsequent to the effective date of the Merger."

  G. I hereby agree that, for a period of one (1) year following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of Gold Common Stock sold or otherwise transferred by me, but only if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legend set forth in Paragraph F will be removed by delivery of substitute certificates without such legend, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph E of this Agreement has passed and (i) my shares of Gold Common Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, (ii) I am not at the time an Affiliate of Gold and have held the shares of Gold Common Stock for at least one (1) year (or such other period as may be prescribed by the Act and the Rules and Regulations) and Gold has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, (iii) I am not and have not been for at least three (3) months an Affiliate of Gold and I have held the shares of Gold Common Stock for at least two (2) years, or (iv) Gold shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to Gold, to the effected that the stock transfer restrictions and the legend are not required.

This Agreement shall be binding on my heirs, legal representatives and successors.

                                          Yours very truly,

                                          -------------------------------------
                                          Name:
                                          Title:

Accepted as of the         day of   , 1998.

Gold Banc Corporation, Inc.

By: _________________________________

                                                                    EXHIBIT 7.12

                 MATTERS AS TO WHICH CROWE & DUNLEVY WILL OPINE

a. Citizens Bancorporation, Inc. (the "Company") is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

b. Citizens Bank of Tulsa ("Bank") is an Oklahoma banking corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

c. The Company and the Bank each possesses the corporate power and authority to own its properties and to conduct its business as it is now being conducted.

d. The Company has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

e. The execution and delivery of the Agreement, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and, assuming due authorization, execution and delivery of the Agreement by Gold and Sub, the Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

f. The execution and delivery by the Company of the Agreement, and the consummation of the transactions contemplated thereby, will not (i) violate its Certificate of Incorporation or Bylaws, (ii) breach, or result in a default under, any of its existing obligations under any agreement listed on the Company Disclosure Schedule, (iii) to the best of our knowledge, breach or otherwise violate any of its existing obligations under any order, writ, decree or injunction of any court or government agency, or (iv) violate any applicable provisions of statutory law or regulation.

g. Except as disclosed in the Agreement, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated by the Agreement.

h. The authorized and issued capital stock of the Company conforms to the description thereof contained in Section 4.6 of the Agreement. All of the issued and outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and none of such shares has been issued in violation of any statutory preemptive right.

i. The authorized and issued capital of the Bank conforms to the description thereof contained in Section 4.6 of the Agreement. The Company is the owner of record of all of the issued and outstanding shares of Common Stock of the Bank, other than director's qualifying shares. The Company has no direct or indirect subsidiaries other than the Bank. All of the issued and outstanding shares of common stock of the Bank are validly issued, fully paid and nonassessable and none of such shares has been issued in violation of any statutory preemptive right.

j. To the best of our knowledge, neither the Company nor the Bank is the subject of any order, decree or injunction of a court or governmental agency that enjoins or prohibits the consummation of the Merger.

k. To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, operations, properties or financial condition of the Company and the Bank, taken as a whole.

                                                                     EXHIBIT 8.7

                     MATTERS AS TO WHICH BLACKWELL SANDERS
                          PEPER MARTIN LLP WILL OPINE

a. Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with full corporate power and authority to carry on the business in which it is engaged, and to own and use its assets.

b. Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Kansas with full corporate power and authority to carry on the business in which it is engaged, and to own and use its assets.

c. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Gold or, to our knowledge but without any independent investigation, any law or order to which Gold is a party or by which Gold is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Sub or, to our knowledge but without any independent investigation, any law or order to which Sub is a party or by which Sub is bound.

d. The Agreement has been duly and validly executed and delivered by Gold and Sub, and assuming valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Gold and Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

e. The shares of Gold Common Stock to be issued to the stockholders of the Company as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Kansas General Corporation Code.

                                    ANNEX B

              SECTION 1091 OF THE OKLAHOMA GENERAL CORPORATION ACT

1091. APPRAISAL RIGHTS

A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and "depository receipt" means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1998.

B. 1. Except as otherwise provided for in this subjection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of
Section 1081, and Sections 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

  (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

  (2) held of record by more than two thousand holders.

  No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

b. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

  a. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

  b. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more that two thousand holders; or

  c. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph; or

  d. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title in not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

B. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

D. Appraisals rights shall be perfected as follows:

  1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to the appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the note on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

  2. If the merger or consolidation is approved pursuant to the provisions of
  Section 1073 or 1083 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of the class or series of stock of the constituent corporation, and shall include in such notice a copy of this section; provided, if the notice is given on or after the effective date of the merger or consolidation, the notice shall be given by the surviving or resulting corporation to all the holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder's shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder's shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

    a. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

    b. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsection A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within (10) days after the shareholder's written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file in the office of the court clerk of the district court in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

G. At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears of the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

K. From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to appraisal shall cease; provided further, no appraisal proceedings in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

L. The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company Articles and the Company Bylaws require it to indemnify its directors and officers and advisory directors against liabilities, fines, penalties, settlements, claims and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities to the fullest extent permitted by the KGCC. The KGCC permits a corporation to indemnify its present and former directors and officers if ordered to do so by a court or after a determination by its independent counsel, stockholders or a majority of its disinterested directors that the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 21. EXHIBITS

The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT
  NUMBER
 -------
  2       Amended and Restated Agreement and Plan of Reorganization, dated as of October 5, 1998, by and among the Company, Sub and Citizens
          (included as Annex A to the Prospectus).
  3(a)    Amended and Restated Articles of Incorporation of the Company.*
  3(a)(i) Certificate of Amendment to Restated Articles of Incorporation.**
  3(b)    Restated Bylaws of the Company.*
  4       Form of Common Stock Certificate.*
  5       Opinion of Blackwell Sanders Peper Martin LLP.
  8       Opinion of Blackwell Sanders Peper Martin LLP.
  9(a)    Proxy Agreement/Stockholder Agreement between Michael W. Gullion and
          William Wallman, dated as of September 15, 1996.*
  9(b)    Proxy Agreement/Stockholder Agreement between Michael W. Gullion,
          William F. Wright and Allen D. Petersen dated as of September 15,
          1996.*
  9(c)    Accession of The Lifeboat Foundation to the Proxy
          Agreement/Stockholder Agreement among Michael W. Gullion, William F.
          Wright, and Allen D. Petersen, dated May 28, 1997.***
 10(a)    Employment Agreement between the Company and Michael W. Gullion.*
 10(b)    Employment Agreement between the Company and Keith E. Bouchey.*
 10(c)    Gold Banc Corporation, Inc. 1996 Equity Compensation Plan.*
 10(d)    Form of Tax Sharing Agreements between the Company and the Company
          Subsidiaries.*
 10(e)    Form of Federal Home Loan Bank Credit Agreement to which each of the
          Banks is a party.*
 10(f)    Form of Junior Subordinated Indenture dated as of December 15, 1997 between the Company and Banker's Trust Company as Trustee.***
 10(g)    Form of Trust Agreement dated as of December 15, 1997 between the
          Company and Banker's Trust (Delaware) as Trustee.***

 EXHIBIT
 NUMBER
 -------
  10(h)  Form of Amended and Restated Trust Agreement among the Company,
         Banker's Trust Company, as Property Trustee, Banker's Trust
         (Delaware), as Delaware Trustee and various holders of Trust
         Securities.***
  10(i)  Form of Guaranty Agreement between the Company, as Guarantor, and
         Banker's Trust Company, as Trustee, dated as of December 15, 1997.***
  10(j)  Agreement and Plan of Reorganization by and among the Company, Gold
         Banc Acquisition Corporation VIII, Inc., and The Trust Company, dated as of August 28, 1998.****
  10(k)  Agreement and Plan of Reorganization by and among the Company, Gold
         Banc Acquisition Corporation VII, Inc., and First State Bancorp, Inc.,
         dated as of May 19, 1998.****
  21     List of Subsidiaries of the Company.
  23(a)  Consent of KPMG Peat Marwick LLP.
  23(b)  Consent of KPMG Peat Marwick LLP.
  23(c)  Consent of GRA, Thompson, White & Co., P.C.
  23(d)  Consent of Baird, Kurtz & Dobson.
  23(e)  Consent of Blackwell Sanders Peper Martin LLP (included in Exhibits 5 and 8).
  24     Powers of Attorney (included in signature page to Registration
         Statement).
  99(a)  Form of Proxy of the Company.

--------
*Previously filed as an Exhibit to the Company's Registration Statement on Form
   SB-2 No. 333-12377 and the same is incorporated herein by reference. **Previously filed as an Exhibit to the Company's Registration Statement on
   Form S-4 No. 333-28563 and the same is incorporated herein by reference. ***Previously filed as an Exhibit to the Company's Registration Statement on
   Form SB-2 No. 333-39849 and the same is incorporated herein by reference. ****Previously filed as an Exhibit to the Company's Registration Statement on
   Form S-4 No. 333-62355 and the same is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

  (1) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (2) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (3) That, every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as part of an amendment of the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF LEAWOOD, KANSAS ON OCTOBER 7, 1998.

                                          Gold Banc Corporation, Inc.
                                           (Registrant)

                                                /s/ Michael W. Gullion
                                          -------------------------------------
                                                   Michael W. Gullion
                                                 Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, THAT WE, THE UNDERSIGNED DIRECTORS OF GOLD BANC CORPORATION, INC., HEREBY SEVERALLY CONSTITUTE MICHAEL W. GULLION AND KEITH E. BOUCHEY, AND EACH OF THEM SINGLY, OUR TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW, THE REGISTRATION STATEMENT FILED HEREWITH AND ANY AND ALL AMENDMENTS TO SAID REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS IN OUR NAMES AND IN OUR CAPACITIES AS DIRECTORS TO ENABLE GOLD BANC CORPORATION, INC. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURE AS THEY MAY BE SIGNED BY OUR SAID ATTORNEYS, OR ANY OF THEM, TO SAID REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS THERETO.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/ Michael W. Gullion          Chairman of the Board,         October 7, 1998
____________________________________  President and Chief
         Michael W. Gullion           Executive Officer
                                      (Principal Executive
                                      Officer)


      /s/ Keith E. Bouchey           Director, Executive Vice       October 7, 1998
____________________________________  President, Chief Financial
          Keith E. Bouchey            Officer and Corporate
                                      Secretary (Principal
                                      Financial Officer)

     /s/ Brian J. Ruisinger          Treasurer and Controller       October 7, 1998
____________________________________  (Principal Accounting
         Brian J. Ruisinger           Officer)

      /s/ William Wallman            Director                       October 7, 1998
____________________________________
          William Wallman

     /s/ D. Michael Browne           Director                       October 7, 1998
____________________________________
         D. Michael Browne

     /s/ William F. Wright           Director                       October 7, 1998
____________________________________
         William F. Wright

     /s/ Allen D. Petersen           Director                       October 7, 1998
____________________________________
         Allen D. Petersen
